As filed with the Securities and Exchange Commission on July 2, 2015
Registration No. 333-[*]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KONARED CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	2080	99-0366971
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2829 Ala Kalanikaumaka St., Suite F-133
Koloa, Hawaii 96756
Telephone: 808.212.1553
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shaun Roberts
2829 Ala Kalanikaumaka St., Suite F-133
Koloa, Hawaii 96756
Telephone: 808.212.1553
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:

Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock	21,666,667(2)	$0.1202 (4)	$2,604,333	$302.62

(1)
An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)
Consists of (i) 1,666,667 shares of common stock sold to Lincoln Park Capital Fund LLC (“Lincoln Park”) under the purchase agreement dated June 16, 2015 (the “2015 Purchase Agreement”); (ii) 2,666,667 shares of common stock issued to Lincoln Park as the initial commitment shares under the 2015 Purchase Agreement; (iii) up to 15,000,000 shares of common stock that may be sold to Lincoln Park under the 2015 Purchase Agreement; (iv) up to 666,666 shares of common stock that may be issued to Lincoln Park as additional commitment shares under the 2015 Purchase Agreement; and (v) 1,666,667 shares of common stock issued to Peat Financial Ltd. under a securities purchase agreement dated June 30, 2015 (the “PF Agreement”).  The 2015 Purchase Agreement provides that we may sell up to $10,250,000 of our common stock.  We may elect to issue and sell more than 15,000,000 shares (excluding additional commitment shares) to Lincoln Park under the 2015 Purchase Agreement. If we elect to issue and sell more than the 15,000,000 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act of 1933 any such additional shares.

(3)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(4)	Based on the close price per share for the registrant’s common stock on July 1, 2015, as reported by the OTC Markets Group on www.OTCMarkets.com.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 2, 2015

Up to 21,666,667 Shares of Common Stock

KONARED CORPORATION

_________________________________

The selling stockholders identified in this prospectus may offer and sell up to 21,666,667 shares of our common stock, consisting of: (i) 1,666,667 shares of common stock sold to Lincoln Park Capital Fund LLC (“Lincoln Park”) under the purchase agreement dated June 16, 2015 (the “2015 Purchase Agreement”); (ii) 2,666,667 shares of common stock issued to Lincoln Park as the initial commitment shares under the 2015 Purchase Agreement; (iii) up to 15,000,000 shares of common stock that may be sold to Lincoln Park under the 2015 Purchase Agreement; (iv) up to 666,666 shares of common stock that may be issued to Lincoln Park as additional commitment shares under the 2015 Purchase Agreement (see “The Lincoln Park Transactions” for a description of the 2015 Purchase Agreement); and (v) 1,666,667 shares of common stock issued to Peat Financial Ltd. ("Peat Financial") under a securities purchase agreement dated June 30, 2015 (the “PF Agreement”).  See “Selling Stockholders” for additional information regarding Lincoln Park and Peat Financial.

The prices at which selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and Peat Financial and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is currently quoted on the OTCQB operated by OTC Markets Group, Inc., under the symbol “KRED”. On July 1, 2015, the last reported sale price of our common stock on the OTCQB was $0.1202.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2015.

About This Prospectus

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, “our” and “our company” mean KonaRed Corporation unless the context clearly indicates otherwise.

Prospectus Summary

Our Business

Our company is in the business of manufacturing, developing, marketing and distributing for retail sale beverages and nutritional products based on the fruit of the coffee plant. We were incorporated under the laws of the State of Nevada on October 4, 2010 under the name “TeamUpSport Inc.”.   Our business model prior to the acquisition of the health beverage and food business operated under the name “KonaRed” from Sandwich Isles Trading Co, Inc. ('SITC') on October 4, 2013 was to develop and commercialize a website which was to be designed to integrate people’s interest in sport with the new capabilities of online social networking. However, as our company had not successfully developed the business model at the time prior to the entry into an Asset Purchase Agreement with SITC, and had no source of revenue from our business plan, our company determined to seek out a new business opportunity to increase value for our stockholders.

On October 4, 2013 we entered into and closed a definitive Asset Purchase Agreement between our company, SITC, and Shaun Roberts and Steven M. Schorr, the principal shareholders, directors and officers of SITC, whereby we completed the acquisition of the KonaRed business from SITC. Prior to the acquisition on October 4, 2013, SITC, a private Hawaiian corporation, had established and operated the KonaRed business since its incorporation on August 22, 2008.

In connection with the closing of the asset purchase with SITC, we experienced a change of control and , SITC’s management became our management and the acquisition was treated as a reverse recapitalization for accounting purposes, with SITC as the acquirer for accounting purposes.

Since the acquisition, we have continued to be engaged in the KonaRed business of manufacturing, developing, marketing and distributing for retail sale the beverages and nutritional products based on the fruit of the coffee plant. Our principal product continues to be our premium coffee fruit wellness drink, KonaRed Antioxidant Juice, offered to wholesale distributors and retail consumers. Our principal executive offices are located at 2829 Ala Kalanikaumaka St., Suite F-133 Koloa, Hawaii, 96756 and our product warehouse is located at 1101 Via Callejon - #200, San Clemente, California 92673. Our products are sold throughout North America, including select locations of retail chains such as Walmart, K-Mart, Whole Foods Markets, Vitamin Shoppe, 7-11, and Kroger (Fred Meyer, Ralphs, Harris Teeter).

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to may offer and sell up to 21,666,667 shares of our common stock, consisting of: (i) 1,666,667 shares of common stock sold to Lincoln Park under the 2015 Purchase Agreement; (ii) 2,666,667 shares of common stock issued to Lincoln Park as the initial commitment shares under the 2015 Purchase Agreement; (iii) up to 15,000,000 shares of common stock that may be sold to Lincoln Park under the 2015 Purchase Agreement; (iv) up to 666,666 shares of common stock that may be issued to Lincoln Park as additional commitment shares under the 2015 Purchase Agreement (see “The Lincoln Park Transactions” for a description of the 2015 Purchase Agreement); and (v) 1,666,667 shares of common stock issued to Peat Financial under the PF Agreement.  See “Selling Stockholders” for additional information regarding Lincoln Park and Peat Financial.

As of July 1, 2015, there were 91,640,910 shares of our common stock outstanding, of which 71,371,132 shares were held by non-affiliates, including the 4,333,334 shares that we have already issued to Lincoln Park under the 2015 Purchase Agreement and 1,666,667 shares of common stock issued to Peat Financial under the PF Agreement. Although the 2015 Purchase Agreement provides that we may sell up to $10,250,000 of our common stock to Lincoln Park, only 20,000,000 shares of our common stock that may be issued and sold to Lincoln Park under the 2015 Purchase Agreement are being offered under this prospectus, which represents (i) 1,666,667 shares that we sold to Lincoln Park in the Initial Purchase, (ii) 2,666,667 Initial Commitment Shares that we issued to Lincoln Park as a commitment fee, (iii) an additional 15,000,000 shares which may be issued to Lincoln Park in the future under the 2015 Purchase Agreement, and (iv) 666,666 Additional Commitment Shares that we are required to issue proportionally in the future, as an additional commitment fee, if and when we sell shares to Lincoln Park under the 2015 Purchase Agreement. The 21,666,667 shares registered in this prospectus (inclusive of the shares already issued to Lincoln Park and Peat Financial represent approximately 24% of the total number of shares of our common stock outstanding and approximately 30% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 20,000,000 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the 2015 Purchase Agreement.

Agreements with Lincoln Park Capital Fund, LLC

On June 16, 2015, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the “2015 Purchase Agreement”, pursuant to which Lincoln Park has agreed to purchase from us up to $10,250,000 of our common stock (subject to certain limitations) from time to time over a 30-month period.  Also on June 16, 2015, we entered into a registration rights agreement, or the “Registration Rights Agreement”, with Lincoln Park, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, 20,000,000 of the shares that have been or may be issued to Lincoln Park under the 2015 Purchase Agreement.

This prospectus covers the 1,666,667 shares of our common stock that we have already issued to Lincoln Park for a total purchase price of $250,000 as an initial purchase under the 2015 Purchase Agreement (the “Initial Purchase”) and 2,666,667 shares of our common stock, which we refer to in this prospectus as the “Initial Commitment Shares,” already issued to Lincoln Park, as consideration for Lincoln Park’s commitment to purchase additional shares of our common stock pursuant to the 2105 Purchase Agreement. This prospectus also covers an additional 15,000,000 shares of our common stock which may be issued to Lincoln Park in the future pursuant to the 2015 Purchase Agreement and 666,666 shares of our common stock, which we refer to in this prospectus as the “Additional Commitment Shares”, that we are required to issue proportionally in the future, as an additional commitment fee, if and when we sell shares to Lincoln Park pursuant to the 2015 Purchase Agreement. The Additional Commitment Shares are issued pro rata as Lincoln Park purchases up to the additional $10,250,000 of our common stock as directed by us.  For example, if we elect, at our sole discretion, to require Lincoln Park to purchase $100,000 of our stock then we would issue 6,504 Additional Commitment Shares, which is the product of $100,000 (the amount we have elected to sell) divided by $10,250,000 (the remaining total amount we can sell Lincoln Park pursuant to the 2015 Purchase Agreement multiplied by 666,666 (the total number of Additional Commitment Shares). The Additional Commitment Shares will only be issued pursuant to this formula as and when we elect at our discretion to sell stock to Lincoln Park.

We do not have the right to commence any further sales to Lincoln Park under the 2015 Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase up to 150,000 shares of our common stock on any business day, which amount may be increased to up to 350,000 shares, provided the closing price of our common stock exceeds certain thresholds set forth in the 2015 Purchase Agreement.  Additionally, we may direct Lincoln Park to purchase an additional “accelerated amount” under certain circumstances set forth in the 2015 Purchase Agreement.  Except as described in this prospectus, there are no trading volume requirements or restrictions under the 2015 Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares that may be sold to Lincoln Park pursuant to the 2015 Purchase Agreement will be based on the market price of our common stock immediately preceding the time of sale as computed pursuant to the 2015 Purchase Agreement without any fixed discount; provided that in no event will such shares be sold to Lincoln Park when our closing sale price is less than $0.05 per share, subject to adjustment as provided in the 2015 Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the 2015 Purchase Agreement without fee, penalty or cost upon one business days’ notice.  Lincoln Park may not assign or transfer its rights and obligations under the 2015 Purchase Agreement.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

Agreement with Peat Financial Ltd.

On June 29, 2015, we entered into a securities purchase agreement with Peat Financial Ltd., which we refer to in this prospectus as the PF Agreement, pursuant to which we issued 1,666,667 shares of common stock to Peat Financial, at a purchase price of $0.06 per unit for gross proceeds of $100,000.  Pursuant to the PF Agreement, we agreed to file a registration statement related to the transaction with the SEC covering the shares of common stock.

Securities Offered

Common stock to be offered by the selling stockholders
21,666,667 shares including (i) 20,000,000 shares, 4,333,334 which have been issued, and 15,666,666 which we may issue under the Purchase Agreement with Lincoln Park and (ii) 1,666,667 sold to Peat Financial.

Common stock outstanding prior to this offering	91,640,910 shares

Common stock outstanding after this offering (1)	107,307,576 shares

Use of Proceeds
We will receive no proceeds from the sale of shares of common stock by Lincoln Park in this offering. However, we may receive up to an additional $10,000,000 under the 2015 Purchase Agreement with Lincoln Park. Any proceeds that we receive from sales to Lincoln Park under the 2015 Purchase Agreement will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Symbol on OTC Bulletin Board	KRED

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

(1)
Assumes the issuance and sale of the 15,000,000 shares that may be issued and sold to Lincoln Park and the issuance of additional commitment shares to Lincoln Park, both pursuant the 2015 Purchase Agreement.

Risk Factors

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock.  Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks.  You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Related To Our Business

We have a limited operating history which makes it difficult to evaluate our company or future operations.

SITC, which operated our business prior to closing of the Asset Purchase Agreement on October 4, 2013, was incorporated on August 22, 2008, and our company was incorporated on October 4, 2010, and we have only recently begun producing and distributing our products, and do not have a significant operating history with which investors can evaluate our business. Our ability to successfully develop our products, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. For us to achieve success, our products must receive broader market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. If our products are not widely accepted by the market, our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses, and compete successfully with our direct and indirect competitors.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the manufacturing, development, production, marketing, and sales of our products. As a result, we may not generate significant revenues in the future. Failure to generate significant revenues in near future may cause us to suspend or cease activities.

These circumstances have lead our independent registered public accounting firm to comment about our company’s ability to continue as a going concern in their audit opinion, which is filed within our Annual Report on Form 10-K for the year ended December 31, 2014. Management’s primary funding strategy is to raise additional capital through a public offering of its capital stock. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and potential classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence.

We rely on our President and CEO, and our Chief Financial Officer for management of our operations and the loss of either of these key individuals could have an adverse effect on our company

Our success depends to a certain degree upon our President and CEO, and our Chief Financial Officer. These individuals are a significant factor in our growth and success. The loss of the service of current management and board and any future additional members of management and the board could have a material adverse effect on our company. Additionally, we do not anticipate having key man insurance in place in respect of President and CEO, and other senior officers and/or directors in the foreseeable future.

We will need additional funds to produce, market, and distribute our product.

We will have to spend additional funds to produce, market and distribute our products. If we cannot raise sufficient capital, we may have to cease operations and you could lose your investment.

We will need additional funds to produce line extensions and expand our distribution and retail footprint. Even after we complete the proposed expansion of our product offerings, we will need to spend substantial funds on production, distribution, marketing and sales efforts, which is indicative of a consumer products company. For example, it is often customary when implementing a large retail chain to provide marketing support in the form of advertising, product demos and supplying free samples.

There is no guarantee that sufficient sale levels will be achieved.

There is no guarantee that the expenditure of money on distribution and marketing efforts will translate into sales or sufficient sales to cover our expenses and result in profits. Consequently, there is a risk that you may lose all of your investment.

Our development, marketing, and sales activities are limited by our size.

Because we are a small company and do not have much capital, we must limit our product development, marketing, and sales activities. As such, we may not be able to complete our production and business development program to the degree we have planned. If this becomes a reality, we may not ever generate sufficient revenue and you will lose your investment.

Changes in the nonalcoholic beverage business environment and retail landscape could adversely impact our financial results.

The nonalcoholic beverage business environment is rapidly evolving as a result of, among other things: changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the nonalcoholic beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Intense competition and increasing competition in the commercial beverage market could hurt our business.

The commercial retail beverage industry, and in particular its nonalcoholic beverage segment is highly competitive. Market participants are of various sizes, with various market shares and geographical reach, some of which have access to substantially more sources of capital.

We  compete generally with all liquid refreshments, including numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade.

We compete indirectly with major international beverage companies including but not limited to: the Coca-Cola Company; PepsiCo, Inc.; Nestlé; Dr. Pepper Snapple Group; Groupe Danone; Kraft Foods Group, Inc.; and Unilever. These companies have established market presence in the United States, and offer a variety of beverages that are substitutes to our product. We face potential direct competition from such companies, because they have the financial resources, and access to manufacturing and distribution channels to rapidly enter the health food and beverage market.

We will compete directly with other consumer products participants in the nascent coffee fruit sector including Bai5 and SoZo. These companies could bolster their position in the nascent coffee fruit sector through additional expenditure and promotion.

As a result of both direct and indirect competition, our ability to successfully distribute, market and sell our products, and to gain sufficient market share in the United States to realize profits may be limited, greatly diminished, or totally diminished, which may lead to partial or total loss of your investments in our company.

Expansion of the nascent coffee fruit sector or sufficiency of consumer demand in that market for operations to be profitable are not guaranteed.

The nascent coffee fruit sector is an emerging market and there is no guarantee that this market will expand or that consumer demand will be sufficiently high to allow our company to successfully market, distribute and sell our product, or to successfully compete with current or future competition, all of which may result in total loss of your investment.

Our growth and profitability depends on the performance of third-parties and our relationships with them.

Our distribution network, including the Splash Beverage Group, and its success depend on the performance of various third parties but no specific third party in particular. Any non-performance or deficient performance by such parties may undermine our operations, profitability, and result in total loss to your investment. To distribute our product, we either ship directly to distributors and retailers or use a broker-distributor-retailer network whereby brokers represent our products to distributors and retailers who will in turn sell our product to consumers. The success of this network will depend on the performance of the Splash Beverage Group, various brokers, distributors and retailers of this network. There is a risk that the Splash Beverage Group or another broker, distributor, or retailer may refuse to or cease to market or carry our product. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our product in localities that may not be receptive to our product. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sale activities. We also need to maintain good commercial relationships with third-party brokers, distributors and retails so that they will promote and carry our product. Any adverse consequences resulting from the performance of third-parties or our relationship with them could undermine our operations, profitability and may result in total loss of your investment.

Our profitability is reduced because of the way our distribution agreement with Splash Beverages Group is structured

Our Sales and Marketing Agreement with Splash Beverages Group incentivizes Splash to expand our sales territory and build market share. It provides payments to them based, in part, on the volume of gross sales of beverage products they generate for us. The terms of this agreement are on a sliding scale over the course of the five year agreement, however because payments vary as a function of volume, this reduces our profitability during the term of the agreement. If we do not experience substantial increases in production and sales over the term of the agreement, we will not achieve anticipated costs savings associated with larger unit production runs and the related economies of scale, and this agreement may impede our ability to reach profitability.

Health benefits of the coffee fruit are not guaranteed.

Although several studies have suggested there may be health benefits related to the consumption of the coffee fruit, the research is in its infancy stages and health benefits have not been proven. Future research may fail to support such benefits or may indicate that any such benefits are outweighed by negative side effects. The foregoing would likely result in a loss of market share or potential market share and would have an adverse effect on our company and its business and, furthermore, the value of an investment in our company could be reduced or lost entirely.

Water scarcity and poor quality could negatively impact our production costs and capacity.

Water is the main ingredient in our product. It is also a limited resource, facing unprecedented challenges from overexploitation, increasing pollution, poor management, and climate change. As demand for water continues to increase, as water becomes scarcer, and as the quality of available water deteriorates, we may incur increasing production costs or face capacity constraints that could adversely affect our profitability or net operating revenues in the long run.

Increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials could harm our business.

We and our manufacturing partners will use water, the coffee fruit and other ingredients, and packaging materials for bottles such as plastic, aluminum and paper products. The prices for these ingredients, other raw materials and packaging materials fluctuate depending on market conditions. Substantial increases in the prices of our or our bottling partners’ ingredients, other raw materials and packaging materials, to the extent they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. Increases in the prices of our finished products resulting from a higher cost of ingredients, other raw materials and packaging materials could affect the affordability of our product and reduce sales.

An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, or packaging materials and containers that may be caused by a deterioration of our or our bottling partners’ relationships with suppliers; by supplier quality and reliability issues; or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact our net revenues and profits.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our manufacturers intend to offer non-refillable, recyclable containers in the United States. Legal requirements have been enacted in various jurisdictions in the United States requiring that deposits or certain eco taxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. Other proposals relating to beverage container deposits, recycling, eco tax and/or product stewardship have been introduced in various jurisdictions in the United States and overseas, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels in the United States. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and the related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in the geographical regions in which we operate or intent to, they could affect our costs or require changes in our distribution model, which could reduce our net operating revenues or profitability.

Significant additional labeling or warning requirements or limitations on the availability of our product may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our product relating to the content or perceived adverse health consequences of our product. If these types of requirements become applicable to our product under current or future environmental or health laws or regulations, they may inhibit sales of our product.

Unfavorable general economic conditions in the United States could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States could negatively affect the affordability of, and consumer demand for, our product in the United States. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies. Lower consumer demand for our product in the United States could reduce our profitability.

Adverse weather conditions could reduce the demand for our products.

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations could increase our costs or reduce our net operating revenues.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our company’s product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state, and local workplace health and safety laws, such as the Occupational Safety and Health Act; various federal, state and local environmental protection laws; and various other federal, state, and local statutes and regulations. Legal requirements also apply in many jurisdictions in the United States requiring that deposits or certain eco taxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary.  Other types of statutes and regulations relating to beverage container deposits, recycling, eco taxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States. Changes to such laws and regulations could increase our costs or reduce or net operating revenues.

Commitments we have entered into with VDF FutureCeuticals,Inc. may negatively impact the interests of our shareholders.

On January 28, 2014, our company entered into a settlement agreement with VDF FutureCeuticals, Inc. ('VDF')and SITC relating to certain claims made by each of the parties regarding certain intellectual property  and trademarks used in our business. In connection with the settlement agreement, we entered into a license agreement, senior convertible note, pledge and security agreement, share purchase warrant, registration rights agreement and investor rights agreement with VDF. Pursuant to the foregoing agreements: (i) in exchange for our ongoing compliance with minimum payments and royalties, VDF granted to our company a non-exclusive, non-transferable, non-sublicenseable license to use certain intellectual property and trademarks necessary for the operation of our business; (ii) we promised to make certain payments with such payments convertible into shares of our common stock and secured by our company’s property; (iii) VDF was granted the right to acquire shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at an nominal purchase price in the event our company achieves certain milestones; and (iv) we granted VDF certain other rights including, but not limited to, registration rights in respect of any common stock they currently own or may acquire in the future. As a result of the foregoing and additional covenants under the agreements, our company may suffer significant dilution in the future, we may lose some or all of our assets if VDF realizes on the security granted to them, we may incur significant costs in connection with the registration rights granted to VDF, our ability to raise equity or debt may be significantly impacted and our ability to conduct our business will be restricted due to the negative covenants in the various agreements.

Risks Related To Our Stock and Public Reporting Requirements

Because some of our directors control a large percentage of our common stock, these persons have the ability to influence matters affecting our stockholders.

As of the date of this Registration Statement, CEO and director Shaun Roberts directly owns 8,538,314 (9.3%) of our issued and outstanding common shares, and beneficially owns 3,500,000 options to purchase 3,500,000 common shares, and director Steven Schorr directly owns 7,634,647 (8.3%) of our issued and outstanding common shares and beneficially owns 1,000,000 options to purchase 1,000,000 common shares. As a result, they have the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares of common stock. Because they control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. If these individuals were to act in ways which were not in the best interest of the Company’s other investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We expect to experience significant negative cash flow from operations for the foreseeable future and expect to require working capital to fund our operations.  If we continue to issue shares under the 2015 Purchase Agreement, dilution will occur for existing shareholders. Additionally, we cannot be certain that alternative financing will be available on favorable terms when required, or at all. If we are unable to raise sufficient capital, or are unable to repay the debt, then we may cease operations, become insolvent, declare bankruptcy or be otherwise wound up, all of which may result in the loss of all or substantially all of the investment capital of the shareholders. We are authorized to issue up to 877,500,000 common shares and 10,000 preferred shares and as of July 1, 2015 had 91,640,910 common shares and no preferred shares outstanding. We have the authority to issue more shares, and to determine the rights, preferences and privileges of such shares, without the consent of any of our shareholders. If we raise additional funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of our common stock and those shareholders may experience dilution in the net tangible book value per share of their investment in our common shares.

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Markets Group’s OTCQB over-the-counter market. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB and other over-the-counter trading systems do not benefit from the same type of Market-Maker trading systems utilized by stock exchanges such as the NYSE and AMEX and quotation systems such as the NASDAQ in which trading of a security is enhanced by to the presence of Market-Maker(s) who are dedicated to the trading of a particular listed company’s shares. Rather, on the OTCQB and other over-the-counter markets, there is no assurance that a bid/ask will be posted to facilitate trading of an over the counter listed issue at any particular point in time. As a result, trading of securities on the OTCQB and other over-the-counter systems is often more sporadic than the trading of securities listed on the NYSE, AMEX, NASDAQ or similar large stock exchanges or stock markets. Accordingly, shareholders may have difficulty selling their shares at any particular point in time.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Risks Related to the Offering

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On June 16, 2015, we entered into the 2015 Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10,250,000 of our common stock. Concurrently with the execution of the 2015 Purchase Agreement, we issued 2,666,667 shares of our common stock to Lincoln Park as a fee for its commitment to purchase shares of our common stock under the 2015 Purchase Agreement and 1,666,667 shares of our common stock for the Initial Purchase. The shares that may be sold pursuant to the 2015 Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 30-month period commencing after the SEC has declared effective the registration statement of which this prospectus forms a part. The purchase price for the shares that we may sell to Lincoln Park under the 2015 Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to Lincoln Park, except that, pursuant to the terms of our agreements with Lincoln Park, we would be unable to sell shares to Lincoln Park if and when the closing sale price of our common stock is below $0.05 per share, subject to adjustment as set forth in the 2015 Purchase Agreement. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. Lincoln Park may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the 2015 Purchase Agreement and, after it has acquired shares, Lincoln Park may sell all, some or none of those shares. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock.

Pursuant to the terms of the 2015 Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $10,250,000 of our common stock, inclusive of the 1,666,667 shares issued to Lincoln Park for $250,000 in the Initial Purchase and exclusive of the 2,666,667 Initial Commitment Shares issued to Lincoln Park as a commitment fee (which have already been issued to Lincoln Park and are part of this offering). Depending on the price per share at which we sell our common stock to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the 2015 Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the 2015 Purchase Agreement.

Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. Moreover, we may sell our common stock to Lincoln Park at prices that are less than the last reported sale price of our common stock on the day that we sell the shares to Lincoln Park. The purchase price at which we have the right to sell our shares to Lincoln Park is based on the lower of the average three lowest closing sale prices of our shares for the prior twelve days or the lowest sale price on the day we elect to sell shares.  Accordingly, this price may be less than the last reported sale price of our common stock as reported on the OTCQB, and such sales to Lincoln Park may thereby have a dilutive effect on our stockholders depending on the tangible book value of our shares at the time of the sale (examples follow in the table below). Additionally, when we sell shares to Lincoln Park, we will also issue additional commitment shares in connection with each sale.  The additional commitment shares are issued pro rata based on the ratio of the share amount we sell to Lincoln Park up to $10,250,000.  Accordingly, if for example  we elect, at our sole discretion, to require Lincoln Park to purchase $100,000 of our stock then we would issue 6,504 Additional Commitment Shares, which is the product of $100,000 (the amount we have elected to sell) divided by $10,250,000 (the remaining total amount we can sell Lincoln Park pursuant to the 2015 Purchase Agreement multiplied by 666,666 (the total number of Additional Commitment Shares).

Under the terms of the 2015 Purchase Agreement the price of our shares cannot trade below a minimum low price of $0.05 per share on a day on which we choose to sell shares to Lincoln Park. However, if the minimum $0.05 price is met on a sale date, sales to Lincoln Park may be made based on an average trailing average price formula. This formula specifies that the average of the three (3) lowest closing sale prices during the preceding consecutive twelve (12) trading day period immediately preceding the sale date would be used as the sale price on the sale date. The effect of this is that even if our shares have traded at a substantial discount to the $0.05 minimum low price during the preceding twenty one day period, we still have the right to sell shares to Lincoln Park, but the per share price for such sales would be based on the trailing average price formula.

If you invest in our common stock in this offering, your ownership will be diluted to the extent of the difference between the offering price per share and the pro forma net tangible book value per share as adjusted to give effect to this offering. Dilution results from the fact that the per share offering price the common stock in this offering is substantially in excess of the book value per share attributable to the shares of common stock held by existing shareholders. The following table shows how the maximum sale of shares under this offering would affect pro forma net tangible book value dilution, based on a series of share price levels:

We may not be able to access sufficient funds under the 2015 Purchase Agreement with Lincoln Park when needed.

Our ability to sell shares to Lincoln Park and obtain funds under the 2015 Purchase Agreement is limited by the terms and conditions in the 2015 Purchase Agreement, including restrictions on when we may sell shares to Lincoln Park, restrictions on the amounts we may sell to Lincoln Park at any one time, and a limitation on our ability to sell shares to Lincoln Park to the extent that it would cause Lincoln Park to beneficially own more than 9.99% of our outstanding common stock. In addition, any amounts we sell under the 2015 Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell all $10,250,000 under the 2015 Purchase Agreement. Assuming all 15,000,000 additional shares of our common stock being offered under this prospectus that may be purchased by Lincoln Park are sold at $0.05 per share (the floor price mentioned above), we would receive $750,000. If we elect to issue and sell more than the 15,000,000 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act of 1933 any such additional shares.

We elected to enter into the 2015 Purchase Agreement with Lincoln Park as we expect that amount of capital over the next 12 months will be required for us to fully implement our business, operating and development plans. The extent we rely on Lincoln Park as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $10,250,000 under the 2015 Purchase Agreement to Lincoln Park, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Because there is a limited market for our common stock, shareholders may have difficulty in selling our common stock and our common stock may be subject to significant price swings.

There can be no assurance that an active market for our Common stock will develop. If an active public market for our Common stock does not develop, shareholders may not be able to re-sell the Common stock that they own and affect the value of their Common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders identified in this prospectus. We will receive no proceeds from the sale of shares of common stock by the selling stockholders in this offering. However, we may receive gross proceeds of up to $10,250,000 under the 2015 Purchase Agreement over an approximately 30-month period, assuming that we sell the full amount to Lincoln Park under the 2015 Purchase Agreement. We will also pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

Since proceeds from share sales made to Lincoln Park under the terms of the 2015 Purchase Agreement are based on trade date market prices, or a pricing formula which incorporates an average of trailing share prices, it is possible that we will receive substantially less than $10,250,000 in proceeds for share sales made under the 2015 Purchase Agreement. Specifically, in order for us to receive the full $10,250,000 contemplated in the 2015 Purchase Agreement, the per share price of all of the 15,000,000 shares specified for sale would have to be sold at, or above, an average price of $0.683 per share, which is above the 52-week high trade price of $0.54 at which our shares have traded. Factors which might negatively impact the price we receive also include the possibility of: general negative market reaction to the presence of a large selling shareholder; and many other tangible and intangible factors regarding acceptance of our products by consumers and our ability to execute our business plan. If we were to sell the 15,000,000 shares to Lincoln Park included the 2015 Purchase Agreement at our closing market price $0.1202 as of July 1, 2015, the net offering proceeds we would receive would be $1,803,000.

Any proceeds from Lincoln Park that we receive under the 2015 Purchase Agreement will be used for working capital and other general corporate purposes. The nature, amounts and timing of our expenditures will depend on numerous factors, including the status of our product sales and marketing efforts, the amount of proceeds actually raised from sales under the 2015 Purchase Agreement, and the amount of cash generated through our existing sales channels and any additional sales and distribution agreements into which we may enter. Accordingly, our management will have significant flexibility in applying any net proceeds that we receive pursuant to the 2015 Purchase Agreement.

Dilution

If you purchase shares of our common stock offered under this prospectus, your interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering. Net tangible book value per share is the amount that results from subtracting total liabilities from total assets and then dividing by total shares outstanding. As of July 1, 2015, our net tangible book value per share is $0.00 based on current shares outstanding of 91,640,910 and assets of $963,076 and liabilities of $943,644 as reported in our latest auditor reviewed financial statements for the three month period ended March 31, 2015.

Net tangible book value (deficit) dilution per share represents the difference between the amount per share of common stock paid by the purchasers who purchase shares of our common stock offered under this prospectus and the pro forma net tangible book value (deficit) per share in common stock immediately after purchase of shares of our common stock offered under this prospectus.

When using current shares outstanding of 91,640,910 and after giving effect to our sale of 1,666,667 Initial Sale Shares;  up to 15,000,000 Additional Shares of common stock to Lincoln Park at a purchase price of $0.1202 per share, being the closing trade price of our common stock as reported on the OTCQB on July 1; issuance of 2,666,667 Initial Commitment Shares; issuance of 1,666,667 shares to Peat Financial; and issuance of the 666,666 Additional Commitment shares, our pro forma net tangible book value as of March  31, 2015 would have been $0.03 per share. This is based on: (i) total liabilities of $943,644; (ii) adjusted total assets of $2,866,076, which includes incoming cash of $1,903,000 from share sales to Lincoln Park (based on the last reported trading price of $0.1202 per share), plus $100,000 from the share sale to Peat Financial; plus $963,076 of assets as of March 31, 2015; and (iii) adjusted shares outstanding of 107,307,576, based on 91,640,910 shares outstanding on July 1, 2015 plus issuance of 15,000,000 Additional Shares and 666,666 Additional Commitment Shares to Lincoln Park. This represents an immediate increase of net tangible book value of $0.03 per share to our existing stockholders and an immediate dilution of $(0.0902) per share to purchasers of shares of our common stock under this prospectus. The following table illustrates this per share dilution:

The following table illustrates this per share dilution:

Offering price per share (using the last reported sale price of our common stock on July 1, 2015)	$0.1202
Net tangible book value per share as of March 31, 2015	$0.0000
Increase in net tangible book value per share attributable to this offering	$0.0300
Pro forma net tangible book value per share after this offering	$0.0300
Dilution per share to purchasers	$(0.0902)

Lincoln Park may sell shares of our common stock at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The price that the purchasers of our common stock offered under this prospectus will pay for the shares sold by Lincoln Park will likely be higher than the price Lincoln Park paid for the shares. Accordingly, the amount of dilution to such purchasers may be significantly higher.

Selling Stockholders

The selling stockholders identified in this prospectus may offer and sell up to 21,666,667 shares of our common stock, consisting of (i) 1,666,667 shares of common stock issued to Lincoln Park under the 2015 Purchase Agreement; (ii) 2,666,667 shares of common stock issued to Lincoln Park as the initial commitment shares under the 2015 Purchase Agreement; (iii) up to 15,000,000 shares of common stock that may be sold to Lincoln Park under the 2015 Purchase Agreement; (iv) up to 666,666 shares of common stock that may be issued to Lincoln Park as additional commitment shares under the 2015 Purchase Agreement; and (v) 1,666,667 shares of common stock issued to Peat Financial under a securities purchase agreement dated June 29, 2015.

None of the selling stockholders had or have any position or office, or other material relationship with us or any of our affiliates over the past three years. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders, and reflects their holdings as of July 1, 2015. Neither the selling stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 91,640,910 shares of our common stock actually outstanding as of July 1, 2015.

Name of Selling Stockholder	Shares Beneficially Owned by the Selling Stockholder before the Offering(1)	Percentage of Outstanding Shares Beneficially Owned Before the Offering(2)	Total Shares Offered in the Offering	Shares Beneficially Owned by the Selling Stockholder after the Offering(3)
Lincoln Park Capital Fund, LLC(4)	5,469,698(5)	5.90%	20,000,000	-
Peat Financial Ltd(6)	1,666,667(5)	1.80%	1,666,667	-
Totals	7,136,365	7.70%	21,666,667	-

Notes

(1)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding.

(2)
The denominator for this calculation is 92,777,274 common shares. This is based on: (i) 91,640,910  shares of our common stock outstanding as of July 1, 2015 including (i) 1,666,667 Initial Sale Shares issued to Lincoln Park for a total purchase price of $250,000 on June 16, 2015 under the 2015 Purchase Agreement; (ii) 2,666,667 Initial Commitment Shares issued to Lincoln Park as a fee on June 16,2015 for its commitment to purchase additional shares of our common stock under the 2015 Purchase Agreement, all of which shares are covered by the registration statement of which this prospectus forms a part; (iii) 1,666,667 shares issued to Peat Financial; plus (iv) 1,136,364 warrants to purchase 1,136,364 shares of our common stock issued to Lincoln Park on January 27, 2014 under the January Purchase Agreement. Although we may at our discretion elect to issue to Lincoln Park up to an aggregate additional amount of $10,000,000 of our common stock under the 2015 Purchase Agreement, other than the shares described in the immediately preceding sentence, such shares are not included in determining the percentage of shares beneficially owned before this offering.

(3)
Because the selling stockholders may offer and sell all or only some portion of the 21,666,667 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we cannot provide an estimate of the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

(4)
Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the 2015 Purchase Agreement. Lincoln Park is not a licensed broker dealer or an affiliate of a licensed broker dealer. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the 2015 Purchase Agreement.

(5)
Represents: (i) 1,666,667 Initial Sale Shares issued to Lincoln Park for a total purchase price of $250,000 on June 16, 2015 under the 2015 Purchase Agreement; plus (ii) 2,666,667 Initial Commitment Shares issued to Lincoln Park as a fee on June 16, 2015 for its commitment to purchase additional shares of our common stock under the 2015 Purchase Agreement, all of which shares are covered by the registration statement of which this prospectus forms a part; plus (iii)  1,136,364 warrants to purchase 1,136,364 common shares issued to Lincoln Park under the January Purchase Agreement, all of which are covered by the prospectus included in the registration statement pertaining to the January Purchase Agreement.   See the description under the subheading “The Offering” - “Agreements with Lincoln Park Capital Fund, LLC” for more information about the 2015 Purchase Agreement and the January Purchase Agreement.

(6)
Represents 1,666,667 shares of our common stock issued to Peat Financial on June 30, 2015 for a total purchase price of $100,000 under the PF Agreement.  Mr. Wayne Wearer is deemed to be beneficial owners of all of the shares of common stock owned by Peat Financial.

The Lincoln Park Transactions

The 2015 Purchase Agreement

On June 16, 2015, we entered into the 2015 Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the 2015 Purchase Agreement, Lincoln Park has agreed to purchase from us up to $10,250,000 of our common stock (subject to certain limitations) from time to time over a 30-month period. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement of which this prospectus forms a part to register for resale under the Securities Act of 1933 the shares that have been or may be issued to Lincoln Park under the 2015 Purchase Agreement.

Concurrently with the execution of the 2015 Purchase Agreement on June 16, 2015, we sold 1,666,667 shares of common stock sold to Lincoln Park under the 2015 Purchase Agreement and issued 2,666,667 shares of common stock issued to Lincoln Park as the Initial Commitment Shares under the 2015 Purchase Agreement. Other than the shares of our common stock that we have already issued to Lincoln Park as described above, we do not have the right to commence any further sales to Lincoln Park under the 2015 Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter and upon satisfaction of the other conditions set forth in the 2015 Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to 150,000 shares of our common stock (each such purchase a “Regular Purchase”), at a purchase price per share based on the market price of our common stock immediately preceding the time of sale; provided, however, that (i) the Regular Purchase may be increased to up to 200,000 shares, provided that the closing sale price of the Common Stock is not below $0.30 on the purchase date, (ii) the Regular Purchase may be increased to up to 275,000 shares, provided that the closing sale price of the Common Stock is not below $0.40 on the purchase date, and (iii) the Regular Purchase may be increased to up to 350,000 Purchase Shares, provided that the closing sale price of the Common Stock is not below $0.50 on the purchase date (all of which share and dollar amounts shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction). We may deliver multiple Regular Purchase notices to Lincoln Park so long as at least one business day has passed since the most recent Regular Purchase was completed.

We may also issue up to 666,666 shares, as Additional Commitment Shares, pro rata as Lincoln Park purchases the up to $10,250,000 of our stock as directed by us. For example we elect, at our sole discretion, to require Lincoln Park to purchase $100,000 of our stock then we would issue 6,504 Additional Commitment Shares, which is the product of $100,000 (the amount we have elected to sell) divided by $10,250,000 (the remaining total amount we can sell Lincoln Park pursuant to the 2015 Purchase Agreement multiplied by 666,666 (the total number of Additional Commitment Shares). The pro rata Additional Commitment Shares will only be issued pursuant to this formula as and when we elect at our discretion to sell stock to Lincoln Park. Except as described in this prospectus, there are no trading volume requirements or restrictions under the 2015 Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

The purchase price per share for each such Regular Purchase will be the lower of:

●	the lowest sale price for our common stock on the purchase date of such shares; or

●
the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

Lincoln Park may not assign or transfer its rights and obligations under the 2015 Purchase Agreement.

Accelerated Purchases

Subject to the terms and conditions of the 2015 Purchase Agreement, in addition to Regular Purchases, we also have the right, but not the obligation, to direct Lincoln Park from time to time, and Lincoln Park will have the obligation, to buy shares of our common stock an accelerated purchase price on an accelerated purchase date in an amount equal to an accelerated purchase share amount (each such purchase, an “Accelerated Purchase”).

In accordance with our company’s right to direct an Accelerated Purchase, we may deliver a notice for an Accelerated Purchase to Lincoln Park only on a purchase date on which we also properly submitted a regular purchase notice for a Regular Purchase and the closing sale price of our common stock is not below $0.30.

The price for such Accelerated Purchase will be the lower of:

●
ninety-two percent (92%) of the volume weighted average price of our common stock on a principal market during (A) the entire trading day on the Accelerated Purchase date, if the volume of shares of our common stock traded on a principal market on the Accelerated Purchase date has not exceeded the Accelerated Purchase share volume maximum, or (B) the portion of the trading day of the Accelerated Purchase date until such time at which the volume of shares of our common stock traded on a principal market has exceeded the Accelerated Purchase share volume maximum; or

●
the closing sale price of our common stock on the Accelerated Purchase date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

For the purposes of the foregoing, the Accelerated Purchase share volume maximum means the number of shares of our common stock traded on a principal market on the Accelerated Purchase date equal to (i) the amount of shares of our common stock directed by our company to be purchased on the notice for the Accelerated Purchase, divided by (ii) 0.30.

For the purposes of the foregoing, the Accelerated Purchase share amount means the number of shares of our common stock directed by our company to be purchased by Lincoln Park, which number shall not exceed the lesser of (i) 200% of the number of shares of our common stock to be purchased by Lincoln Park pursuant to the corresponding Regular Purchase notice for a corresponding Regular Purchase and (ii) 0.30 multiplied by the trading volume of our common stock on a principal market on the accelerated Purchase date.

For the purchase of the foregoing, the date for the Accelerated Purchase is the business day immediately following the applicable purchase date with respect to the corresponding Regular Purchase.

Minimum Purchase Price

Under the 2015 Purchase Agreement, we have set a floor price of $0.05 per share. Lincoln Park shall not purchase any shares of our common stock on any day that the closing sale price of our common stock is below the floor price. The floor price will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such event, the floor price will be the lower of (i) the adjusted price and (ii) $1.00.

Events of Default

Events of default under the 2015 Purchase Agreement include, but are not limited to, the following:

●
the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

●	suspension by our principal market of our common stock from trading for a period of three consecutive business days;

●
the de-listing of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the NYSE Amex or the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing);

●	the transfer agent’s failure for three business days to issue to Lincoln Park shares of our common stock which Lincoln Park is entitled to receive under the 2015 Purchase Agreement;

●
any breach of the representations or warranties or covenants contained in the 2015 Purchase Agreement or any related agreement which has or which could have a material adverse effect on us subject to a cure period of five business days;

●	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

●	if at any time we are not eligible to transfer our common stock electronically or a material adverse change in our business, financial condition, operations or prospects has occurred.

Lincoln Park does not have the right to terminate the 2015 Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, we cannot initiate a Regular Purchase or an Accelerated Purchase under the 2015 Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the 2015 Purchase Agreement. In the event of bankruptcy proceedings by or against us, the 2015 Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the 2015 Purchase Agreement.

Effect of Performance of the 2015 Purchase Agreement on Our Stockholders

All 15,000,000 shares being offered under this prospectus which may be sold by us to Lincoln Park under the 2015 Purchase Agreement are expected to be freely tradable. It is anticipated that shares being offered will be sold over a period of up to 30 months commencing on the date that the registration statement of which this prospectus forms a part becomes effective. The sale by Lincoln Park of a significant amount of shares being offered under this prospectus at any given time could cause the market price of our common stock to decline and to be highly volatile. Lincoln Park may ultimately purchase all, some or none of the 15,000,000 additional shares of common stock being offered under this prospectus. If we sell these shares to Lincoln Park, Lincoln Park may sell all, some or none of such shares. Therefore, sales to Lincoln Park by us under the 2015 Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the 2015 Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park and the 2015 Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the 2015 Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $10,250,000 of our common stock. Depending on the price per share at which we sell our common stock to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the 2015 Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act of 1933 any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the 2015 Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the 2015 Purchase Agreement at varying assumed purchase prices for the 15,000,000 additional shares included in this offering that may be issued to Lincoln Park under the 2015 Purchase Agreement:

		Percentage of
		Outstanding Shares	Proceeds from the Sale
Assumed Average		After Giving Effect to	of Shares to Lincoln
Purchase Price Per	Number of Shares to	the Issuance to Lincoln	Park Under the 2015
Share (2)	be Issued	Park (1)(3)	Purchase Agreement
$0.05	15,000,000	14.0%	$750,000
$0.10	15,000,000	14.0%	$1,500,000
$0.15	15,000,000	14.0%	$2,250,000
$0.20	15,000,000	14.0%	$3,000,000
$0.25	15,000,000	14.0%	$3,750,000
____________________________
(1)
The denominator is 107,307,576 which is based on 91,640,910 shares outstanding as of July 1, 2015,  including (i) 1,666,667 Initial Sale Shares;  (ii) 2,666,667 Initial Commitment Shares; (iii) 1,666,667 shares issued to Peat Financial; plus (iv) 15,000,000 Additional Shares which we would have sold to Lincoln Park at the applicable assumed average purchase price per share; plus (v) 666,666 Additional Commitment Shares.

(2)
Under the 2015 Purchase Agreement, we may not sell and Lincoln Park may not purchase any shares on a day in which the closing sale price of our common stock is below $0.05, as may be adjusted in accordance with the 2015 Purchase Agreement.

(3)
Under the 2015 Purchase Agreement, we may not sell and Lincoln Park may not purchase shares to the extent that it would cause Lincoln Park to beneficially own more than 9.99% of our outstanding common stock.

Plan of Distribution

Each of the selling stockholders named above may, from time to time, sell any or all of their shares of common stock on the OTCQB operated by the OTC Markets Group or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended and Peat Financial and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended in connection with such sales.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the 2015 Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer may be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the selling stockholders can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between the selling stockholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park and Peat Financial. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act of 1933 or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act of 1933 that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the 2015 Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the 2015 Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling stockholders.

Our common stock is quoted on the OTCQB under the symbol “KRED”.

Description of Securities

General

This prospectus includes 21,666,667 shares of common stock offered by the selling stockholders. The following description of our common stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 877,500,000 shares of common stock, with a par value of $0.001 per share. As of July 1, 2015, there were 91,640,910 shares of our common stock issued and outstanding held by approximately 176 stockholders of record of our common stock. We are also authorized to issue 10,000 shares of preferred stock at a par value of 0.001, of which there are no preferred shares issued and outstanding.

Voting Rights

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Two stockholders present and being, or representing by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. When a quorum is present or represented at any meeting, the vote of the stockholders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the articles of incorporation, a different vote is required in which case such express provision will govern and control the decision of such question. Except as otherwise required by law, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by our stockholders representing a majority of the shares entitled to vote at such a meeting.

Our board of directors has the power to amend our bylaws. As a result, our board of directors can change the quorum and voting requirements at a meeting of our stockholders, subject to the applicable laws.

Other Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

●	20% or more but less than 33 1/3%;
●	33 1/3% or more but less than or equal to 50%; or
●	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

●	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
●	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we believe that we do business in Nevada directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of July 1 2015, we had approximately 176 stockholders of record. Therefore we believe that these provisions do not apply to us. If we obtain over 200 stockholders of record, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;
●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or
●	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Experts and Counsel

The financial statements as of December 31, 2014 and for the year then ended included in this prospectus and in the related registration statement have been so included in reliance for the year ended December 31, 2014 on the report of M&K CPAS, PLLC, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in this prospectus and the related registration statement, given on the authority of said firm as experts in auditing and accounting; and for the year ended December 31, 2013 on the report of Anton & Chia, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in this prospectus and the related registration statement, given on the authority of said firm as experts in auditing and accounting.

Sichenzia Ross Friedman Ference LLP, New York, New York has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information With Respect to Our Company

Description of Business

Corporate Information

Our company is in the business of manufacturing, developing, marketing and distributing for retail sale the beverages and nutritional products based on the fruit of the coffee plant. We were incorporated under the laws of the State of Nevada on October 4, 2010 under the name “TeamUpSport Inc.”.  Our business model prior to the acquisition of the health beverage and food business operated under the name “KonaRed” from SITC on October 4, 2013 was to develop and commercialize our website, which was to be a website designed to integrate into a single online offering of people’s interest in sport with the new capabilities of online social networking. However, as our company had not successfully developed the business model at the time prior to the entry into an Asset Purchase Agreement with SITC, and had no source of revenue from our business plan, our company determined to seek out a new business opportunity to increase value for our stockholders.

On October 4, 2013 we entered into and closed a definitive Asset Purchase Agreement between our company, SITC, and Shaun Roberts and Steven M. Schorr, the principal shareholders, directors and officers of SITC, whereby we completed the acquisition of the KonaRed business from SITC. Prior to the acquisition on October 4, 2013, SITC, a private Hawaiian corporation, had established and operated the KonaRed business since its incorporation on August 22, 2008.

In connection with the closing of the asset purchase with SITC, we experienced a change of control, as our existing director resigned, new directors who were nominees of SITC were appointed to our board and SITC was issued shares that constituted 59.07% of our issued and outstanding shares of our common stock. Additionally, SITC’s management became our management and the acquisition was treated as a reverse recapitalization for accounting purposes, with SITC as the acquirer for accounting purposes.

Since the acquisition, we have continued to be engaged in the KonaRed business of manufacturing, developing, marketing and distributing for retail sale the beverages and nutritional products based on the fruit of the coffee plant. Our principal product continues to be our premium coffee fruit wellness drink, KonaRed Antioxidant Juice, offered to wholesale distributors and retail consumers. Our principal executive offices are located at 2829 Ala Kalanikaumaka St., Suite F-133 Koloa, Hawaii, 96756 and our product warehouse is located at 1101 Via Callejon - #200, San Clemente, California 92673. Our products are sold throughout North America, including select locations of certain retail chains such as Walmart, K-Mart, Whole Foods Markets, Vitamin Shoppe, 7-11, and Kroger (Fred Meyer, Ralphs, Harris Teeter).

Principal Products

Our principal product is our premium coffee fruit wellness drink, KonaRed Antioxidant Juice, offered to retail consumers across the United States and Canada. Previously discarded as a byproduct of coffee production, the fruit surrounding the coffee seed (coffee bean) has been recognized as containing powerful anti-oxidants.

Our company’s consumer products line consists of the following proprietary formulations:

●	10.5 oz. KonaRed Original Antioxidant Juice (1 serving) Our 10.5 oz. is also now also being featured at numerous retailers including Kroger locations.

●
10.5 oz. KonaRed Antioxidant (1 serving) Additional Flavor Combinations Including Organic Green Tea and Coconut Water
In total we offer 3 different beverages in the 10.5oz size: Original Hawaiian Coffeeberry, Hawaiian Coffeeberry with Organic Green Tea, and Hawaiian Coffeeberry with Coconut Water.

●	16 oz. KonaRed Original Antioxidant Juice (2 servings) The 16 oz. superfruit drink enjoys widespread placement in cold juice coolers in a myriad of retail major establishments including Walmart.

Other Products

The second of our distribution channels features our wellness nutritional products. In early 2014 we added the following wellness products which are now available at select locations of Vitamin Shoppe nationwide and in several major chains in Hawaii, including Foodland, CVS Longs, Times Supermarkets, Walmart, 7 Eleven, Whole Foods, and many others:

KonaRed On-the-Go Packs (15 per box)

KonaRed Hawaiian Superfruit Powder
(100% soluble coffee fruit powder)

Use of Patents

A key element of our business is the License we have been provided by VDF FutureCeuticals Inc. ("VDF") which provides us with the use of VDF's coffee fruit patents and Coffeeberry® trademark license. The License Agreement has effectively formed a strategic alliance between KonaRed and VDF and eliminated competition and patent defense costs between the parties for rights to valuable proprietary coffee fruit research and development ("R&D").

The License Agreement provides us with access to use of VDF's patents, as existing and/or modified in the future, along with the processes, products, methods, compositions and know-how developed by VDF related to the patented Coffee Cherry related inventions, trade secrets and know-how.

Operations, Facilities and Distribution Method for Our Products

Our company uses an outsourcing business model based on utilizing third parties for the bulk of our non-core business operations, such as manufacturing and coffee fruit extraction, while maintaining in-house control of critical marketing, product development and warehousing/shipping functions.

Leveraging the early R&D performed at our original Maui facility, we developed the necessary processing and manufacturing intellectual property (“IP”) for processing and manufacturing our base ingredient - the coffee fruit (and have subsequently merged this with the IP provided by VDF). As we transitioned our coffee fruit extraction to contract manufacturers, we closed our Maui facility and moved extraction to a California-based contract manufacturer with close proximity of our San Clemente warehouse, which is comprised of a shared 10,000 square foot facility.

Supply and Distribution for Our Product

Our company’s ability to secure exclusive Kona-based and other Hawaiian coffee fruit has elevated the stature of the home grown brand image and allows our company to operate without constraints in the supply chain far out into the future. We have been successful in securing agreements structured as 5-year arrangements containing roll-over provisions. These agreements are based on our commitment  to exclusively purchase coffee fruit from the supplier, and the supplier is obligated to provide coffee fruit exclusively to our company. Our company’s principal supplier of raw coffee fruit is Greenwell Farms, Inc., a Hawaii corporation with a long established history as a major Hawaiian coffee supplier.

We determine the amount of dried coffee fruit to purchase from our suppliers based on our annual sales forecasts and have historically been accurate at estimating supply quantities based on projected sales. Since the fruit surrounding the coffee bean was previously discarded as a byproduct of coffee production, such raw material has also remained readily available from coffee farms located in Hawaii and internationally. Therefore, although we currently have a principal supplier, in the event that we lose a principal supplier, we are confident that we would be able to secure raw material from other suppliers.

Our production process is based on our company taking possession of the dried coffee fruit from the grower, shipping the dried coffee fruit to our San Clemente warehouse for storage, and then subsequently sending required quantities to subcontractors for value-added processing. The value-added processing consists of water based extraction whereby the dried coffee fruit is reduced to liquid extract. This processing generally takes approximately 24 hours to complete.

For our company’s beverage production, the coffee fruit finished goods are sent to a 3rd party flavor house which makes the KonaRed concentrate and then ships it to our company’s bottling vendors. Notably, we own the proprietary beverage formulas. Pallets of the ready-to-drink product items (defined as "Stock-keeping Units", or "SKUs") are then shipped back to our company’s warehouse, or third party inventory transit service providers, and disseminated to either distributors, or shipped directly to retailers.

Market

We believe our company has established a frontrunner position in the coffee fruit category, boasting a numerous retail entrees since its recent product launch. We first establish our products in the upstart coffee fruit sector on our home turf in Hawaii and then have expanded across the United States and Canada by winning placements at Walmart, Kroger, Vitamin Shoppe and other major retailers. Moving forward we plan to consolidate and expand on our domestic success and work toward developing international distribution opportunities in South East Asia, beginning with Japan, Korea and China.

Expansion into Japan

Subsequent to the year ended December 31, 2014, on April 1, 2015 we began the process of expansion into Japan by executing an agreement with Asplund Co. Ltd. for distribution of our beverage products into 100 retail stores specializing in nutritional products.

Sales Strategy

The sales strategy for our beverage products is now centered on distribution using a master distributor with North American reach. With respect to our line of wellness supplement products, such as our 'On-The-Go Packets', and '100% Hawaiian CoffeeBerry® Powder in 16oz. Tubs', we ship directly from our warehouse to customers such as Vitamin Shoppe. Management has also retained manufacturers’ sales representatives who work to calibrate our overall sales efforts. During the roll-out, we've learned the importance of supporting its distributor network with internal “on the ground” sales personnel. Particularly for an emerging product, merchandising follow-up, dialog with store managers and coordination of promotions and pricing are critical in maintaining brand momentum.

We focus our marketing efforts on in-store product demos, where our reps offer free samples to potential customers. Demos are often outsourced to specialists in the field and have represented a major expenditure for our business. Our company has employed co-op advertising and special promotions in conjunction with our retail partners when deemed appropriate in its brand building efforts.

Although KonaRed was invented as a wellness product, we believe consumer acceptance of our beverage products now places us both within the 'functional beverage' and 'premium juice' retail categories. A 'functional beverage' is defined as one which has certain attributes, such as Antioxidants, whereas a 'premium juice' is simply a tasty product which consumers enjoy.

We monitor industry pricing levels carefully and our beverage pricing levels are adjusted to reflect the current pricing dynamics.

The entrance of leading beverage monoliths into the functional beverage category has tightened pricing but also created a vibrant mergers and acquisitions environment for emerging brands like KonaRed.

Takeovers and mergers are a hallmark of our industry. Recent beverage industry deals have included:

●	Coca Cola acquired Zico Coconut Water in January 2014;
●	Pepsi acquired a majority stake in O.N.E. Coconut Water in April 2012;
●	InBev has made a series of investments in Sambazon (in August 2012, December 2011, and December 2008);
●	InBev has also made a series of investments in Vita Coco in May 2012 and December 2010; and
●	Undertaking of a long-term strategic deal wherein Coca-Cola will acquire an approximately 16.7% equity stake

Market Development and Metrics

Our long-term objective is to develop KonaRed into a nutritional company which supplies consumers with a variety of high quality food and beverage products. We plan to achieve this based on a strategy of expanding our retail footprint through a series of revenue generating distribution channels.

Presently, our predominant focus is our beverage business and we are generating revenues through the following distribution channels:

●
Direct Store Distributors:
The direct store distributors (“DSDs”) channel comprises wholesale distributors who maintain in-house inventories of multiple brands of beverage products, such as juices, beer, and water, which they sell to retail stores and other wholesalers. Examples of our DSD customers presently include: Paradise Beverages in Hawaii, and John Lenore in San Diego. DSD is a business process that manufacturers use to both sell and distribute goods directly to point of sales or point of consumption including additional product and market related services such as merchandising.  In order to fulfill growing demand from retailers, DSDs specializing in the beverage channels are expanding their functional beverage categories to include the type of products in which KonaRed specializes

●
Broadline Distributors:
The broadline distributors channel includes wholesalers who specialize in distribution of natural food products to retail stores. Examples of our broadline distributor customers presently include: United Natural Foods Inc. (“UNFI”), DPI Specialty Foods (“DPI”), and Nature’s Best. A broadline distributor services a wide variety of accounts with a wide variety of products ranging from food, beverages and supplies in the natural channel selling to retailers like Whole Foods Markets and Sprouts.

●
Direct to Retail:
During our growth phase we have developed a direct to retail sales channel to grocery stores such as Albertson’s and specialty retail stores such as Jamba Juice. We intend to continue to service and develop this channel further. Direct to retailer includes major retail chains with 500 locations or more where the KonaRed product ships direct to the retailer's distribution centers and the retailers are responsible for the distribution to each retail store.

●
Direct to Consumer:
The KonaRed brand has gained an increasing following of Internet based customers who purchase our products directly through our website. We plan to expand this channel though on-line marketing initiatives in parallel with our brand recognition marketing campaigns

●	Raw Material Ingredient Sales: We have historically had demand for coffee fruit raw ingredient materials and plan to expand this revenue channel in cooperation with VDF as opportunities arise.

To develop this strategy we continually evaluate: product line sales, product line specific gross margin, individual products costs and pricing of individual product lines. Growth of our retail footprint will continue to be evaluated through the growth of our client base in each specific distribution channel.

In summary, our sales expansion priorities are:

(1)  expansion of wholesale distribution
(2)  retail chain success
(3)  growth of direct to retail sales
(4)  growth of direct to consumer sales, and
(5)  exploration of new opportunities for raw material ingredient sales.

To fulfill our sales expansion objectives, we intend to raise capital by pursuing a diversified range of financing strategies which may include a mixture of conventional and convertible debt and equity instruments. We cannot predict precisely at this time what will be the composition of these financings, but will seek capital arrangements which achieve a balance of minimizing our financing costs and maintaining maximum shareholder value.

During fiscal 2014 we have experienced reduced gross margin due to the need for rush production runs to supply new clients. We are evaluating methods to improve gross margin, along with increasing sales volume so as to decrease unit production costs. If sufficient capital is not raised to support our business model, no new KonaRed consumer products will be launched and we will continue to service our existing markets without expansion into new DSDs. We anticipate that a lack of new capital may limit our sales growth over the coming year.

Milestones

During the year ended December 31, 2014 we successfully expanded our distribution channels by:

(i)	launching two new beverages: KonaRed Coconut Water and KonaRed Green Tea
(ii)	addition of 14 new DSD locations to create total broadline distribution of 43 locations
(iii)	addition of a major retail customer based on a ship direct distribution relationship
(iv)	expansion into an additional major market using a broadline natural channel distributor
(v)	launching two new KonaRed wellness products: 'On-the-Go packs' and 'Hawaiian Superfruit Powder - 100 percent water soluble coffee fruit powder in a tub'.

Competition

The beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. Our product is competing directly with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, companies manufacturing these products generally have far greater financial, marketing, and distribution resources than we do.

Important factors that will affect our ability to compete successfully include taste and flavor of our product, trade and consumer promotions, the development of new, unique and cutting edge products, attractive and unique packaging, branded product advertising, pricing, and the success of our distribution network.

We will also be competing to secure distributors who will agree to market our product over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets.

Our product will compete generally with all liquid refreshments, including numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade. We will compete directly with other consumer products participants in the nascent coffee fruit sector including Bai5 and SoZo Coffeeberry. As we are still a relatively new business and we have modest revenues, we believe that we are a small company in the general liquid refreshments market and health liquid refreshment market.

Intellectual Property

KonaRed® is a registered trademark in the United States and in Japan and we intend to seek a number of trademarks for slogans and product designs. We also hold trademark rights to the “Paradise in a Bottle®” tag line; and rights to a suite of international CoffeeBerry® trademarks provided under our License with VDF. We believe we have the rights to use the necessary processing and manufacturing intellectual property relating to processing and manufacturing our base ingredient (the coffee fruit) and our proprietary beverage formulas. However, we do not own the manufacturing process for making the finished beverages. We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights will be a key component of our operating strategy.

Partnership Initiative with VDF FutureCeuticals Inc.

To the mutual satisfaction of the parties, on January 28, 2014 KonaRed settled a patent dispute which had been pending since 2011 with VDF by forming a partnership with them.

VDF (www.futureceuticals.com) is a leader in the bio-research, development, and manufacture of high-quality fruit, vegetable, and grain-based nutraceutical and functional food ingredients. VDF is committed to discovery-based research that leads to the expansion of human health, and is the trusted partner-of-choice for companies in search of creative, ethical solutions for the health and wellness needs of today’s consumer. Its sister company, Van Drunen Farms, was founded over one hundred years ago, and has grown into one of the largest dried food ingredient manufacturers and suppliers in the world.

VDF is a major biotech and ingredient supplier and owner of the patent-protected CoffeeBerry® coffee fruit technology, a proprietary set of agricultural and industrial processes and a line of unique ingredients. VDF's patents and processes capture the same potent nutrition inherent in coffee fruit which had formed the basis of two provisional patent applications made by KonaRed based on the proprietary research and development which had been fully developed by KonaRed.

The partnership brings together the flavor profile of KonaRed’s beverages and the ingenuity, innovation, and ongoing chemistry and clinical research of VDF’s globally integrated CoffeeBerry® coffee fruit ingredient platform.

Seasonality of Business

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Research and Development Costs During the Last Two Years

Benefiting from its relationship with VDF, KonaRed has been able to reduce its R&D costs over fiscal years 2014 and 2013, having spent approximately $3,931 and $18,710, respectively.

Our R&D has focused on quinic acid, an antioxidant that is in greater abundance in the KonaRed beverage than any other molecule. With a molar mass of 192.17 g/mol, quinic acid is small by comparison to other organic chemicals known as polyphenols. Much of our research has been directed towards attempts to confirm whether there is a correlation between small molecular mass and high bioavailability (the body’s ability to readily absorb a substance introduced). In addition, our research has been focused on whether antioxidants with a high oxygen radical absorbance capacity, a method of measuring antioxidant capacities in biological samples, and a high bioavailability may provide a way to increase one’s cellular metabolic efficiency (“CME”). We believe that it is possible that increased CME may result in increased energy, reduction of metabolic oxygen related stress at the cellular level and reduction of inflammation. We intend to continue our research to the extent of our limited funds and to examine whether the consumption of KonaRed products, if established as substances that increase CME, might provide positive effects on human health  by decelerating the death of cells without negative side effects. Such research is in a very preliminary stage, there is no proof that KonaRed can produce health benefits for humans, and we do not have the funds required to conduct an extensive research program on the matter.

In 2012, a series of tests were conducted at Cayetano University in Lima, Peru by a team of research physicians to determine the antiviral and anti-inflammatory properties of KonaRed in a clinical environment. The Cayetano University studies were commissioned by our Company. They were in-vitro (test tube) based studies and not human trials. The KonaRed extract was found to improve cell viability, increase T cell proliferation and improve antiviral defense. The foregoing conclusions were based on the results of antiviral activity and cell proliferate effect of KonaRed on mice.

In these limited tests, KonaRed’s coffee fruit demonstrated an antiviral effect, improving cell viability, increasing T cell proliferation and improving antiviral defense. The body’s first line of defense against viruses is the immune system. This comprises cells and other mechanisms that defend the host from infection in a non-specific manner. Because viruses use vital metabolic pathways within host cells to replicate, they are difficult to eliminate without using drugs that cause toxic effects to host cells in general. The foregoing limited studies suggested that KonaRed beverage’s coffee fruit could have antiviral effects upon consumption by humans.

As in any research and development program, further investigation and study is required. Whether KonaRed's beverage ultimately proves to be a useful CME supplement, and does so without negative effectives, and whether the promotion of CME proves to have therapeutic effects on humans, is unknown.  To the extent our Company has funds available for research and development, management intends to pursue this line of research and investigation on a limited basis.

Government Regulation

Our products are considered to be synonymous with coffee for regulatory purposes and are thus sold under the U.S. Food and Drug Administration’s (“FDA”) “Generally Regarded as Safe” (“GRAS”) regulatory umbrella. Accordingly, we are not required to petition for FDA approval of our coffee fruit offerings, which would be typical under standard dietary supplement guidelines. However, our Company has registered all of its supply chain subcontractors with the FDA as required and has met and answered all inquiries by the FDA. We believe we are in full compliance with all FDA regulations.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our product are subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state and local workplace health and safety laws; various federal, state and local environmental protection laws; and various other federal, state and local statutes and regulations. It will be our policy to comply with any and all legal requirements.

Employees

In addition to Shaun Roberts, who is our President and Chief Executive Officer and a director, and John Dawe who is our Chief Financial Officer, and Secretary and Treasurer, we currently employ 7 full time and 3 part employees whom all work in the United States. Our operations are overseen directly by management that engages our employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research; and as needed we engage the services of other professionals for legal, audit and other technical services. We intend to expand our current management to retain other skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks.

Description of Property

Our corporate office is located at 2829 Ala Kalanikaumaka St., Suite F-133 Koloa, HI 96756. This leased property consists of approximately 1,000 square feet of office space.

Our warehouse and distribution center is located at 1101 Via Callejon - #200, San Clemente, California 92673 comprised of 2,558 square feet of office area and 8,344 square feet of warehouse area. Base rent is $10,138 per month with the term ending May 31, 2016. We pay a total of $7,790 per month with the remainder paid by Malie, Inc. (a company controlled by Dana Roberts). We believe that the condition of our principal offices is satisfactory, suitable and adequate for our current needs.

At present the Company has no material property balances which are classified as assets under generally accepted accounting principles.

Legal Proceedings

On March 27, 2015 we received correspondence from an attorney which alleged a service provider who provided us with social media postings services had violated the copyright of two related clients regarding certain pictures used by the service provider. The likelihood of a material loss in this matter is considered to be remote and any damages we may pay are not currently estimable.

There are no material, active, or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our officer and director, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

Market Price of and Dividends on Our Common Equity and Related Stockholder Matters

Market information

Our common stock is currently quoted on the OTCQB operated by the OTC Markets Group, under the symbol “KRED”. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

OTCQB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTCQB on May 9, 2012. During the year ended December 31, 2012, and for the nine months ended September 30, 2013, no shares of our common stock traded. Set forth below are the range of high and low prices for our common stock from Yahoo! Finance for the period indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions:

Quarter Ended:	High	Low

FY2013:
December 31, 2013	$0.80	$0.63
FY2014:
March 31, 2014	$1.36	$0.654
June 30, 2014	$0.789	$0.48
September 30, 2014	$0.5475	$0.25
December 31, 2014	$0.3473	$0.1359
FY2015:
March 31, 2014	$0.24	$0.061
June 30, 2014 (through June 30, 2015)	$0.2216	$0.105

On July 1, 2015, the closing price for our common stock as reported by the OTCQB was $0.1202 per share.

Transfer Agent

Our shares of common stock are issued in registered form. The transfer agent and registrar for our common stock is Island Stock Transfer, located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

Holders of Common Stock

As of July 1, 2015, there were approximately 176 registered holders of record of our common stock. As of such date, 91,640,910 shares were issued and outstanding.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Subject to compliance with applicable corporate laws, our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All shares of our common stock are entitled to an equal share of any dividends declared and paid.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Fiscal Years Ended December 31, 2014 and December 31, 2013:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
KonaRed Corporation

We have audited the accompanying balance sheet of KonaRed Corporation (the Company) as of December 31, 2014, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended. The financial statements of KonaRed Corporation as of December 31, 2013 were audited by other auditors whose report dated March 17, 2014, expressed an unqualified opinion, except for an emphasis of a matter paragraph regarding the Company's ability to continue as a going concern.. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KonaRed Corporation as of December 31, 2014, and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
April 10, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
KonaRed Corporation

We have audited the accompanying balance sheet of KonaRed Corporation (the "Company") as of December 31, 2013, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended. The financial statements for the year ended December 31, 2012, were audited by other auditors whose report dated October 10, 2013, expressed an unqualified opinion, except for an emphasis of a matter paragraph regarding the Company's ability to continue as a going concern. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the accompanying financial statements, the Company has suffered recurring losses from operations. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Anton & Chia, LLP
Newport Beach, California
March 17, 2014

KONARED CORPORATION
BALANCE SHEETS

	December 31, 2014	December 31, 2013

ASSETS

CURRENT ASSETS
Cash	$39,987	$213,156
Accounts receivable	278,240	26,422
Inventory	508,338	390,127
Prepaid expenses	16,000	7,500
Other current assets	652	3,500
TOTAL CURRENT ASSETS	843,217	640,705

OTHER ASSETS
Fixed assets (net of accumulated depreciation)	12,691	—
TOTAL ASSETS	$855,908	$640,705

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$195,183	$275,475
Convertible note payable, net of discount	140,001	—
Unearned revenue	3,443	1,482
Derivative liability	9,168	—
TOTAL CURRENT LIABILITIES	347,795	276,957

TOTAL LIABILITIES	347,795	276,957

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred shares, 10,000 shares with par value $0.001 authorized; no shares issued and outstanding at December 31, 2014 and December 31, 2013.	—	—
Common shares, 877,500,000 shares with par value $0.001 authorized; 83,496,530 and 72,366,667 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	83,497	72,367
Additional paid in capital	16,705,636	11,969,774
Accumulated deficit	(16,281,020)	(11,678,393)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	508,113	363,748

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$855,908	$640,705

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF OPERATIONS

	Year ended December 31, 2014	Year ended December 31, 2013

REVENUE:
Product sales	$1,160,941	$889,932
Shipping and delivery	93,293	15,867
Net sales	1,254,234	905,799

Cost of goods sold	1,094,037	447,569
GROSS MARGIN	160,197	458,230

OPERATING EXPENSES:
Research and development	3,931	18,710
Advertising and marketing	967,164	143,061
General and administrative expenses	3,792,560	4,242,044
Total operating expenses	4,763,655	4,403,815

Loss from operations	(4,603,458)	(3,945,585)

OTHER INCOME:
Change in fair market value of derivative liability	1,838	—
License fees	—	49,000
Total other income	1,838	49,000

OTHER EXPENSE:
Interest expense	(1,007)	(15,693)
Total other expense	(1,007)	(15,693)
Loss before income taxes	$(4,602,627)	$(3,912,278)
Provision for income taxes	—	—
Net loss	$(4,602,627)	$(3,912,278)

Basic and diluted loss per common share	$(0.06)	$(0.06)
Basic and diluted weighted average shares outstanding	77,208,523	66,187,185

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock
	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total

Ending balance, December 31, 2012	64,350,423	64,350	7,037,834	(7,766,115)	(663,931)
Common shares issued by SITC for cash	300,953	140,000	—	—	140,000
Common shares issued by SITC for services	61,750	39,550	—	—	39,550
Common shares issued by SITC to settle related party accounts payable	91,667	27,500	—	—	27,500
Common shares issued by SITC to repay shareholder advances	314,800	94,440	—	—	94,440
Recapitalization adjustment relating to fiscal 2013 balances	(769,170)	(301,490)	292,179	—	(9,311)
Common shares cancellation, October 4, 2013	(38,700,423)	(38,700)	38,700	—	—
Common shares issued to SITC shareholders, October 4, 2013	42,750,000	42,750	(42,750)	—	—
Common shares issued for note conversion	1,111,111	1,111	498,889	—	500,000
Common shares issued for cash	2,855,556	2,856	1,282,144	—	1,285,000
Additional paid-in capital related to warrant issuance	—	—	1,861,803	—	1,861,803
Additional paid-in capital related to option grants	—	—	1,000,975	—	1,000,975
Net loss – year ended December 31, 2013	—	—	—	(3,912,278)	(3,912,278)
Ending balance, December 31, 2013	72,366,667	72,367	11,969,774	(11,678,393)	363,748
Additional paid-in capital related to option grants	—		807,161	—	807,161
Common shares issued for cash	1,818,182	1,818	998,182	—	1,000,000
Common shares issued under equity line	3,697,889	3,698	1,696,303	—	1,700,001
Common shares issued for equity line underwriting fees	903,633	904	(904)	—	—
Common shares issued as compensation	657,400	657	397,465	—	398,122
Common shares issued for services	4,052,759	4,053	837,654	—	841,708
Net loss – year ended December 31, 2014	—	—	—	(4,602,627)	(4,602,627)
Balance – December 31, 2014	83,496,530	$83,497	$16,705,636	$(16,281,020)	$508,113

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2014	Year Ended December 31, 2013

OPERATING ACTIVITIES:
Net loss	$(4,602,627)	$(3,912,278)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	2,204	14,322
Depreciation expense	1,983	—
Stock issued for compensation	398,123	—
Stock issued for services	841,707	39,550
Stock issued to settle related party accounts payable	—	27,500
Warrant issuance expense	—	1,861,803
Option grants expense	807,161	1,000,975
Impairment of other assets	—	9,644
Change in fair market value of derivative liability	(1,838)	—
Amortization of note payable discount	216	—
Change in operating assets and liabilities:
Accounts receivable	(254,022)	(34,009)
Inventory	(118,211)	(236,635)
Prepaid expenses	(8,500)	(7,500)
Other current assets	2,848	—
Accounts payable and accrued liabilities	(79,501)	(222,067)
Accounts payable – related parties	—	(143,122)
Unearned revenue	1,961	—
NET CASH USED IN OPERATING ACTIVITIES	(3,008,496)	(1,601,817)

INVESTING ACTIVITIES:
Purchase of fixed assets	(14,674)	—
NET CASH USED IN INVESTING ACTIVITIES	(14,674)	—

FINANCING ACTIVITIES:
Proceeds from convertible note payable	150,000	—
Payments on term loan	—	(3,863)
Payments on line of credit	—	(113,547)
Proceeds from shareholder loans	—	10,000
Payments on shareholder loans	—	(10,000)
Proceeds from loan	—	500,000
Proceeds from issuance of common stock for cash	2,700,001	1,425,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,850,001	1,807,590

NET INCREASE (DECREASE) IN CASH	(173,169)	205,773

CASH, Beginning of Period	213,156	7,383

CASH, End of Period	$39,987	$213,156

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	Year Ended December 31, 2014	Year Ended December 31, 2013

Cash paid during the year for:
Interest	$—	$15,693
Taxes	$—	$—

NON CASH INVESTING AND FINANCING ACTIVITIES

	Year Ended December 31, 2014	Year Ended December 31, 2013

Discount on convertible note payable	$11,006	$—
Conversion of loan into common stock	$—	$(500,000)
Shareholder advances repaid by stock issuances	$—	$94,440
Additional paid-in capital deduction related to reverse capitalization	$—	$(9,311)
Shares issued as commitment fees - offering costs	$904	$—

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Nature of Organization

KonaRed Corporation (“KonaRed”, "KonaRed Corporation", "us", “we”, the “Registrant”, or the “Company”) was incorporated in the State of Nevada on October 4, 2010 as TeamUpSport Inc. Prior to, and in anticipation of, closing of an asset purchase agreement (the "Asset Agreement") with Sandwich Isles Trading Co, Inc., on September 9, 2013 our company effected a name change by merging with our wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”. On October 4, 2013 pursuant to the terms the Asset Agreement, we acquired substantially all of the assets, property and undertaking of the health beverage and food business (the "Business") operated under the name “KonaRed” from Sandwich Isles Trading Co., Inc. ("SITC") which was a private company incorporated in Hawaii on August 22, 2008 and dissolved on May 23, 2014.
As a result of October 4, 2013 acquisition of the Business from Sandwich Isles Trading Co., Inc. ("SITC") we ceased to be a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Fiscal Year

These financial statements have been presented by the Company in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31st (prior to the Asset Agreement our fiscal year end was May 31st and upon execution of the Asset Agreement on October 4, 2013, our fiscal year end changed to December 31st.)

We determined to treat the acquisition as a reverse recapitalization for accounting purposes, with SITC as the acquirer for accounting purposes. As such, the prior year financial information, including the operating and financial results, audited financial statements, included in this annual report on Form 10-K include the results of SITC for the period from January 1, 2013 to October 3, 2013, rather than that of our predecessor company TeamUpSport Inc. prior to the completion of the Asset Agreement.

On September 9, 2013, we effected a 13.5 to one forward stock split of our common stock. The securities of our Company referred to in these financial statements are the securities subsequent to the forward stock split.

Use of Estimates
The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Financial Instruments
The Company’s financial instruments consist principally of cash, accounts receivable, inventory, accounts payable, notes payable and related party debt. The Company believes that the recorded values of all of these financial instruments approximate their current fair values because of the short term nature and respective maturity dates or durations.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable
Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Bad debts expense or write offs of receivables are determined on the basis of loss experience, known and inherent risks in the receivable portfolio and current economic conditions. During the years ended December 31, 2014 and December 31, 2013, the Company wrote off accounts receivable totaling $2,204 and $14,322, respectively. There were no allowances for doubtful accounts recorded for the years ended December 31, 2014 and December 31, 2013.

Inventories
Inventories are composed of raw materials and finished goods. Our raw materials inventory is comprised of dried coffee fruit and other input components, such as labels, caps, and packaging materials. Our finished goods inventory process begins when we take possession of dried coffee fruit from coffee growers in Hawaii. We then ship the raw material to our California warehouse for storage and then send required quantities to subcontractors for value-added processing; or we ship the raw materials directly from Hawaii to the processors. For our beverage products, value-added processing then occurs whereby the dried coffee fruit is converted to liquid extract through water based extraction. The extracts are then shipped from the raw materials processors to our California warehouse or directly to our bottling contractors. The bottling contractors then add our proprietary extract to other ingredients to produce our finished goods. Finished goods are shipped back to either our Company’s warehouse or third party transit agents and subsequently disseminated to either distributors or shipped directly to retailers. The process for production of our nutritional wellness products follows a similar manufacturing chain, but does not involve a bottling process.

Inventories are valued at the lower of cost, as determined on an average basis, or market. Market value is determined by reference to selling prices at, or around, balance sheet date or by management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if a valuation allowance is required. If a valuation allowance is required, an offsetting entry is made which expenses the reserved inventory to cost of goods sold during the period in which the valuation was required. Subsequently, if this reserved inventory is used in future periods, an offset is entered to cost of goods sold which decreases cost of goods sold during that subsequent period. Costs of raw material and finished goods inventories include purchase and related costs incurred in bringing the products to their present location and condition. Labor, direct and indirect overhead, and the processing, bottling and shipping costs incurred during 3rd party manufacturing are factored into the costs of our inventories.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Revenue Recognition
Sales revenue consists of amounts earned from customers through the sales of its finished products via wholesale and direct online retail channels. The Company also operates a branded ingredients division that sells raw material fruit powder and extracts to wholesale customers. Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured. Customers accept goods FOB shipping point. Goods are sold on a final sale basis and in the normal course of business the Company does not accept sales returns. In exceptional circumstances when negotiated, sales returns which are accepted goods are returned to inventory and deducted from sales revenue.

Cost of goods sold
Cost of goods sold ('COGS') primarily consist of raw materials purchases and third party processing costs. COGS also include: warehousing and distribution costs for inbound freight charges; shipping and handling costs; purchasing and receiving costs; costs for our labor; direct and indirect overhead costs; and the processing, bottling and shipping costs charged by 3rd party manufacturers.

Income Taxes
In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in these financial statements is the benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

No liability for unrecognized tax benefits was recorded as of December 31, 2014 and December 31, 2013.

Stock Based Payments
We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Derivative financial instruments
In accordance with ASC 820–10–35–37 Fair Value in Financial Instruments; ASC 815 Accounting for
Derivative Instruments and Hedging Activities; and ASC 815–40 (formerly Emerging Issues Task Force (“EITF”) Issue No. 00–19 and EITF 07–05), the Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. As of December 31, 2014, the Company had outstanding a senior convertible note with a balance of $140,001, net of a discount of $10,790 which the Company determined had an embedded derivative liability due to the senior convertible note agreement providing for adjustments to the conversion price.

Research and Development
Costs incurred in developing the ability to create and manufacture products for sale are included in research and development. Once a product is commercially feasible and starts to sell to third party customers, the classification of such costs as development costs stops and such costs are recorded as costs of production, which are included in cost of goods sold. Research and development costs are expensed when incurred.

Basic and Diluted Net Loss per Share
The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using the treasury stock method; and convertible preferred stock and convertible debt using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. The Company currently has options, warrants and convertible debt outstanding, and convertible preferred stock has been issued. Common stock equivalents pertaining to the options, warrants and convertible debt were not included in the computation of diluted net loss per common share in these financial statements because the effect would have been anti-dilutive due to the net losses for the years ended December 31, 2014 and December 31, 2013.

Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times such cash may be in excess of the FDIC limit. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Related parties
A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Fair Value Measurements
As defined in ASC 820 “Fair Value Measurements”, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

The Company's Level 1 assets and liabilities consist of cash, accounts receivable, inventories net, of any inventory allowance, prepaid expenses, other current assets, accounts payable and accrued liabilities, note payable and unearned revenue. Pursuant to ASC 820, the fair value of these assets and liabilities is determined based on Level 1 inputs, which consist of quoted prices in active markets for identical assets. Level 2 assets and liabilities consist of a derivative liability arising from a convertible note payable. Pursuant to ASC 820, the fair value of this liability is determined based on Level 2 inputs, which consisted of a valuation by an accredited third party expert. We do not currently have any assets or liabilities which are classified under the criterion of Level 3.

Amounts in each Level include:

	As of December 31, 2014	As of December 31, 2013
Level 1	$1,181,544	$917,662
Level 2	$9,168	$nil
Level 3	$nil	$nil

It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Advertising
Costs for advertising are expensed when incurred. Advertising costs totaled $110,498 and $nil for the years ended December 31, 2014 and December 31, 2013, respectively. The Company also incurs marketing expenses for product promotion which are combined with advertising to form the advertising and marketing line item in our statement of operations. Excluding advertising, these other promotional costs totaled $856,666 and $143,061 for the years ended December 31, 2014 and December 31, 2013, respectively.

Fixed Assets

Fixed assets are recorded at cost. Depreciation is calculated on a straight line method over the estimated useful lives of the various assets as follows:

ASSET	Depreciation Term

Furniture and equipment	5 years
Warehouse fixtures	5 years

During the year ended December 31, 2014, depreciation of $1,467 was recorded for furniture and Equipment; and depreciation of $516 was recorded for warehouse fixtures. Depreciation for all fixed assets totaled $1,983 at December 31, 2014.

Maintenance and repairs will be expensed as incurred while renewals and betterments will be capitalized.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

On June 10, 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-10 , which eliminates development stage reporting requirements under FASB ASC 915, as well as amends provisions of existing variable interest entity guidance under ASC 810. Additionally, the ASU indicates that the lack of commencement of principal operations represents a risk and uncertainty and, accordingly, is subject to the disclosure requirements of FASB ASC 275. As a result of the changes, existing development stage entity presentation and disclosure requirements are eliminated. The presentation and disclosure changes to FASB ASC 915 are effective for public entities for annual periods beginning after December 15, 2014, and the revisions to the consolidation standards are effective for annual periods beginning after December 15, 2015. We are not a development stage enterprise and have adopted this provision as required.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this ASU change the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization's operations and financial results and include disposals of a major geographic area, a major line of business, or a major equity method investment. The new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. Additionally, the new guidance requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The amendments in the ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The Company has adopted this pronouncement as required.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern . The new standard requires management of public and private companies to evaluate whether there is substantial doubt about the entity's ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The standard requires management to evaluate, for each reporting period, whether there are conditions or events that raise substantial doubt about a company's ability to continue as a going concern within one year from the date the financial statements are issued. The new standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted. We do not expect the adoption of the ASU to have a significant impact on our consolidated financial statements.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred losses totaling $16,281,020 as of December 31, 2014; and has a incurred a net loss for the current year of $4,602,627. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. If necessary, the Company will pursue additional equity and/or debt financing while managing cash flows from operations in an effort to provide funds to meet its obligations on a timely basis and to support future business development. The financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern. To address these issues, on January 20, 2015 the Company executed an unsecured, subordinate convertible debenture which will raise a total of $1,000,000. The first (net) $400,000 of this funding was received upon closing at January 20, 2015 and the second and third tranches of (net) $300,000 each are scheduled to be received, at the option of the Company, upon: (i) filing of this Report on form 10-K; and (ii) filing of the Report on form 10-Q for our second quarter ending September 30, 2015. Additionally, the Company has in place an equity line share purchase agreement (the “Purchase Agreement”) with an Illinois limited liability company, pursuant to which we may make sales of shares of our common stock, subject to certain limitations set forth in the 2015 Purchase Agreement, if our share price is trading at or above a stipulated floor price.

NOTE 4 – Inventory

Inventory includes raw materials and finished goods. Finished goods contain direct materials and other manufacturing costs charged directly by third party manufacturing vendors. Inventory consists of the following:
	December 31, 2014	December 31, 2013

Raw materials	$157,839	$226,680
Finished goods	350,499	182,179
Inventory allowance	—	(18,732)
Total	$508,338	$390,127

The Company recognized $nil and $161,129 recovery in inventory allowance respectively for the years ended December 31, 2014 and December 31, 2013. The recovery in for the year ended December 31, 2013 was due to the Company selling inventories that were fully reserved in prior years. During the year ended December 31, 2014, the Company wrote-off the $18,732 of inventory which had been recorded in the inventory allowance at December 31, 2013.

During the year ended December 31, 2014, management performed a comprehensive review of inventory and disposed of, and wrote-off to cost of goods sold, a net balance of $49,249 of obsolete and expired stock. This write-off included $18,732 of inventory which had been reserved in prior periods. As of December 31, 2014, the Company had $nil of reserved inventory and all inventory was valued at full cost.

The inventory allowance of $18,732 at December 31, 2013 was comprised of the net remaining amount of two raw materials items which were identified as being slow moving during the year ended December 31, 2012 and were reserved and subsequently written-off.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 5 – Prepaid Expenses and Other Current Assets

Prepaid expenses $16,000 at December 31, 2014 were comprised of prepayments to two service providers. Prepaid expenses at December 31, 2013 were comprised a prepayment to a service provider of $7,500.

Other current assets at December 31, 2014 totaled $652 and were comprised of a manufacturing deposit of $652. Other current assets at December 31, 2013 were comprised of a rent deposit of $3,500. During the year ended December 31, 2014, the $3,500 rental deposit was written off.

NOTE 6 – Fixed Assets

Fixed assets at December 31, 2014 comprised furniture and equipment totaling $9,735, net of accumulated depreciation of $1,467; and warehouse fixtures totaling $2,956, net of accumulated depreciation of $516. There was no balance of fixed assets recorded for the year ended December 31, 2013.

NOTE 7 – Note Payable and Other Debt

Senior Convertible Note

On January 28, 2014, we entered into a patent settlement with VDF FutureCeuticals, Inc.("VDF") with respect to a prior action filed by VDF. In connection with the License Agreement and other agreements which formed the settlement, we issued a senior convertible note (the "Senior Convertible Note") to VDF, whereby we promised to pay VDF a principal amount equal to the sum of: (i) the aggregate amount of accrued and unpaid license fee payments, plus (ii) accrued interest on the Senior Convertible Note. The maturity of the Senior Convertible Note is December 31, 2018 unless the Senior Convertible Note is accelerated pursuant to an event of default or the License Agreement is terminated and all accrued and unpaid obligations under the Senior Convertible Note have been paid. Interest on the Senior Convertible Note is 7% per annum, subject to an adjustment to 12% for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time. At any time VDF has the option to convert any principal outstanding on the Senior Convertible Note into shares of our common stock at a Conversion Price determined by the terms of the Senior Convertible Note.

Key terms of the Senior Convertible Note include that: (i) VDF is granted an adjustment to the conversion price upon the issuance of shares of our common stock, stock options or other convertible securities; (ii) no indebtedness shall rank senior to the payments due under the Senior Convertible Note unless prior written consent of VDF is obtained; and (iii) payments under the Senior Convertible Note are secured by a Security Agreement (such agreement which was executed on January 28, 2014 and filed to the SEC along with other settlement agreements in a Form 8-K on February 3, 2014).

The Senior Convertible Note provides that we may, at our option, have regularly scheduled License fee payments treated as debt and rolled over into the Senior Convertible Note which we have issued to VDF (see Note 11). To date, we have rolled-over two License fee payments of $75,000 each, plus accrued interest for the year ended December 31, 2014 of $791 for a total of $150,791, to create an  outstanding balance of $140,001 on the Senior Convertible Note at December 31, 2014, after taking account of a net discount on the note of $10,970 arising from an embedded derivative (see Note 8).

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 7 – Note Payable and Other Debt (continued)

Originally the Conversion Price of the Senior Convertible Note was $0.65 per share. On December 19, 2014, this was adjusted to $0.6163 per share based on our issuance of stock options; and subsequent to the year ended December 31, 2014, on January 20, 2015 the Conversion Price was adjusted to $0.5623 based on our issuance of an unsecured, subordinate convertible debenture to a third party (a copy such debenture which was filed to SEC in a Form 8-K on January 23, 2015).

Other than the Senior Convertible Note, there was no other debt outstanding at December 31, 2014. The following information is provided regarding amounts shown in our Statements of Cash Flows for the year ended December 31, 2013:

On March 30, 2012, the Company issued a 10% term loan of $225,000 (the "Term Loan") to a third party creditor ("Creditor One"). As part of the Term Loan agreement, the Company issued a warrant to purchase 1,837,000 common shares of the Company to Creditor One. The relative fair value of the warrants was determined to be $190,500 and was recognized as a debt discount on the debt issuance date. During the year ended December 31, 2013, $3,863 of accrued interest was paid on the Term Loan which and there were no further amounts owing at December 31, 2013. When the Term Loan was fully re-paid, the debt discount balance was amortized for the year ended December 31, 2013 as interest expense with an offset to Additional Paid-in Capital.

On January 12, 2012, the Company entered into a $2,000,000 working line of credit agreement (the "LOC") with Creditor One which expired on January 12, 2014. The adjusted interest rate of the LOC was 18% and as of December 31, 2013 the LOC remaining balance of $113,547 had been fully paid down and there were no amounts owed by the Company toward the LOC.

On January 12, 2013, the Company completed issuance of a convertible note (the "Shareholder Loan") to a non-affiliated shareholder of the Company ("Creditor Two"). The Shareholder Loan comprised a loan of $10,000 which was due by December 18, 2015, accrued interest at 20% per annum, and was convertible into shares of the Company's common stock at $0.70 per share. Full repayment $11,994 for principal and accrued interest on the Shareholder Loan was made on November 5, 2013.

On June 12, 2013, the Company issued a $500,000 secured promissory note (the "Loan") to another creditor ("Creditor Three"). The Loan was due on December 1, 2013 and accrued interest at 12% per annum if the Company did not execute the Asset Agreement. On October 4, 2013, the Loan was assigned by Creditor Three to another third party ("Creditor Four"). The Secured Note was then extinguished by Creditor Four on October 4, 2013 through the conversion of the Loan into 1,111,111 shares of the Company’s common stock at a price of $0.45 per share for proceeds of $500,000. No accrued interest had become due on the Loan.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 8 – Derivatives

In connection with the issuance of debt or equity instruments, the Company may sell options or warrants to purchase our common stock. In certain circumstances, the convertible debt, options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as embedded derivative features which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The Company's derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income in the period in which the changes occur. For options, warrants and bifurcated embedded derivative features that are accounted for as derivative instrument liabilities, the Company estimates fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The valuation techniques require assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option.

The following table summarizes the convertible debt derivative activity for the period ending December 31, 2014:

Description	Convertible Notes	Total
Fair Value at December 31, 2013	$—	$—
Discount due to issuance of subordinated convertible debenture	11,006	11,006
Change in Fair Value	(1,838)	(1,838)
Fair Value at December 31, 2104	$9,168	$9,168

For the period ended December 31, 2014, the change in the fair market value of the derivative liability was $1,838 which was recorded as Other Income.

The lattice methodology was used to value the derivative liabilities related to the convertible notes, with the following assumptions.

Assumptions:	December 31, 2014

Dividend yield	0.00%
Risk-free rate for term	1.65%
Volatility	117%
Maturity dates	4 years
Stock Price	$0.141

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 9 – Related Party Transactions

During the years ended December 31, 2014 and December 31, 2013, related party transactions included:

President and Chief Executive Officer, Director, Board Chair. For the year ended December 31, 2014: (i) Compensation of $130,000; (ii) issuance of 250,499 shares as past services compensation at $0.627 per share, totaling $157,063; (iii) cancelation of December 12, 2013 option grant totaling 1,000,000 unvested options; (iv) Black-Scholes expense recording and amortization totaling $159,825 for 2,500,000 options granted on December 19, 2014 (1,000,000 which vested immediately; 750,000 which vest June 30, 2015; and 750,000 which vest December 31, 2015); and (v) office rent of $9,100. For the year ended December 31, 2013: (i) salary of $120,000; (ii) shares issued for compensation totaling $39,550; (ii) issuance of 1,000,000 options exercisable into 1,000,000 restricted shares of the Company's common stock at an exercise price of $0.45 per share. These options were issued in lieu of the warrants contemplated in the employment agreement with our CEO. These options were to vest in full on, or after October 4, 2014, if, or when, the stock price of Company is trading above $1.00 per share. These options accrued a non-cash cost of $47,141 during the year ended December 31, 2013; (iii) repayments through issuances of stock of $31,500 to fully pay down shareholder advances owed; and (iv) repayments of $70,747 (including $27,500 through issuance of stock) to fully pay down outstanding related party accounts payable due to him from fiscal 2012.

Chief Financial Officer, Secretary and Treasurer: (i) Consulting fees of $22,500 for services provided from January 1 to March 17, 2014; (ii) compensation of $76,500 for period from March 18 to December 31, 2014; (ii) issuance of 50,000 shares at $0.80 per share and 25,000 shares at $0.373 per share as compensation, totaling $49,325; and (iii) Black-Scholes expense recording of $114,236 for 750,000 options granted on December 19, 2014 which vested immediately.

(Former) Vice-President and Chief Operating Officer: (i) Compensation and termination settlement of $47,613 for period of May 1 to August 14, 2014; and (ii) issuance of 25,000 shares as compensation at $0.62 per share, totaling $15,000.

(Former) Chief Financial Officer, Secretary and Treasurer; spouse of President and CEO. For the year ended December 31, 2014: (i) Compensation as CFO of $23,175 from January 1 to March 17, 2014; (ii) compensation as employee of $20,325 for period from March 18 to December 31, 2014; (iii) cancelation of December 12, 2013 option grant of 1,000,000 options which fully vested on grant date; and (v) Black-Scholes expense recording of $152,314 for 1,000,000 options granted on December 19, 2014 which vested immediately. For the year ended December 31, 2013: (i) compensation of $45,000; (ii) issuance of 1,000,000 options exercisable into 1,000,000 restricted shares of the Company's common stock at an exercise price of $0.74 per share. These options have a five year term, vested on grant date and were recorded as compensation expense of $732,886 for the year ended December 31, 2013 based on a Black-Scholes options pricing model valuation.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 9 – Related Party Transactions (continued)

(Former) Chief Scientific Officer; Director. For the year ended December 31, 2014: (i) Payment of $60,000 as the final installment of CSO contract buy-out negotiated during fiscal 2013; (ii) issuance of 83,167 shares for past services compensation as director at $0.627 per share, totaling $51,146; (iii) cancelation of December 12, 2013 option grant totaling 1,000,000 unvested options; and (iv) Black-Scholes expense recording of $152,314 for 1,000,000 options granted on December 19, 2014 which vested immediately. For the year ended December 31, 2013: (i) compensation totaling $196,156, comprised of consulting fees of $136,156, and $60,000 as the first installment of the $120,000 buy-out of his contract. The second $60,000 payment of this buyout which is due in February 2014 was recorded in the financial statements for fiscal 2013 as an accrued liability and was paid in February 2014; (ii) issuance of 1,000,000 options exercisable into 1,000,000 restricted shares of the Company's common stock at an exercise price of $0.45 per share. These options were issued in lieu of the warrants contemplated in the employment agreement with our former CSO. These options were to vest in full on, or after October 4, 2014, if, or when, the stock price of Company is trading above $1.00 per share. These options accrued a non-cash cost of $47,141 during the year ended December 31, 2013; (iii) repayments through issuances of stock of $62,940 to fully pay down shareholder advances owed; and (iv) repayments of $72,375 to fully pay down outstanding related parties accounts payable due to him from fiscal 2012.

Directors: Related party transactions for one of our directors included: (i) issuance of 83,167 shares for past services compensation as director at $0.627 per share, totaling $51,146; (ii) cancelation of January 7, 2014 option grant totaling 750,000 options; and (iii) Black-Scholes expense recording of $114,236 for 750,000 options granted on December 19, 2014 which vested immediately. Related party transactions for another of our directors included: (i) issuance of 83,167 shares for past services compensation as director at $0.627 per share, totaling $51,146; and (ii) Black-Scholes expense recording of $114,236 for 750,000 options granted on December 19, 2014 which vested immediately.

At December 31, 2014 and December 31, 2013, the Company had related party accounts payable of $nil and $nil, respectively; and shareholder loans of $nil and $nil, respectively.

NOTE 10 – Equity

Overview:

Our authorized capital stock consists of 877,500,000 shares of common stock, with a par value of $0.001 per share; and 10,000 shares of preferred stock at a par value of 0.001. The holders of common stock have dividend rights, liquidation rights and voting rights of one vote for each share of common stock. There are no preferred shares issued and outstanding and the terms of any future preferred shares issuances will be as determined by the Board of Directors. As of December 31, 2014, there were 83,496,530 shares of our common stock issued and outstanding.

Stock Split:

On September 9, 2013, we effected a 13.5 to one forward stock split of our authorized and outstanding common stock. As a result, our authorized shares of the common stock capital increased from 65,000,000 shares of common stock with a par value of $0.001 to 877,500,000 shares of common stock with a par value of $0.001 and our previously issued and outstanding 4,766,698 shares of common stock increased to 64,350,423 shares of common stock issued and outstanding as of December 31, 2012. All share amounts issued have been adjusted to reflect the 13.5 to one forward stock split.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 10 – Equity (continued)

Asset Agreement Transactions:

Prior to the execution of the Asset Agreement we had 64,350,423 shares of common stock issued and outstanding.

In connection with the closing of the Asset Agreement a former president and director of our company agreed to and returned 38,700,423 shares (2,866,698 pre-split shares) of our common stock to the treasury of our Company for cancellation without consideration effective October 4, 2013.

On October 4, 2013 we issued an aggregate of 42,750,000 shares of our common stock to SITC in connection with the closing of the Asset Agreement. These shares were subsequently registered in a Form S-1 which was deemed Effective by the SEC on December 16, 2014.

As detailed below, as consideration for assisting us in structuring the acquisition with Sandwich Isles on October 4, 2013, we issued 2,888,888 five-year warrants to a consultant to purchase 2,888,888 shares of the Company's common stock for $0.65 per share for a period of five years.

In connection with the closing of the Asset Agreement, effective October 4, 2013 we completed a non-brokered private placement with a creditor for sale of 1,777,778 shares of our common stock at a price $0.45 per share for gross proceeds of $800,000. And, also effective October 4, 2013 we issued 1,111,111 shares of our common stock to the same creditor at a price of $0.45 per share upon conversion of the Loan for proceeds of $500,000 (see Note 7). These shares were issued to one non-U.S. person (as that term is defined in Regulation S of the 1933 Act) in offshore transactions relying on Regulation S and/or Section 4(a)(2) of the 1933 Act.

Share Transactions:

On October 17, 2013 we completed a non-brokered private placement with a third party for sale of 77,778 units at a price $0.45 per unit for gross proceeds of $35,000. Each unit was comprised of one common share and one five year warrant exercisable into one common share at a price of $0.65 per share.

On November 21, 2013 we completed a non-brokered private placement with a third party for sale of 1,000,0000 units at a price $0.45 per unit for gross proceeds of $450,000. Each unit was comprised of one common share and one five year warrant exercisable into one common share at a price of $0.65 per share.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 10 – Equity (continued)

On January 27, 2014, we issued 1,818,182 units to two investors in a non-brokered private placement, at a purchase price of $0.55 per unit for gross proceeds of $1,000,000. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years. We issued: (i) 681,818 of these units to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended; and (ii) 1,136,364 of these units to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these units to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended. Pursuant to the securities purchase agreements with each investor, we also agreed to file a Form S-1 registration statement related to the transaction with the SEC covering the shares underlying the units (excluding shares issuable upon exercise of the warrants); such Form S-1, which also included shares related to our Equity Line (detailed below), was filed and subsequently deemed Effective by the SEC on May 8, 2014.

During his term as a consultant to the Company, our new CFO was issued 50,000 restricted shares at $0.80 per share on April 14, 2014 and 25,000 restricted shares at $0.373 per share on August 19, 2014, each grant being valued based on market close price on issue date, for aggregate deemed compensation totaling $49,325. These shares were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in offshore transactions in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On May 1, 2014, 25,000 restricted common shares were issued to our former VP/COO as a signing bonus at a price of $0.62 per share based on market close price on issue date, for aggregate deemed compensation of $15,500. These shares were issued to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these shares to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On May 22, 2014 KonaRed Corporation filed a Form S-8 Registration Statement to register a total of 4,000,000 shares with the SEC to be used for director, officer and employee compensation share issuances. An initial group of these shares (the "Award Shares") were then separately registered under the Securities Act, by filing on June 4, 2014, as amended, a Post-Effective amendment to the Form S-8 Registration Statement which contained a re-offer prospectus in reference to the Award Shares. Allocation of the Award Shares included a compensation bonus of 250,499 shares to our CEO and 83,167 Award Shares to each of our three other directors at a price of $0.627 per share based on market close price on issue date, for aggregate deemed compensation for past services of $313,500.

On October 1, 2014, 57,400 restricted common shares were issued to two employees for prior services rendered at a price of $0.3449 based on market close price on issue date for deemed compensation of $19,797. These shares were issued to U.S. persons with reliance on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 10 – Equity (continued)

During the year ended 2014, we issued a total of 4,052,759 restricted common shares to a service provider for services rendered. These issuances were: (i) 352,759 at $0.2835 per share on October 21, 2014; (ii) 2,000,000 at $0.251 on December 2, 2014; and (iii) 1,700,000 at $0.141 on December 31, 2014, for aggregate deemed compensation of $841,707, each grant being valued based on market close price on issue date. These shares were issued to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these shares to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Equity Line:

On February 3, 2014, we entered into an Equity Line Agreement and a Registration Rights Agreement with  an Illinois limited liability company (the "Investor"), pursuant to which we have the right to sell to the Investor of up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the Equity Line Agreement filed with the SEC in a Current Report on Form 8-K on February 5, 2014. The Term of the Equity Line is thirty months. As aforementioned, the shares related to this Equity Line were registered with the SEC in a Form S-1 which was deemed Effective on May 8, 2014. We may direct the Investor, at our sole discretion and subject to certain conditions, to purchase up to $100,000 worth of shares of our common stock on any single business day so long as at least one business day has passed since the most recent purchase. Such sales may increase up to a maximum of $500,000 per purchase, depending on the closing sale price of our common stock.

The purchase price of such common stock sold to the Investor is based on the prevailing market price of our common stock preceding the time of any such sale with our company knowing the exact price prior to making sales, if any, to the Investor and we control the timing and amount of sales, if any, of common stock to the Investor. There are no upper limits to the price the Investor may pay to purchase our common stock. No sales of common stock to the Investor may occur below a floor price as set forth in the 2015 Purchase Agreement. In addition, we may direct the Investor to purchase additional amounts as Accelerated Purchases if on the date of a regular purchase the closing sale price of our common stock is not below the threshold price as set forth in the 2015 Purchase Agreement.

Our sales of shares of common stock to the Investor under the Equity Line Agreement are limited to no more than the number of shares that would result in the beneficial ownership by the Investor and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of our common stock. The Equity Line Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. the Investor has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares of common stock.

In consideration for entering into the Equity Line Agreement, we issued the Investor 872,727 common shares as a commitment fee (the “Commitment Shares”) and may issue up to 218,182 additional shares on a per share basis. During the year ended December 31, 2014, we issued 30,906 additional commitment shares during 17 transactions. The cost of the 903,633 shares issued for Equity Line underwriting fees have been recorded as a $904 debit to additional paid-in capital. The Commitment Shares were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, and were registered for sale under the Registration Statement on Form S-1 which was deemed Effective by the SEC on May 8, 2014.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 10 – Equity (continued)

Actual sales of shares of common stock to the Investor under the Equity Line Agreement depend on a variety of factors to be determined by our Company from time to time, including (among others) market conditions, the trading price of our common stock and determinations by us as to available and appropriate sources of funding for our Company and its operations.

The Equity Line Agreement may be terminated by us at any time at our discretion without any monetary cost to us.

During the year ended December 31, 2014 we issued 3,697,889 shares under the Equity Line for aggregate proceeds of $1,700,001.

Warrants:

On October 4, 2013, we issued 2,888,888 five-year warrants to a consultant. Each warrant is exercisable into one share of common stock at $0.65 per share for a period of five years. On issuance date, the warrants were valued at $1,861,803 and credited to Additional Paid-In Capital. Fair value on date of grant was based on a Black-Scholes option pricing model valuation using the following assumptions: (i) a risk-free interest rate of 1.40% based on the U.S. 5 year Treasury bond yield on issuance date; (ii) a dividend yield of zero; (iii) a volatility factor of 429.1% based on the 5 year annualized daily closing price stock volatility of a group of comparable peer companies with 5 year trading histories; (iv) an exercise price of $0.65; and (v) an expected life of 1.5 years (assumed to be the period during which the warrants will be exercised). The fair value method requires the cost of warrants to be expensed over the period in which they vest, which in the case of these warrants was immediately at grant date.

On October 17, 2013 we completed a non-brokered private placement with a third party for sale of 77,778 units at a price $0.45 per unit for gross proceeds of $35,000. Each unit was comprised of one common share and one five year warrant exercisable into one common share at a price of $0.65 per share.

On November 21, 2013 we completed a non-brokered private placement with a third party for sale of 1,000,0000 units at a price $0.45 per unit for gross proceeds of $450,000. Each unit was comprised of one common share and one five year warrant exercisable into one common share at a price of $0.65 per share.

On January 27, 2014, we issued 1,818,182 units to two investors in a non-brokered private placement at a purchase price of $0.55 per unit for gross proceeds of $1,000,000. Each unit was comprised of one common share and one six year warrant exercisable into one common share at a price of $0.65 per share.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 10 – Equity (continued)

The following table summarizes the Company’s warrant activity for the years ended December 31, 2014 and December 31, 2013:

	Number of Warrants	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)*	Intrinsic Value**

Outstanding at December 31, 2012	1,837,000	$0.70	-	$-
October 4, 2013 - Grant to consultant	2,888,888	0.65	3.76	Nil
October 17, 2013 - Granted with Units	77,778	0.65	3.80	Nil
November 21, 2013 - Granted with Units	1,000,000	0.65	3.89	Nil
Outstanding at December 31, 2013	5,803,666
January 12, 2014 - Expiration of warrants previously granted to creditor	(1,837,000)	-	-	-
January 27, 2014 - Granted with Units	1,818,182	0.65	5.07	Nil
Outstanding at December 31, 2014	5,784,848	$0.65	4.19	$ Nil
*  (remaining term as of December 31, 2014)
**(intrinsic value based on the closing share price of $0.141 on December 31, 2014)

Options:

On November 25, 2013, the Company issued 250,000 three year options to purchase 250,000 restricted shares of common stock to a consultant ("Consultant") for past services rendered. The options vested immediately and are exercisable at $0.70 per share. The cost of these options was recorded as $173,806 at November 25, 2013 based on a Black-Scholes valuation using the inputs detailed below.

On December 12, 2013, the Company adopted an incentive stock option plan (the "Stock Option Plan"). The Stock Option Plan allows for the issuance of up to 11,000,000 options to acquire 11,000,000 restricted shares of the Company's common stock, with a maximum exercise period of ten years, to be granted to eligible employees, officers, directors, and consultants. On December 12, 2013 3,000,000 options were granted under the Stock Option Plan to directors and officers of the Company.

With respect to the options granted on December 12, 2013, for the years ended December 31, 2013 and December 31, 2014 Black-Scholes valuation costs were recorded as follows: (a) service period amortization of $47,141 for 2013 for 1,000,000 five year options granted to CEO exercisable at $0.45 per share with vesting after October 4, 2014 if the share price of the Company was above $1.00 per share; (b) service period amortization of $47,141 for 2013 for 1,000,000 five year options granted to (former) CSO ("Director One") exercisable at $0.45 per share with vesting after October 4, 2014 if the share price of the Company was above $1.00 per share; (c) expensing of $732,886 in 2013 for 1,000,000 five year options granted to (former) CFO exercisable at $0.74 per share which vested immediately. On December 19, 2014, all of above options grants were cancelled with the consent of the grantees.

Due to the cancellation on December 19, 2014 of the unvested options which had been granted to the CEO and former CSO on December 12, 2013 and the 750,000 vested options which had been granted to Director Two on January 7, 2014, prior Black-Scholes expenses for these options were reversed for the year ended December 31, 2014.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 10 – Equity (continued)

On December 19, 2014, 6,750,000 options were granted under the Stock Option Plan. Black-Scholes valuation costs for these options were recorded as follows based on the input factors detailed in the table below: (a) expensing of $152,314 for 1,000,000 five year options granted to CEO exercisable at $0.17 per share which vested immediately; (b) 2014 service period amortization of $7,511 for 1,500,000 options granted to CEO exercisable at $0.17 per share of which 750,000 vest on June 30, 2015, and 750,000 vest on December 31, 2015; (c) expensing of $152,314 each for individual grants of 1,000,000 five year options each granted to Director One and Employee exercisable at $0.17 per share which vested immediately; (d) expensing of $114,236 each for individual grants of 750,000 five year options each granted to Director Two, Director Three, and CFO exercisable at $0.17 per share which vested immediately.

The fair value of the December 19, 2014 options grants was calculated on the date of grant using a Black Scholes option pricing model with the following assumptions :

Risk free comparative	Risk free rate	Dividend yield	Volatility period	Volatility rate	Estimated life	Exercise Price	Grant Date Stock price

2.5 year average of U.S. Treasury Constant Maturities	0.85%	0.0%	2.5 years	205%	2.5 years	$0.17	$0.17

The expensing and amortization of all options grants have been credited to Additional Paid-In Capital.

A summary of changes in outstanding stock options for the year ended December 31, 2014 and December 31, 2013 is as follows:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)*	Intrinsic Value**

Outstanding at December 31, 2012	-	$-	-	-
November 25, 2013 - Grant to consultant	250,000	0.70	2.90	0.07
December 12, 2013 – Grants to directors and officers	2,000,000	0.45	4.95	-
December 12, 2013 – Grant to officer	1,000,000	0.74	4.95	-
Outstanding at December 31, 2013	3,250,000	$0.56	4.79	$-
January 7, 2014 – Grant to director	750,000	0.81		-
December 19, 2014 - Cancellations	(3,750,000)	-	-	-
December 19, 2014 - Grants to directors, officers and employee	6,750,000	0.17	4.97	$nil
Outstanding at December 31, 2014	7,000,000	$0.19	4.86	$-
*  (remaining term as of December 31, 2014)
**(intrinsic value based on the closing share price of $0.141 on December 31, 2014)

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 10 – Equity (continued)

The following table summarizes information about the options outstanding at December 31, 2014:

Options Outstanding					Options Exercisable
Exercise Prices	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value**	Weighted Average Remaining Contractual Life (years)*	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value**	Weighted Average Remaining Contractual Life (years)*

$0.70	250,000	$0.70	$nil	1.90	250,000	$0.70	$nil	1.90
$0.17	6,750,000	$0.17	$nil	4.97	5,250,000	$0.17	$nil	4.97
Totals	7,000,000	$0.19	$nil	4.86	5,500,000	$0.19	$nil	4.83
*  (remaining term as of December 31, 2014)
**(intrinsic value based on the closing share price of $0.141 on December 31, 2014)

NOTE 11 – Commitments and Contingencies

Leases

Our company shares a two-year lease for a 10,000 square foot facility in San Clemente, California, with Malie, Inc., (“Malie”) a company owned by our CEO and his spouse, who is the CEO of Malie. On March 17, 2013, the Company and Malie extended the lease for an additional 24 month term to May 31, 2016 and committed to total lease payments of: (i) $9,812 for June 1, 2014 to May 31,2015; and (ii) $10,139 for June 1, 2015 to May 31, 2016. The Company's portion of payments under the extended term are: (i) 7,539 for June 1, 2014 to May 31,2015; and (ii) $7,790 for June 1, 2015 to May 31, 2016.

For the year ended December 31, 2014, our Company paid a total $90,471, or $7,539 per month, of the total lease expense of $117,744, or $9,812 per month. For the year ended December 31, 2013 our Company paid a total of $87,204, $7,267 per month, of the total lease expense of $111,204, or $9,267 per month.

Litigation

Various lawsuits, claims and other contingencies arise in the ordinary course of the Company’s business activities. As of the date of these financial statements, we know of no threatened or pending lawsuits, claims or other similar contingencies.

License Agreement
As part of our patent dispute settlement with VDF, on January 28, 2014 we entered into a coffee fruit patent license, Coffeeberry® trademark license and raw materials supply agreement (the "License Agreement") with VDF.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 11 – Commitments and Contingencies (continued)

Settlement of Patent Dispute
On January 28, 2014, we entered into a settlement agreement (the "Settlement Agreement") with VDF FutureCeuticals, Inc. based on a series of agreements to settle claims asserted by and against the parties with respect to an action filed by VDF against our predecessor company SITC; and resolve a petition for cancellation of certain trademark registrations filed by SITC. Copies of the agreements which formed the settlement were included with our filing of a Current Report on Form 8-K on February 3, 2014. A summary of each agreement is as follows:

1.  Settlement Agreement
Under the Settlement Agreement the parties mutually filed voluntary dismissals with respect to the foregoing claim and petition for cancelation. The parties released each other from liability arising or accruing prior to January 28, 2014 for past monetary damages for any patent infringements and all other claims that the parties brought or could have brought prior to January 28, 2014. In addition, our Company agreed to  formally abandon all pending patent applications directed to coffee berries or coffee berry technology and cancel with prejudice all trademark proceedings.

2.   License Agreement
The License Agreement comprises a coffee fruit patent license, Coffeeberry® trademark license and raw materials supply agreement. The key elements include:

(a) Patents and Trademark License
In exchange for our ongoing compliance with certain Alternative Minimum Payments and royalties (and the terms and conditions related to raw materials discussed below), VDF granted us a non-exclusive, non-transferrable, non-sublicensable license to use and practice certain VDF patent rights and a non-exclusive license to use certain VDF trademarks and trademark rights.

(b) Raw Materials
VDF will supply us with raw materials. Negotiations were completed during November 2014 which created a mutually determined phase-in schedule for raw materials sales. We are also permitted to have raw materials manufactured by a third party (subject to some limitations) solely for the use in the products that we sell. Additionally, we must share with VDF all details of certain input raw materials.

The License Agreement requires us to make quarterly payments, which may be a base amount (an "Alternative Minimum Payment", or "AMP"), or be grossed up to a higher amount subject to our use of rights under the License. The amount and schedule for the remaining Alternative Minimum Payments is as follows:

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 11 – Commitments and Contingencies (continued)

Three Month Period Ended	Due Date	Amount

March 31, 2015	May 15, 2015	$75,000
June 30, 2015	August 14, 2015	$75,000
September 30, 2015	November 14, 2015	$75,000
December 31, 2015	February 14, 2016	$75,000
March 31, 2016	May 15, 2016	$75,000
June 30, 2016	August 14, 2016	$100,000
September 30, 2016	November 14, 2016	$100,000
December 31, 2016	February 14, 2017	$100,000
March 31, 2017	May 15, 2017	$100,000
June 30, 2017	August 14, 2017	$100,000
September 30, 2017	November 14, 2017	$100,000
December 31, 2017	February 14, 2018	$100,000
March 31, 2018	May 15, 2018	$100,000
June 30, 2018	August 14, 2018	$125,000
September 30, 2018	November 14, 2018	$125,000
December 31, 2018	February 14, 2019	$125,000
March 31, 2019	May 15, 2019	$125,000
Each quarter end thereafter	45 days after each quarter end	$150,000

AMP's are due forty five days after the end of each reporting period. During the year ended December 31, 2014, we made a cash license payment to VDF of $75,000 for the June 30, 2014 period AMP, and rolled over into the Senior Convertible Note (see below) the AMPs for the periods ended September 30 and December 31, 2014.

3.  Senior Convertible Note
The Senior Convertible Note provides that we may, at our option, have regularly scheduled License fee payments treated as debt and rolled over into the Senior Convertible Note which we have issued to VDF. To date, we have rolled-over two AMPs, plus accrued interest for the year ended December 31, 2014, to create a total outstanding balance of $150,791 on the Senior Convertible Note at December 31, 2014.

The maturity date of the Senior Convertible Note is December 31, 2018 unless: (i) the Senior Convertible Note is accelerated pursuant to an event of default, or (ii) the License Agreement is terminated and all accrued and unpaid obligations under the Senior Convertible Note have been paid. Interest on the Senior Convertible Note is 7% per annum, subject to adjustment to 12% for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time. No indebtedness of our company shall rank senior to the payments due under the Senior Convertible Note unless prior written consent of VDF is obtained; and payments under the note are secured by the Security Agreement as described below.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 11 – Commitments and Contingencies (continued)

At any time and at the option of VDF, any principal outstanding under the Senior Convertible Note may be converted into shares of our common stock based on the terms of the Senior Convertible Note. Originally the Conversion Price of the Senior Convertible Note was $0.65 per share. On December 19, 2014, this was adjusted to $0.6163 per share based on our issuance of stock options; and subsequent to the year ended December 31, 2014, on January 20, 2015 the Conversion Price was adjusted to $0.5623 based on our issuance of an unsecured, subordinate convertible debenture to a third party.

4.  Pledge and Security Agreement
Under the Pledge and Security Agreement we pledged, collaterally assigned and granted to VDF, a security interest in all of our right, title and interest, whether now owned or hereafter acquired, in and to our Company’s property to secure the prompt and complete payment and performance of obligations existing under any of the agreements.

5.  Warrant
As part of the patent settlement, we issued VDF a warrant (the "VDF Warrant") entitling VDF, from any time after the occurrence of a Warrant Exercise Event until the fifteenth anniversary of the issuance of the VDF Warrant, to purchase from our Company, shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at a purchase price of $0.001 per share. No circumstances have yet occurred which classify as a Warrant Exercise Event and therefore there is no right in place for VDF to exercise the VDF Warrant.

A Warrant Exercise Event occurs if any of the following events occur:

i.	our Company reports $25,000,000 or more of gross sales in any fiscal year in our audited financial statements for such fiscal year;
ii.	our Company has a class of securities listed for trading on the New York Stock Exchange, the American Stock Exchange or NASDAQ;
iii.	our Company maintains an aggregate market capitalization of our company’s outstanding capital stock of at least $125,000,000 for twenty (20) consecutive trading days based on the closing prices for the shares of our common stock as reported on the OTC Bulletin Board; or
iv.	our Company has a change of control as defined in the VDF Warrant.

6.  Registration Rights Agreement
Under the Registration Rights Agreement we granted VDF or an assignee demand registration rights and incidental registration rights with respect to: (i) any shares of our common stock issued upon conversion of the Senior Convertible Note; (ii) any shares of our common stock issued upon exercise of the VDF Warrant; and (iii) any shares of our common stock acquired by VDF or an assignee from our Company after the date of the Registration Rights Agreement upon exercise or conversion of other convertible securities that are acquired by VDF or an assignee from our Company after the date of the Registration Rights Agreement. Pursuant to VDF’s demand registration right, at any time or from time to time, a holder or holders holding a majority of registrable securities then outstanding may require our Company to use our best efforts to effect the registration under the Securities Act of 1933, as amended, of all or part of their respective registrable securities (subject to any limits that may be imposed by the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act), by delivering a written request to our company. In addition to the registration rights granted to VDF, there are restrictions on our granting of registration rights to other parties.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 11 – Commitments and Contingencies (continued)

7.  Investor Rights Agreement
Under the Investor Rights Agreement VDF has the right to designate that number of nominees to our board of directors such that the total number of directors designated by VDF is in proportion to its percentage ownership of the outstanding voting power of the Company. From and after the date of the Investor Rights Agreement and until such time as: (i) the Senior Convertible Note has terminated; (ii) the VDF Warrant has terminated or been exercised; and (iii) VDF’s percentage interest is less than 1%, if VDF does not have a designee on our board of directors, VDF shall have the right to appoint one individual as a non-voting observer entitled to attend meetings of our board of directors. Also pursuant to the Investor Rights Agreement, for so long as: (i) the Senior Convertible Note remains outstanding, (ii) the VDF Warrant remains outstanding, or (iii) VDF owns a percentage interest equal or greater to 10%, we will require VDF’s consent before taking certain corporate actions, including, among others: (a) amending our constating documents, (b) making any material change to the nature of our business, (c) incurring indebtedness exceeding $7,500,000 at any one time outstanding; or (d) declaring or paying dividends.

NOTE 12 – Income Taxes

The Company is subject to federal income taxes in the United States. The Company has had no net income and therefore has not paid nor has any income taxes owing. Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating Loss carryforward	(35%)
Deferred income tax valuation allowance	35%
Actual tax rate	0%

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows (“NOL” denotes Net Operating Loss):

Year Ended	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit

2010	$(2,163,191)	2030	$(757,117)	$757,117	$—
2011	$(2,707,508)	2031	$(947,628)	$947,628	$—
2012	$(2,895,416)	2032	$(1,013,396)	$1,013,396	$—
2013	$(3,912,278)	2033	$(1,369,297)	$1,369,297	$—
2014	$(2,557,259)	2034	$(895,040)	$895,040	$—
	$(14,235,652)		$(4,982,478)	$4,982,478	$—

The total valuation allowance for the year ended December 31, 2014 is $4,982,478 which increased by $895,040 for the year ended December 31, 2014.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 12 – Income Taxes (continued)

As of December 31, 2014 and December 31, 2013, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the years ended December 31, 2014 and December 31, 2013 and no interest or penalties have been accrued as of December 31, 2014 and December 31, 2013. As of December 31, 2014 and December 31, 2013, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2010 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 13 – Concentration Risks

Our revenue is derived from sales of our beverage products, nutritional products and ingredient raw materials. Our beverage sales made up approximately 90% of total sales during the years ended December 31, 2014 and December 31, 2013. With respect to our beverage products, during the year ended December 31, 2014, 47% of sales came from our master distributor and 20% came from one major retail store chain, for a total of 67%; and the year ended December 31, 2013 two customers made up 52% of our revenues. Although the market for our products is elastic and current purchasers of our products are replaceable, our concentration of sales creates risk to future revenues if we were to lose one of these major customers.

At year end December 31, 2014, our accounts receivable included an amount due from one customer which totaled 82% of total accounts receivable. This accounts receivable concentration creates a potential risk to future working capital in the event that we were not able to collect all, or a majority, of this outstanding balance.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 14 – Subsequent Events

Issuance of unsecured, subordinate convertible debenture

On January 20, 2015 (the “Issuance Date”), we entered into a Convertible Debt Purchase Agreement (the “Agreement”) with a third party (“Lender”), for the issuance of up to $1,100,000 of unsecured subordinated convertible debentures (the “Debentures”) maturing 18 months from each issuance date.  On the Issuance Date, the Company issued to Lender a Debenture in the principal amount of $440,000 (which includes $40,000 in original issue discount) for $400,000 in cash.  The Company may issue to Lender an additional $660,000 in Debentures (the “Subsequent Debentures”), consisting of two additional convertible debenture, each in the principal amount of $330,000, including $30,000 of original issue discount, with one Debenture issuable upon the filing to the SEC of our Form 10-K for the year ended December 31, 2014 and the remaining Debenture issuable upon the filing of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014. The Debentures have an interest rate of 12% per annum, with each such Debenture maturing 18 months from issuance (each a “Maturity Date”). All or a portion of the outstanding principal balance of a Debenture may be prepaid before the relevant Maturity Date with a premium ranging from 105% to 125%.  If the Borrower repays a Debenture on the relevant Maturity Date, no Prepayment Premium shall apply. The principal balance and accrued interest for each Debenture is convertible into the Company’s common stock (the “Common Stock”), at Lender’s option, at a “Conversion Price” of 55% multiplied by the Lowest Closing Price (which represents a discount rate of forty-five percent (45%)). The “Lowest Closing Price” shall be the lowest closing bid price of the Common Stock during the 25 consecutive trading days prior to such date as reported on www.NASDAQ.com. Lender has agreed to restrict its ability to convert the Debentures and receive shares of Common Stock such that the number of shares of Common Stock held by it in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of Common Stock. The Debentures and the other securities issued to Lender pursuant to the Agreement were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Subsequent to the year ended December 31, 2014, on March 27, 2015 we received correspondence from an attorney which alleged a service provider who provided us with social media postings services had violated the copyright of two related clients regarding certain pictures used by the service provider. The likelihood of a material loss in this matter is considered to be remote and any damages we may pay are not currently estimable.

It was management's assessment that there were no other events which should be classified as subsequent events for the period of these financial statements.

Period Ended March 31, 2015:

KONARED CORPORATION
BALANCE SHEETS

	March 31, 2015 (unaudited)	December 31, 2014

ASSETS

CURRENT ASSETS
Cash	$240,536	$39,987
Accounts receivable	239,579	278,240
Inventory	471,248	508,338
Prepaid expenses	—	16,000
Other current assets	—	652
TOTAL CURRENT ASSETS	951,363	843,217

OTHER ASSETS
Fixed assets (net of accumulated depreciation)	11,713	12,691
TOTAL ASSETS	$963,076	$855,908

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$308,274	$195,183
Convertible notes payable, net of discounts	412,597	140,001
Unearned revenue	3,947	3,443
Derivative liability	218,826	9,168
TOTAL CURRENT LIABILITIES	943,644	347,795

TOTAL LIABILITIES	943,644	347,795

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred shares, 10,000 shares with par value $0.001authorized; no shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Common shares, 877,500,000 shares with par value $0.001 authorized; 83,508,130 and 83,496,530 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	83,508	83,497
Additional paid in capital	16,760,980	16,705,636
Accumulated deficit	(16,825,056)	(16,281,020)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	19,432	508,113

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$963,076	$855,908

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

REVENUE:
Product sales	$235,240	$406,288
Shipping and delivery	4,425	38,654
Net sales	239,665	444,942

Cost of goods sold	194,406	336,187
GROSS MARGIN	45,259	108,755

OPERATING EXPENSES:
Research and development	—	3,300
Advertising and marketing	124,941	185,087
General and administrative expenses	457,100	426,450
Total operating expenses	582,041	614,837

Loss from operations	(536,782)	(506,082)

OTHER INCOME:
Change in fair market value of derivative liability	25,508	—
Total other income	25,508	—

OTHER EXPENSE:
Interest expense	(32,762)	—
Total other expense	(32,762)	—
Loss before income taxes	$(544,036)	$(506,082)
Provision for income taxes	—	—
Net loss	$(544,036)	$(506,082)

Basic and diluted loss per common share	$(0.01)	$(0.01)
Basic and diluted weighted average shares outstanding	83,503,123	72,580,067

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
(Unaudited)

	Common Stock		Additional Paid In	Accumulated	Total Shareholders'
	Shares	Amount	Capital	Deficit	Equity Deficit)

Ending balance, December 31, 2013	72,366,667	72,367	11,969,774	(11,678,393)	363,748
Additional paid-in capital related to option grants	—		807,161	—	807,161
Common shares issued for cash	1,818,182	1,818	998,182	—	1,000,000
Common shares issued under equity line	3,697,889	3,698	1,696,303	—	1,700,001
Common shares issued for equity line underwriting fees	903,633	904	(904)	—	—
Common shares issued as compensation	657,400	657	397,465	—	398,122
Common shares issued for services	4,052,759	4,053	837,654	—	841,708
Net loss – year ended December 31, 2014	—	—	—	(4,602,627)	(4,602,627)
Balance – December 31, 2014	83,496,530	$83,497	$16,705,636	$(16,281,020)	$508,113
Common shares issued as compensation	600	—	45	—	45
Common shares issued for services	11,000	11	816	—	827
Additional paid-in capital related to option grant	—	—	54,483	—	54,483
Net loss – period ended March 31, 2015	—	—	—	(544,036)	(544,036)
Balance – March 31, 2015	83,508,130	$83,508	$16,760,980	$(16,825,056)	$19,432

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

OPERATING ACTIVITIES:
Net loss	$(544,036)	$(506,082)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	978	—
Stock issued for compensation & services	872	40,000
Option grants expense	54,483	—
Change in fair market value of derivative liability	(25,508)	—
Amortization of note payable discount	20,033	—
Change in operating assets and liabilities:
Accounts receivable	38,661	(149,797)
Inventory	37,090	(259,543)
Prepaid expenses	16,000	(8,500)
Other current assets	652	(25,000)
Accounts payable and accrued liabilities	113,091	(85,529)
Accrued interest	12,729	—
Unearned revenue	504	(7,688)
NET CASH USED IN OPERATING ACTIVITIES	(274,451)	(1,002,139)

FINANCING ACTIVITIES:
Proceeds from convertible notes payable	475,000	—
Proceeds from issuance of common stock for cash	—	1,000,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	475,000	1,000,000

NET INCREASE (DECREASE) IN CASH	200,549	(2,139)

CASH, Beginning of Period	39,987	213,156

CASH, End of Period	$240,536	$211,017

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
(Unaudited)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

Cash paid during the year for:
Interest	$—	$—
Taxes	$—	$—

NON CASH INVESTING AND FINANCING ACTIVITIES
(Unaudited)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

Discounts on convertible debentures	$275,166	$—

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – Nature of Organization

KonaRed Corporation (“KonaRed”, "KonaRed Corporation", "us", “we”, the “Registrant”, or the “Company”) was incorporated in the State of Nevada on October 4, 2010 as TeamUpSport Inc. Prior to, and in anticipation of, closing of an asset purchase agreement (the "Asset Agreement") with Sandwich Isles Trading Co, Inc., on September 9, 2013 our company effected a name change by merging with our wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”. On October 4, 2013 pursuant to the terms the Asset Agreement, we acquired substantially all of the assets, property and undertaking of the health beverage and food business (the "Business") operated under the name “KonaRed” from Sandwich Isles Trading Co., Inc. ("SITC") which was a private company incorporated in Hawaii on August 22, 2008 and dissolved on May 23, 2014. As a result of October 4, 2013 acquisition of the Business from Sandwich Isles Trading Co., Inc. ("SITC") we ceased to be a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Fiscal Year

These financial statements have been presented by the Company in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31st (prior to the Asset Agreement our fiscal year end was May 31st and upon execution of the Asset Agreement on October 4, 2013, our fiscal year end changed to December 31st.)

We determined to treat the acquisition as a reverse recapitalization for accounting purposes, with SITC as the acquirer for accounting purposes. As such, the prior year financial information, including the operating and financial results, audited financial statements, included in this annual report on Form 10-K include the results of SITC for the period from January 1, 2013 to October 3, 2013, rather than that of our predecessor company TeamUpSport Inc. prior to the completion of the Asset Agreement.

On September 9, 2013, we effected a 13.5 to one forward stock split of our common stock. The securities of our Company referred to in these financial statements are the securities subsequent to the forward stock split.

Use of Estimates
The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Financial Instruments
The Company’s financial instruments consist principally of cash, accounts receivable, inventory, accounts payable, notes payable and related party debt. The Company believes that the recorded values of all of these financial instruments approximate their current fair values because of the short term nature and respective maturity dates or durations.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. There were no cash equivalents recorded for the periods ended March 31, 2015 and December 31, 2014.

Accounts Receivable
Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Bad debts expense or write offs of receivables are determined on the basis of loss experience, known and inherent risks in the receivable portfolio and current economic conditions. During the periods ended March 31, 2015 and March 31, 2014, the Company wrote off accounts receivable totaling $nil and $nil, respectively. There were no allowances for doubtful accounts recorded for the periods ended March 31, 2015 and December 31, 2014.

Inventories
Inventories are composed of raw materials and finished goods. Our raw materials inventory is comprised of dried coffee fruit and other input components, such as labels, caps, and packaging materials. Our finished goods inventory process begins when we take possession of dried coffee fruit from coffee growers in Hawaii. We then ship the raw material to our California warehouse for storage and then send required quantities to subcontractors for value-added processing; or we ship the raw materials directly from Hawaii to the processors. For our beverage products, value-added processing then occurs whereby the dried coffee fruit is converted to liquid extract through water based extraction. The extracts are then shipped from the raw materials processors to our California warehouse or directly to our bottling contractors. The bottling contractors then add our proprietary extract to other ingredients to produce our finished goods. Finished goods are shipped back to either our Company’s warehouse or third party transit agents and subsequently disseminated to either distributors or shipped directly to retailers. The process for production of our nutritional wellness products follows a similar manufacturing chain, but does not involve a bottling process.

Inventories are valued at the lower of cost, as determined on an average basis, or market. Market value is determined by reference to selling prices at, or around, balance sheet date or by management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if a valuation allowance is required. If a valuation allowance is required, an offsetting entry is made which expenses the reserved inventory to cost of goods sold during the period in which the valuation was required. Subsequently, if this reserved inventory is used in future periods, an offset is entered to cost of goods sold which decreases cost of goods sold during that subsequent period. Costs of raw material and finished goods inventories include purchase and related costs incurred in bringing the products to their present location and condition. Labor, direct and indirect overhead, and the processing, bottling and shipping costs incurred during 3rd party manufacturing are factored into the costs of our inventories.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Revenue Recognition
Sales revenue consists of amounts earned from customers through the sales of its finished products via wholesale and direct online retail channels. The Company also operates a branded ingredients division that sells raw material fruit powder and extracts to wholesale customers. Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured. Customers accept goods FOB shipping point. Goods are sold on a final sale basis and in the normal course of business the Company does not accept sales returns. In exceptional circumstances when negotiated, sales returns which are accepted goods are returned to inventory and deducted from sales revenue.

Cost of goods sold
Cost of goods sold ('COGS') primarily consist of raw materials purchases and third party processing costs. COGS also include: warehousing and distribution costs for inbound freight charges; shipping and handling costs; purchasing and receiving costs; costs for our labor; direct and indirect overhead costs; and the processing, bottling and shipping costs charged by 3rd party manufacturers.

Income Taxes
In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in these financial statements is the benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

No liability for unrecognized tax benefits was recorded as of March 31, 2015 and December 31, 2014.

Stock Based Payments
We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Derivative financial instruments
In accordance with ASC 820–10–35–37 Fair Value in Financial Instruments; ASC 815 Accounting for
Derivative Instruments and Hedging Activities; and ASC 815–40 (formerly Emerging Issues Task Force (“EITF”) Issue No. 00–19 and EITF 07–05), the Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. As of December 31, 2014, the Company had outstanding a senior convertible note with a balance of $140,001, net of a discount of $10,790 which the Company determined had an embedded derivative liability valued at $9,168 due to the senior convertible note agreement providing for adjustments to the conversion price. As of March 31, 2015, the Company had outstanding a senior convertible note with a balance of $216,101, net of a discount of $12,293 which the Company determined had an embedded derivative liability valued at $9,381 due to the senior convertible note agreement providing for adjustments to the conversion price. As of March 31, 2015, the Company also had outstanding an unsecured subordinate convertible debenture with a balance of $196,496, net of a discount of $213,630 which the Company determined had an embedded derivative liability valued at $253,630 due to the unsecured subordinated convertible debenture agreement providing for adjustments to the conversion price.

Research and Development
Costs incurred in developing the ability to create and manufacture products for sale are included in research and development. Once a product is commercially feasible and starts to sell to third party customers, the classification of such costs as development costs stops and such costs are recorded as costs of production, which are included in cost of goods sold. Research and development costs are expensed when incurred.

Basic and Diluted Net Loss per Share
The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using the treasury stock method; and convertible preferred stock and convertible debt using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. The Company currently has options, warrants and convertible debt outstanding. Common stock equivalents pertaining to the options, warrants and convertible debt were not included in the computation of diluted net loss per common share in these financial statements because the effect would have been anti-dilutive due to the net losses for the periods ended March 31, 2015 and March 31, 2014.

Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times such cash may be in excess of the FDIC limit. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Related parties
A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Fair Value Measurements
As defined in ASC 820 “Fair Value Measurements”, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

The Company's Level 1 assets and liabilities consist of cash, accounts receivable, inventories net, of any inventory allowance, prepaid expenses, other current assets, accounts payable and accrued liabilities, note payable and unearned revenue. Pursuant to ASC 820, the fair value of these assets and liabilities is determined based on Level 1 inputs, which consist of quoted prices in active markets for identical assets. Level 2 assets and liabilities consist of a derivative liability arising from a convertible note payable. Pursuant to ASC 820, the fair value of this liability is determined based on Level 2 inputs, which consisted of a valuation by an accredited third party expert. We do not currently have any assets or liabilities which are classified under the criterion of Level 3.

Amounts in each Level include:

	As of March 31, 2015	As of December 31, 2014
Level 1	$1,676,181	$1,181,844
Level 2	$218,826	$9,168
Level 3	$nil	$nil

It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Advertising
Costs for advertising are expensed when incurred. Advertising costs totaled $68,164 and $15,341 for the periods ended March 31, 2015 and March 31, 2014, respectively. The Company also incurs marketing expenses for product promotion which are combined with advertising to form the advertising and marketing line item in our statement of operations. Excluding advertising, these other promotional costs totaled $56,777 and $169,746 for the periods ended March 31, 2015 and March 31, 2014, respectively.

Fixed Assets
Fixed assets are recorded at cost. Depreciation is calculated on a straight line method over the estimated useful lives of the various assets as follows:

ASSET	Depreciation Term

Furniture and equipment	5 years
Warehouse fixtures	5 years

During the periods ended March 31, 2015 and March 31, 2014, depreciation of $747 and $nil, respectively, was recorded for furniture and Equipment; and depreciation of $231 and $nil, respectively, was recorded for warehouse fixtures. Accumulated depreciation for all fixed assets totaled $2,961 at March 31, 2015.

Maintenance and repairs will be expensed as incurred while renewals and betterments will be capitalized.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements
On April 7, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs related to a recognized debt liability to be presented on the balance sheet as a direct deduction from the debt liability, similar to the presentation of debt discounts.  The ASU is effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years.  Early application is permitted.  The ASU requires retrospective application to all prior periods presented in the financial statements. The Company has elected not to early adopt ASU 2015-03.

In January 2015, the FASB issued ASU 2015-01, Income Statement –Extraordinary and Unusual Items, as part of its initiative to reduce complexity in accounting standards.  This Update eliminates from GAAP the concept of extraordinary items. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. This Update is not expected to have a significant impact on the Company’s financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern. The new standard requires management of public and private companies to evaluate whether there is substantial doubt about the entity's ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The standard requires management to evaluate, for each reporting period, whether there are conditions or events that raise substantial doubt about a company's ability to continue as a going concern within one year from the date the financial statements are issued. The new standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the adoption of the ASU to have a significant impact on our consolidated financial statements.

On June 10, 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-10, which eliminates development stage reporting requirements under FASB ASC 915, as well as amends provisions of existing variable interest entity guidance under ASC 810. Additionally, the ASU indicates that the lack of commencement of principal operations represents a risk and uncertainty and, accordingly, is subject to the disclosure requirements of FASB ASC 275. As a result of the changes, existing development stage entity presentation and disclosure requirements are eliminated. The presentation and disclosure changes to FASB ASC 915 are effective for public entities for annual periods beginning after December 15, 2014, and the revisions to the consolidation standards are effective for annual periods beginning after December 15, 2015. We are not a development stage enterprise and have adopted this provision as required.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

On May 28, 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard is effective for the Company on or after July 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.  In April 2015, the FASB tentatively decided to defer for one year the effective date of ASU 2014-09. The FASB also tentatively decided to permit entities to early adopt the standard. The tentative decision will be exposed in an upcoming proposed ASU.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this ASU change the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization's operations and financial results and include disposals of a major geographic area, a major line of business, or a major equity method investment. The new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. Additionally, the new guidance requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The amendments in the ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The Company has adopted this pronouncement as required.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred losses totaling $16,825,056 as of March 31, 2015; and has a incurred a net loss for the current period of $544,036. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. If necessary, the Company will pursue additional equity and/or debt financing while managing cash flows from operations in an effort to provide funds to meet its obligations on a timely basis and to support future business development. The financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern. To address these issues, on January 20, 2015 the Company executed an unsecured, subordinate convertible debenture which raised net $400,000. Additionally, the Company has in place an equity line share purchase agreement (the “Purchase Agreement”), pursuant to which we may make sales of shares of our common stock, subject to certain limitations set forth in the Purchase Agreement, if our share price is trading at or above a stipulated floor price.

NOTE 4 – Inventory

Inventory includes raw materials and finished goods. Finished goods contain direct materials and other manufacturing costs charged directly by third party manufacturing vendors. Inventory consists of the following:

	March 31, 2015	December 31, 2014

Raw materials	$177,380	$157,839
Finished goods	293,868	350,499
Total	$471,248	$508,338

As of March 31, 2015 and December 31, 2014, the Company had $nil and $nil, respectively, of reserved inventory and all inventory was valued at full cost.

NOTE 5 – Prepaid Expenses and Other Current Assets

There were no prepaid expenses at March 31, 2015. Prepaid expenses totaled $16,000 at December 31, 2014 and were comprised of prepayments to two service providers.

There were no other current assets at March 31, 2015. Other current assets at December 31, 2014 totaled $652 and were comprised of a manufacturing deposit of $652 which was applied to production costs during the first quarter of 2015.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 – Fixed Assets

Fixed assets at March 31, 2015 were comprised furniture and equipment totaling $8,988, net of accumulated depreciation of $2,214; and warehouse fixtures totaling $2,725, net of accumulated depreciation of $747. Fixed assets at December 31, 2014 were comprised furniture and equipment totaling $9,735, net of accumulated depreciation of $1,467; and warehouse fixtures totaling $2,956, net of accumulated depreciation of $516.

NOTE 7 – Convertible Notes Payable

Senior Convertible Note

On January 28, 2014, we entered into a patent settlement with VDF FutureCeuticals, Inc.("VDF") with respect to a prior action filed by VDF. In connection with the License Agreement and other agreements which formed the settlement, we issued a senior convertible note (the "Senior Convertible Note") to VDF, whereby we promised to pay VDF a principal amount equal to the sum of: (i) the aggregate amount of accrued and unpaid license fee payments, plus (ii) accrued interest on the Senior Convertible Note. The maturity of the Senior Convertible Note is December 31, 2018 unless the Senior Convertible Note is accelerated pursuant to an event of default or the License Agreement is terminated and all accrued and unpaid obligations under the Senior Convertible Note have been paid. Interest on the Senior Convertible Note is 7% per annum, subject to an adjustment to 12% for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time. At any time VDF has the option to convert any principal outstanding on the Senior Convertible Note into shares of our common stock at a Conversion Price determined by the terms of the Senior Convertible Note.

Key terms of the Senior Convertible Note include that: (i) VDF is granted an adjustment to the conversion price upon the issuance of shares of our common stock, stock options or other convertible securities; (ii) no indebtedness shall rank senior to the payments due under the Senior Convertible Note unless prior written consent of VDF is obtained; and (iii) payments under the Senior Convertible Note are secured by a Security Agreement (such agreement which was executed on January 28, 2014 and filed to the SEC along with other settlement agreements in a Form 8-K on February 3, 2014).

The Senior Convertible Note provides that we may, at our option, have regularly scheduled License fee payments treated as debt and rolled over into the Senior Convertible Note which we have issued to VDF (see Note 11). To date, we have rolled-over three License fee payments of $75,000 each, plus accrued interest for the year ended December 31, 2014 of $791 for a total of $225,791, to create an  outstanding balance of $216,101 on the Senior Convertible Note at March 31, 2015, after taking account of a net discount on the note of $12,293 arising from an embedded derivative (see Note 8).

Originally the Conversion Price of the Senior Convertible Note was $0.65 per share. On December 19, 2014, this was adjusted to $0.6163 per share based on our issuance of stock options; and subsequent to the year ended December 31, 2014, on January 20, 2015 the Conversion Price was adjusted to $0.5623 based on our issuance of an unsecured subordinate convertible debenture to a third party (a copy such debenture which was filed to SEC in a Form 8-K on January 23, 2015).

Interest of $2,603 accrued on the Senior Convertible Note during the three period ended March 31, 2015, which created total accrued interest on the unsecured subordinate debenture of $3,394.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 – Convertible Notes Payable (continued)

Unsecured subordinate convertible debenture

On January 20, 2015 (the “Issuance Date”), we entered into a Convertible Debt Purchase Agreement with a third party (“Lender”), for the issuance of up to $1,100,000 of unsecured subordinated convertible debentures (the “Unsecured Subordinate Debentures”) maturing 18 months from each issuance date.  On the Issuance Date, the Company issued to Lender an Unsecured Subordinate Debenture with a face value principal amount of $440,000 (which includes $40,000 in original issue discount) for $400,000 in cash.  The Company may issue to Lender an additional $660,000 in Unsecured Subordinate Debentures (the “Subsequent Debentures”), consisting of two additional convertible debenture, each in the face value principal amount of $330,000, including $30,000 of original issue discount, with one Unsecured Subordinate Debenture issuable upon the filing to the SEC of our Form 10-K for the year ended December 31, 2014 and the remaining Unsecured Subordinate Debenture issuable upon the filing of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014. The Unsecured Subordinate Debentures have an interest rate of 12% per annum, with each such Unsecured Subordinate Debenture maturing 18 months from issuance (each a “Maturity Date”). All or a portion of the outstanding principal balance of an Unsecured Subordinate Debenture may be prepaid before the relevant Maturity Date with a premium ranging from 105% to 125%. If the Company repays an Unsecured Subordinate Debenture on the relevant Maturity Date, no Prepayment Premium shall apply. The principal balance and accrued interest for each Unsecured Subordinate Debenture is convertible into the Company’s common stock (the “Common Stock”), at Lender’s option, at a “Conversion Price” of 55% multiplied by the Lowest Closing Price (which represents a discount rate of forty-five percent (45%)). The “Lowest Closing Price” shall be the lowest closing bid price of the Common Stock during the 25 consecutive trading days prior to such date as reported on www.NASDAQ.com. Lender has agreed to restrict its ability to convert the Unsecured Subordinate Debentures and receive shares of Common Stock such that the number of shares of Common Stock held by it in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of Common Stock. The Unsecured Subordinate Debentures and the other securities issued to Lender pursuant to the Agreement were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

On March 31, 2015, the outstanding balance on the Unsecured Subordinate Debenture was $196,496, after taking account of a net discount of $213,630 arising from the original issue discount and an embedded derivative (see Note 8). Interest of $10,126 accrued on the Unsecured Subordinate Debenture during the three period ended March 31, 2015, which created total accrued interest on the Unsecured Subordinate Debenture of $10,126.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 – Derivatives

In connection with the issuance of debt or equity instruments, the Company may sell options or warrants to purchase our common stock. In certain circumstances, the convertible debt, options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as embedded derivative features which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The Company's derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income in the period in which the changes occur. For options, warrants and bifurcated embedded derivative features that are accounted for as derivative instrument liabilities, the Company estimates fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The valuation techniques require assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option.

The following table summarizes the convertible debt derivative activity for the period ending March 31, 2015:

Description	Convertible Notes
Fair Value of derivative liability at December 31, 2013	$—
Discount due to issuance of subordinated convertible debenture	11,006
Change in Fair Value	(1,838)
Fair Value of derivative liability at December 31, 2014	$9,168
Discounts due to valuation of newly issued convertible debentures	235,166
Change in Fair Value	(25,508)
Fair Value of derivative liabilities at March 31, 2015	$218,826

For the period ended March 31, 2015, the change in the fair market value of the derivative liability was $25,508 which was recorded as Other Income.

The lattice methodology was used to value the derivative liabilities related to the convertible notes, with the following assumptions as of March 31, 2015 and December 31, 2014.

Assumptions:	March 31, 2015	December 31, 2014

Dividend yield	0.00%	0.00%
Risk-free rate for term	0.73%	1.65%
Volatility	126%	117%
Maturity dates	3.14 years	4 years
Stock Price	$0.2189	$0.141

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 9 – Related Party Transactions

During the periods ended March 31, 2015 and March 31, 2014, related party transactions included:

President and Chief Executive Officer, Director, Board Chair. For the period ended March 31, 2015: (i) compensation of $32,500; (ii) Black-Scholes expense amortization of $54,483 related to 1,500,000 options granted on December 19, 2014 of which 750,000 vest on June 30, 2015 and 750,000 vest on December 31, 2015; and (ii) office rent of $3,900. For the period ended March 31, 2014: (i) compensation of $30,000; and (ii) Black-Scholes expense amortization of $55,643 related to 1,000,000 options granted on December 12, 2013, which never vested and were cancelled on December 19, 2014.

Chief Financial Officer, Secretary and Treasurer: For the period ended March 31, 2015: (i) compensation of $31,250; and (ii) office rent of $2,250. For the period ended March 31, 2014: (i) consulting fees of $22,500; and (ii) a signing bonus expense for 50,000 shares at a price of $0.80 per share, for aggregate compensation of $40,000, was recorded as a stock payable commitment to our new CFO as of March 19, 2014.

(Former) Chief Financial Officer, Secretary and Treasurer; spouse of President and CEO. For the period ended March 31, 2015: consulting fees of $375. For the period ended March 31, 2014: compensation of $16,500 from January 1 to March 17, 2014.

(Former) Chief Scientific Officer; Director. For the period ended March 31, 2015: consulting fees of $4,000. For the period ended March 31, 2014: (i) payment of $60,000 as the final installment of CSO contract buy-out negotiated during fiscal 2013; and (ii) Black-Scholes expense amortization of $55,643 related to 1,000,000 options granted on December 12, 2013, which never vested and were cancelled on December 19, 2014.

Directors: Related party transactions for one of our directors included: (i) for the period ended March 31, 2015: nil transactions; and (ii) for the period ended March 31, 2014: Black-Scholes expense recording of $114,236 for 750,000 options granted on December 19, 2014 which vested immediately and which were cancelled on December 19, 2014.

At March 31, 2015 and December 31, 2014, the Company had related party accounts payable of $nil and $nil, respectively; and shareholder loans of $nil and $nil, respectively.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 – Equity

Overview:

Our authorized capital stock consists of 877,500,000 shares of common stock, with a par value of $0.001 per share; and 10,000 shares of preferred stock at a par value of 0.001. The holders of common stock have dividend rights, liquidation rights and voting rights of one vote for each share of common stock. There are no preferred shares issued and outstanding and the terms of any future preferred shares issuances will be as determined by the Board of Directors. As of March 31, 2015, there were 83,508,130 shares of our common stock issued and outstanding.

Share Transactions:

On January 27, 2014, we issued 1,818,182 units to two investors in a non-brokered private placement, at a purchase price of $0.55 per unit for gross proceeds of $1,000,000. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years. We issued: (i) 681,818 of these units to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended; and (ii) 1,136,364 of these units to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these units to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended. Pursuant to the securities purchase agreements with each investor, we also agreed to file a Form S-1 registration statement related to the transaction with the SEC covering the shares underlying the units (excluding shares issuable upon exercise of the warrants); such Form S-1, which also included shares related to our Equity Line (detailed below), was filed and subsequently deemed Effective by the SEC on May 8, 2014.

During his term as a consultant to the Company, our new CFO was issued 50,000 restricted shares at $0.80 per share on April 14, 2014 and 25,000 restricted shares at $0.373 per share on August 19, 2014, each grant being valued based on market close price on issue date, for aggregate deemed compensation totaling $49,325. These shares were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in offshore transactions in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On May 1, 2014, 25,000 restricted common shares were issued to our former VP/COO as a signing bonus at a price of $0.62 per share based on market close price on issue date, for aggregate deemed compensation of $15,500. These shares were issued to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these shares to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 – Equity (continued)

On May 22, 2014 KonaRed Corporation filed a Form S-8 Registration Statement to register a total of 4,000,000 shares with the SEC to be used for director, officer and employee compensation share issuances. An initial group of these shares (the "Award Shares") were then separately registered under the Securities Act, by filing on June 4, 2014, as amended, a Post-Effective amendment to the Form S-8 Registration Statement which contained a re-offer prospectus in reference to the Award Shares. Allocation of the Award Shares included a compensation bonus of 250,499 shares to our CEO and 83,167 Award Shares to each of our three other directors at a price of $0.627 per share based on market close price on issue date, for aggregate deemed compensation for past services of $313,500.

On October 1, 2014, 57,400 restricted common shares were issued to two employees for prior services rendered at a price of $0.3449 based on market close price on issue date for deemed compensation of $19,797. These shares were issued to U.S. persons with reliance on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

During the year ended 2014, we issued a total of 4,052,759 restricted common shares to a service provider for services rendered. These issuances were: (i) 352,759 at $0.2835 per share on October 21, 2014; (ii) 2,000,000 at $0.251 on December 2, 2014; and (iii) 1,700,000 at $0.141 on December 31, 2014, for aggregate deemed compensation of $841,707, each grant being valued based on market close price on issue date. These shares were issued to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these shares to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On February 6, 2015, 600 restricted common shares were issued to an employee for compensation and 11,000 restricted common shares were issued to a vendor for services rendered. These share issuances were both issued at a price of $0.0752 based on market close price on issue date for deemed payments totaling of $872. These shares were issued to U.S. persons with reliance on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Equity Line:

On February 3, 2014, we entered into an Equity Line Agreement and a Registration Rights Agreement with  an Illinois limited liability company (the "Investor"), pursuant to which we have the right to sell to the Investor of up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the Equity Line Agreement filed with the SEC in a Current Report on Form 8-K on February 5, 2014. The Term of the Equity Line is thirty months. As aforementioned, the shares related to this Equity Line were registered with the SEC in a Form S-1 which was deemed Effective on May 8, 2014. We may direct the Investor, at our sole discretion and subject to certain conditions, to purchase up to $100,000 worth of shares of our common stock on any single business day so long as at least one business day has passed since the most recent purchase. Such sales may increase up to a maximum of $500,000 per purchase, depending on the closing sale price of our common stock.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 – Equity (continued)

The purchase price of such common stock sold to the Investor is based on the prevailing market price of our common stock preceding the time of any such sale with our company knowing the exact price prior to making sales, if any, to the Investor and we control the timing and amount of sales, if any, of common stock to the Investor. There are no upper limits to the price the Investor may pay to purchase our common stock. No sales of common stock to the Investor may occur below a floor price as set forth in the Purchase Agreement. In addition, we may direct the Investor to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of our common stock is not below the threshold price as set forth in the Purchase Agreement.

Our sales of shares of common stock to the Investor under the Equity Line Agreement are limited to no more than the number of shares that would result in the beneficial ownership by the Investor and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of our common stock. The Equity Line Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. the Investor has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares of common stock.

In consideration for entering into the Equity Line Agreement, we issued the Investor 872,727 common shares as a commitment fee (the “Commitment Shares”) and may issue up to 218,182 additional shares on a per share basis. During the year ended December 31, 2014, we issued 30,906 additional commitment shares during 17 transactions. The cost of the 903,633 shares issued for Equity Line underwriting fees have been recorded as a $904 debit to additional paid-in capital. The Commitment Shares were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, and were registered for sale under the Registration Statement on Form S-1 which was deemed Effective by the SEC on May 8, 2014.

Actual sales of shares of common stock to the Investor under the Equity Line Agreement depend on a variety of factors to be determined by our Company from time to time, including (among others) market conditions, the trading price of our common stock and determinations by us as to available and appropriate sources of funding for our Company and its operations.

The Equity Line Agreement may be terminated by us at any time at our discretion without any monetary cost to us.

During the period ended March 31, 2015 we issued nil shares under the Equity Line. During the year ended December 31, 2014 we issued 3,697,889 shares under the Equity Line for aggregate proceeds of $1,700,001.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 – Equity (continued)

Warrants:

On January 27, 2014, we issued 1,818,182 units to two investors in a non-brokered private placement at a purchase price of $0.55 per unit for gross proceeds of $1,000,000. Each unit was comprised of one common share and one six year warrant exercisable into one common share at a price of $0.65 per share.

The following table summarizes the Company’s warrant activity for the period ended March 31, 2015, and the year ended December 31, 2014:

	Number of Warrants	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)*	Intrinsic Value**

Outstanding at December 31, 2013	5,803,666
January 12, 2014 - Expiration of warrants previously granted to creditor	(1,837,000)	-	-		-
January 27, 2014 - Granted with Units	1,818,182	0.65	5.07		Nil
Outstanding at December 31, 2014	5,784,848	$0.65	4.19	$	Nil
Nil activity	-	-	-		-
Outstanding at March 31, 2015	5,784,848	$0.65	3.94	$	Nil

*  (remaining term as of March 31, 2015)
**(intrinsic value based on the closing share price of $0.2189 on March 31, 2015)

Options:

On November 25, 2013, the Company issued 250,000 three year options to purchase 250,000 restricted shares of common stock to a consultant ("Consultant") for past services rendered. The options vested immediately and are exercisable at $0.70 per share. The cost of these options was recorded as $173,806 at November 25, 2013 based on a Black-Scholes valuation using the inputs detailed below.

On December 12, 2013, the Company adopted an incentive stock option plan (the "Stock Option Plan"). The Stock Option Plan allows for the issuance of up to 11,000,000 options to acquire 11,000,000 restricted shares of the Company's common stock, with a maximum exercise period of ten years, to be granted to eligible employees, officers, directors, and consultants. On December 12, 2013 3,000,000 options were granted under the Stock Option Plan to directors and officers of the Company.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 – Equity (continued)

With respect to the options granted on December 12, 2013, for the years ended December 31, 2013 and December 31, 2014 Black-Scholes valuation costs were recorded as follows: (a) service period amortization of $47,141 for 2013 for 1,000,000 five year options granted to CEO exercisable at $0.45 per share with vesting after October 4, 2014 if the share price of the Company was above $1.00 per share; (b) service period amortization of $47,141 for 2013 for 1,000,000 five year options granted to (former) CSO ("Director One") exercisable at $0.45 per share with vesting after October 4, 2014 if the share price of the Company was above $1.00 per share; (c) expensing of $732,886 in 2013 for 1,000,000 five year options granted to (former) CFO exercisable at $0.74 per share which vested immediately. On December 19, 2014, all of above options grants were cancelled with the consent of the grantees.

Due to the cancellation on December 19, 2014 of the unvested options which had been granted to the CEO and former CSO on December 12, 2013 and the 750,000 vested options which had been granted to Director Two on January 7, 2014, prior Black-Scholes expenses for these options were reversed for the year ended December 31, 2014.

On December 19, 2014, 6,750,000 options were granted under the Stock Option Plan. Black-Scholes valuation costs for these options were recorded as follows based on the input factors detailed in the table below: (a) expensing of $152,314 for 1,000,000 five year options granted to CEO exercisable at $0.17 per share which vested immediately; (b) 2014 service period amortization of $7,511 for 1,500,000 options granted to CEO exercisable at $0.17 per share of which 750,000 vest on June 30, 2015, and 750,000 vest on December 31, 2015; (c) expensing of $152,314 each for individual grants of 1,000,000 five year options each granted to Director One and Employee exercisable at $0.17 per share which vested immediately; (d) expensing of $114,236 each for individual grants of 750,000 five year options each granted to Director Two, Director Three, and CFO exercisable at $0.17 per share which vested immediately.

The fair value of the December 19, 2014 options grants was calculated on the date of grant using a Black Scholes option pricing model with the following assumptions :

Risk free comparative	Risk free rate	Dividend yield	Volatility period	Volatility rate	Estimated life	Exercise Price	Grant Date Stock price

2.5 year average of U.S. Treasury Constant Maturities	0.85%	0.0%	2.5 years	205%	2.5 years	$0.17	$0.17

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 – Equity (continued)

The expensing and amortization of all options grants have been credited to Additional Paid-In Capital.

A summary of changes in outstanding stock options for the period ended March 31, 2015 and the year ended December 31, 2014 is as follows:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)*	Intrinsic Value**

Outstanding at December 31, 2013	3,250,000	$0.56	4.79	$-
January 7, 2014 – Grant to director	750,000	0.81		-
December 19, 2014 - Cancellations	(3,750,000)	-	-	-
December 19, 2014 - Grants to directors, officers and employee	6,750,000	0.17	4.97	$330,075
Outstanding at December 31, 2014	7,000,000	$0.19	4.86	$330,075
Nil activity	-	-	-	-
Outstanding at March 31, 2015	7,000,000	$0.19	4.61	$330,075

*  (remaining term as of March 31, 2015)
**(intrinsic value based on the closing share price of $0.2189 on March 31, 2015)

The following table summarizes information about the options outstanding at March 31, 2015:

	Options Outstanding						Options Exercisable
Exercise Prices	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value**		Weighted Average Remaining Contractual Life (years)*	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value**		Weighted Average Remaining Contractual Life (years)*

$0.70	250,000	$0.70	$	Nil	1.65	250,000	$0.70	$	Nil	1.65
$0.17	6,750,000	$0.17		$330,075	4.72	5,250,000	$0.17		$256,725	4.72
Totals	7,000,000	$0.19		$330,075	4.58	5,500,000	$0.19		$256,725	4.58

*  (remaining term as of March 31, 2015)
**(intrinsic value based on the closing share price of $0.2189 on March 31, 2015)

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 11 – Commitments and Contingencies

Unsecured subordinate convertible debenture

As detailed in Note 7, on January 20, 2015, we issued an Unsecured Subordinate Debenture with a face value principal of $440,000. The  principal balance and accrued interest for the Unsecured Subordinate Debenture is convertible into the Company’s common stock (the “Common Stock”), at Lender’s option, at a “Conversion Price” of 55% multiplied by the Lowest Closing Price (which represents a discount rate of forty-five percent (45%)). The “Lowest Closing Price” shall be the lowest closing bid price of the Common Stock during the 25 consecutive trading days prior to such date as reported on www.NASDAQ.com. Lender has agreed to restrict its ability to convert the Unsecured Subordinate Debentures and receive shares of Common Stock such that the number of shares of Common Stock held by it in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of Common Stock. The Unsecured Subordinate Debentures and the other securities issued to Lender pursuant to the Agreement were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Litigation

On March 27, 2015 we received correspondence from an attorney which alleged a service provider who provided us with social media postings services had violated the copyright of two related clients regarding certain pictures used by the service provider. The likelihood of a material loss in this matter is considered to be remote and any damages we may pay are not currently estimable.

Various lawsuits, claims and other contingencies arise in the ordinary course of the Company’s business activities. As of the date of these financial statements, other than the aforementioned contingency we know of no threatened or pending lawsuits, claims or other similar contingencies.

License Agreement
As part of our patent dispute settlement with VDF, on January 28, 2014 we entered into a coffee fruit patent license, Coffeeberry® trademark license and raw materials supply agreement (the "License Agreement") with VDF.

Settlement of Patent Dispute
On January 28, 2014, we entered into a settlement agreement (the "Settlement Agreement") with VDF FutureCeuticals, Inc. based on a series of agreements to settle claims asserted by and against the parties with respect to an action filed by VDF against our predecessor company SITC; and resolve a petition for cancellation of certain trademark registrations filed by SITC. Copies of the agreements which formed the settlement were included with our filing of a Current Report on Form 8-K on February 3, 2014. A summary of each agreement is as follows:

1.  Settlement Agreement
Under the Settlement Agreement the parties mutually filed voluntary dismissals with respect to the foregoing claim and petition for cancelation. The parties released each other from liability arising or accruing prior to January 28, 2014 for past monetary damages for any patent infringements and all other claims that the parties brought or could have brought prior to January 28, 2014. In addition, our Company agreed to  formally abandon all pending patent applications directed to coffee berries or coffee berry technology and cancel with prejudice all trademark proceedings.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 11 – Commitments and Contingencies (continued)

2.   License Agreement
The License Agreement comprises a coffee fruit patent license, Coffeeberry® trademark license and raw materials supply agreement. The key elements include:

(a) Patents and Trademark License
In exchange for our ongoing compliance with certain Alternative Minimum Payments and royalties (and the terms and conditions related to raw materials discussed below), VDF granted us a non-exclusive, non-transferrable, non-sublicensable license to use and practice certain VDF patent rights and a non-exclusive license to use certain VDF trademarks and trademark rights.

(b) Raw Materials
VDF will supply us with raw materials. Negotiations were completed during November 2014 which created a mutually determined phase-in schedule for raw materials sales. We are also permitted to have raw materials manufactured by a third party (subject to some limitations) solely for the use in the products that we sell. Additionally, we must share with VDF all details of certain input raw materials.

The License Agreement requires us to make quarterly payments, which may be a base amount (an "Alternative Minimum Payment", or "AMP"), or be grossed up to a higher amount subject to our use of rights under the License. The amount and schedule for the remaining Alternative Minimum Payments is as follows:

Three Month Period Ended	Due Date	Amount

March 31, 2015	May 15, 2015	$75,000
June 30, 2015	August 14, 2015	$75,000
September 30, 2015	November 14, 2015	$75,000
December 31, 2015	February 14, 2016	$75,000
March 31, 2016	May 15, 2016	$75,000
June 30, 2016	August 14, 2016	$100,000
September 30, 2016	November 14, 2016	$100,000
December 31, 2016	February 14, 2017	$100,000
March 31, 2017	May 15, 2017	$100,000
June 30, 2017	August 14, 2017	$100,000
September 30, 2017	November 14, 2017	$100,000
December 31, 2017	February 14, 2018	$100,000
March 31, 2018	May 15, 2018	$100,000
June 30, 2018	August 14, 2018	$125,000
September 30, 2018	November 14, 2018	$125,000
December 31, 2018	February 14, 2019	$125,000
March 31, 2019	May 15, 2019	$125,000
Each quarter end thereafter	45 days after each quarter end	$150,000

AMP's are due forty five days after the end of each reporting period. During the year ended December 31, 2014, we made a cash license payment to VDF of $75,000 for the June 30, 2014 period AMP, and rolled over into the Senior Convertible Note (see below) the AMPs for the periods ended September 30 and December 31, 2014.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 11 – Commitments and Contingencies (continued)

3.  Senior Convertible Note
The Senior Convertible Note provides that we may, at our option, have regularly scheduled License fee payments treated as debt and rolled over into the Senior Convertible Note which we have issued to VDF.

The maturity date of the Senior Convertible Note is December 31, 2018 unless: (i) the Senior Convertible Note is accelerated pursuant to an event of default, or (ii) the License Agreement is terminated and all accrued and unpaid obligations under the Senior Convertible Note have been paid. Interest on the Senior Convertible Note is 7% per annum, subject to adjustment to 12% for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time. No indebtedness of our company shall rank senior to the payments due under the Senior Convertible Note unless prior written consent of VDF is obtained; and payments under the note are secured by the Security Agreement as described below.

At any time and at the option of VDF, any principal outstanding under the Senior Convertible Note may be converted into shares of our common stock based on the terms of the Senior Convertible Note. Originally the Conversion Price of the Senior Convertible Note was $0.65 per share. On December 19, 2014, this was adjusted to $0.6163 per share based on our issuance of stock options; and subsequent to the year ended December 31, 2014, on January 20, 2015 the Conversion Price was adjusted to $0.5623 based on our issuance of an unsecured, subordinate convertible debenture to a third party.

4.  Pledge and Security Agreement
Under the Pledge and Security Agreement we pledged, collaterally assigned and granted to VDF, a security interest in all of our right, title and interest, whether now owned or hereafter acquired, in and to our Company’s property to secure the prompt and complete payment and performance of obligations existing under any of the agreements.

5.  Warrant
As part of the patent settlement, we issued VDF a warrant (the "VDF Warrant") entitling VDF, from any time after the occurrence of a Warrant Exercise Event until the fifteenth anniversary of the issuance of the VDF Warrant, to purchase from our Company, shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at a purchase price of $0.001 per share. No circumstances have yet occurred which classify as a Warrant Exercise Event and therefore there is no right in place for VDF to exercise the VDF Warrant.

A Warrant Exercise Event occurs if any of the following events occur:

i.	our Company reports $25,000,000 or more of gross sales in any fiscal year in our audited financial statements for such fiscal year;
ii.	our Company has a class of securities listed for trading on the New York Stock Exchange, the American Stock Exchange or NASDAQ;
iii.
our Company maintains an aggregate market capitalization of our company’s outstanding capital stock of at least $125,000,000 for twenty (20) consecutive trading days based on the closing prices for the shares of our common stock as reported on the OTC Bulletin Board; or

iv.	our Company has a change of control as defined in the VDF Warrant.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 11 – Commitments and Contingencies (continued)

6.  Registration Rights Agreement
Under the Registration Rights Agreement we granted VDF or an assignee demand registration rights and incidental registration rights with respect to: (i) any shares of our common stock issued upon conversion of the Senior Convertible Note; (ii) any shares of our common stock issued upon exercise of the VDF Warrant; and (iii) any shares of our common stock acquired by VDF or an assignee from our Company after the date of the Registration Rights Agreement upon exercise or conversion of other convertible securities that are acquired by VDF or an assignee from our Company after the date of the Registration Rights Agreement. Pursuant to VDF’s demand registration right, at any time or from time to time, a holder or holders holding a majority of registrable securities then outstanding may require our Company to use our best efforts to effect the registration under the Securities Act of 1933, as amended, of all or part of their respective registrable securities (subject to any limits that may be imposed by the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act), by delivering a written request to our company. In addition to the registration rights granted to VDF, there are restrictions on our granting of registration rights to other parties.

7.  Investor Rights Agreement
Under the Investor Rights Agreement VDF has the right to designate that number of nominees to our board of directors such that the total number of directors designated by VDF is in proportion to its percentage ownership of the outstanding voting power of the Company. From and after the date of the Investor Rights Agreement and until such time as: (i) the Senior Convertible Note has terminated; (ii) the VDF Warrant has terminated or been exercised; and (iii) VDF’s percentage interest is less than 1%, if VDF does not have a designee on our board of directors, VDF shall have the right to appoint one individual as a non-voting observer entitled to attend meetings of our board of directors. Also pursuant to the Investor Rights Agreement, for so long as: (i) the Senior Convertible Note remains outstanding, (ii) the VDF Warrant remains outstanding, or (iii) VDF owns a percentage interest equal or greater to 10%, we will require VDF’s consent before taking certain corporate actions, including, among others: (a) amending our constating documents, (b) making any material change to the nature of our business, (c) incurring indebtedness exceeding $7,500,000 at any one time outstanding; or (d) declaring or paying dividends.

NOTE 12 – Subsequent Events

Subsequent to the period ended March 31, 2015, on April 30, 2015, we issued 131,579 restricted common shares to our CFO as compensation at a price of $0.19 per share for aggregate deemed compensation of $25,000. These shares were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in offshore transactions in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Subsequent to the period ended March 31, 2015, on May 1, 2015, we issued 300,00 restricted common shares to a service provider at a price of $0.20 per share for aggregate deemed fees of $60,000. These shares were issued to a U.S. corporation, in accordance with exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

It was management's assessment that there were no other events which should be classified as subsequent events for the period of these financial statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We were incorporated under the laws of the State of Nevada on October 4, 2010. Our business model was to develop and commercialize our website, www.teamupsport.com, which was to be a website designed to integrate into a single online offering, people’s interest in sport with the new capabilities of online social networking. However, as we had not successfully developed business model at the time prior to the entry into the Asset Purchase Agreement with SITC, and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our stockholders.

On October 4, 2013, we completed the acquisition of our current business pursuant to the Asset Purchase Agreement with SITC. As a result of the acquisition, we have determined to pursue the business of the health beverage and food business. Because we are the successor business to SITC and because the operations and assets of SITC represent our entire business and operations from the closing date of the Asset Purchase Agreement, our management’s discussion and analysis comparative prior year information is substantially based on SITC's financial results for the period ended December 31, 2013. Inception under this section “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” refers to the inception of the business of SITC as a result of our acquisition of the business of SITC. The following discussion of the financial condition and results of operations should be read together with the mentioned financial statements and the notes to those financial statements included in registration statement.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

The financial statements and dollar amounts included herein are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

Recent Developments

●
VDF Patent Settlement & Formation of Co-operative Relationship

On January 28, 2014 we came to a mutually beneficial resolution with VDF FutureCeuticalsInc. ('VDF') regarding a patent dispute. This resolution has formed a new co-operative relationship between KonaRed and VDF which we expect will provide substantial value over the coming years.

●
Bill Van Dyke Appointed as New Director

Bill Van Dyke has been the chairman and CEO of B&D Nutritional Ingredients since 2003. As the founder, Bill has been the pivotal force behind B&D’s development into a full-service, North American sales and marketing company. His sales and marketing career in the dietary supplement industry spans more than 20 years. As the Council for Responsible Nutrition’s 2000-2002 Chairman, Bill has served on numerous committees throughout his 20-year involvement with CRN. Bill has also served on the board of directors for other industry organizations.

●
John Dawe Hired as CFO, Secretary and Treasurer

John Dawe brings more than 31 years of financial, business and executive level experience. He has served as CEO, vice president of finance and treasurer for finance related entities and created and maintained accounting and reporting systems for U.S. publicly traded companies. In 1983 Mr. Dawe received his B.Comm degree from the University of British Columbia; and in 1988 earned the designation of Chartered Financial Analyst. He has profitably managed a financial asset portfolio of over $1 billion and his management experience with U.S. start-up corporations spans the last 15 years.

●
Nutritional Industry Giant The Vitamin Shoppe begins carrying KonaRed products in select Vitamin Shoppe locations in 37 states across the U.S.

This product rollout includes KonaRed On-the-Go Packets and 100% Hawaiian Coffeeberry in 150 Gram Tubs. The Vitamin Shoppe conducts business through more than 640 company operated retail stores under The Vitamin Shoppe, Super Supplements and Vitapath retail banners, and through its website.

●
Nature's Best is added as New Customer of Wellness Products

On May 28, 2014, we added Nature’s Best - The Natural Products Distributor®, as a new customer for our non-beverage wellness products. Nature's Best will now distribute KonaRed Supplement Products: On-The-Go Packets, and 100% Hawaiian CoffeeBerry® Powder in 16oz. Tubs.

●
50 Fred Meyers added as consumer interest in KonaRed continues to grow

On June 12, 2014 the momentum of our distribution growth continued with more than 50 Fred Meyer Stores, in the states of Washington and Oregon coming on-stream to sell KonaRed products.

●
Key Beverage Industry Publication Runs Feature Article on KonaRed

In its June 2014 edition, Beverage Industry Magazine featured the following article on KonaRed:

http://www.bevindustry.com/articles/87521-konared-capitalizes-on-benefits-of-coffee-fruit, which we re-printed in a press release with permission from the magazine. Beverage Industry Magazine (www.bevindustry.com) is the best read and most widely distributed magazine covering the entire $400 billion North American beverage marketplace. The magazine covers a wide range of marketing and manufacturing subjects with emphasis on new products, research and development, packaging, production, distribution, and marketing innovations.

●
Marketing Initiatives Through Key Sponsorships

During 2014, we have continued our support of a variety of sponsorships including:

- "The Greatest Show on Surf," in San Clemente, California, Ocean Festival July 19 - 20 - an event which attracts families and participants from as far away as Hawaii and Australia and thousands of Californians from San Diego to the south and the Los Angeles area to the north http://www.oceanfestival.org/;

- The July 27th 18th Annual Molokai-2-Oahu Paddleboard World Championships, which brings an international group of the top paddleboarders in the world to compete in a gruelling 32-mile ocean channel crossing. http://www.molokai2oahu.com/sponsors/;

- Athletic sponsorships including being Official Supplier for the USA Volleyball Cup 2014, a series of events this year featuring the U.S. Men's and Women's National Volleyball Teams. http://www.konared.com/konared-becomes-official-supplier-usa-volleyball-cup-2014/

●
KonaRed Expands into New York City Metro Area

Our expansion continued during the summer with introduction into the New York metropolitan area via Preferred Beverage Distributors. Preferred Beverage has proven experience and reach in the five New York City boroughs - Manhattan, the Bronx, Queens, Brooklyn, Staten Island, as well as Nassau, Suffolk and Westchester counties, and this launch is another significant step in our national roll-out.

●
KonaRed Corporation Products Now Featured in The Fresh Market Stores in 26 States

Founded in North Carolina in 1982, The Fresh Market is a specialty grocery retailer focused on providing high-quality products in a unique and inviting atmosphere with a high level of customer service. (www.thefreshmarket.com). In August, 2014, The Fresh Market began offering 10.5oz. KonaRed Original beverage and KonaRed Coconut Water both in coolers and on their shelves.

●
176 Ralphs Grocery Stores Begin Selling KonaRed

Ralphs stores are a key division of the Kroger family of stores, which operate more than 2,600 grocery retail stores, under nearly two dozen banners, throughout the U.S. The addition of Ralphs added to the existing placement of KonaRed's wellness beverages in other stores in the Kroger family, one of the nation’s largest retail grocery chains. The KonaRed products available on Ralphs shelves are the 16oz KonaRed Original and the 10.5 oz KonaRed Original, KonaRed Organic Green Tea, and KonaRed Coconut Water.

●
Distribution agreement signed with Dixon Marketing, Inc. ('DMI'). DMI is a highly respected leader in the military marketplace and will help KonaRed to bring its products to an entirely new consumer market. DMI was formed in 1964 and is a worldwide, full service military sales and marketing agency servicing U.S. military base commissaries and other military requirements.

●	Beverage distribution expands into 978 Kroger family stores throughout the U.S. Stores include Kroger, Ralphs, Food4Less and Fred Meyer, among the many names well known to shoppers nationally.

●
CEO Shaun Roberts chosen as a contributor for the Food Navigator-USA & BeverageDaily Innovation Summit. On February 4, 2015, CEO Roberts served as an expert panelist on “Live! Entrepreneurs to Watch” broadcast.

●	Distribution Milestone - By year end December 31, 2014 we had added 14 new DSD locations to expand our broadline distribution network to a total of 43 locations.

●
Whole Foods Market begins offering KonaRed’s On-the-Go Powder Packs and Powder Tubs. These new deliveries flowing through key distributor, United Natural Foods Inc. ('UNFI') were the first going out to a group of 12 Whole Foods Stores located in multiple states including California with stores in Venice, El Segundo, West Hollywood and San Luis Obispo.

●
In-store customer demos expand at 225 Kroger and Kroger Banner stores across the nation. During February 2015, KonaRed demoed all three of its beverage flavors including Hawaiian Superfruit Antioxidant Juice Original, Hawaiian Superfruit Antioxidant Juice with Coconut Water, and Hawaiian Superfruit Antioxidant Juice with Organic Green Tea at 225 Kroger, King Soopers, Ralph's and Fred Meyer stores.

●
New distributor, Natural Foods Center is added to KonaRed distribution network. Natural Foods Center is a Northwest based company that warehouses and distributes natural, organic, specialty and gluten free foods in the Northwest region, Alaska and the West Coast. KonaRed will use Natural Foods Center as a distributor for its KonaRed Superfruit Powder On-the-Go Packs and Tubs.

●
KonaRed partner VDF FutureCeuticals featured article: “Cognitive health appeals to all demographics” published in the February 16, 2015 edition of Beverage Industry. The article cites that the coffee fruit extract that is used in KonaRed’s beverages and supplement powders has been reported to increase serum levels of certain proteins linked to mood and memory, and may provide cognitive health benefits that appeal to all demographics. The article spotlights that Alzheimer’s disease and dementia-related payments came to $214 billion in 2014, and focuses on cognitive health and CoffeeBerry® coffee fruits’ potential role in brain health. An excerpt from the article states:
“In the case of CoffeeBerry® coffee fruit extract, we discovered that it has a unique capacity to increase serum levels of brain-derived neurotropic factor (BDNF), which is a key neuro-protein involved in cognition, mood and other key neuro-processes. We chose to focus on cognition and mood, given the enormous public interest in cognitive and mental health at all age levels. Baby boomers frequently cite cognitive health as their No. 1 concern, and younger people are motivated to take action now to help ensure a higher quality of life as they age.”

●
Expansion into Japan

We have now begun the process of expansion into Japan by executing an agreement with Asplund Co. Ltd. for distribution of our beverage products into 100 retail stores specializing in nutritional products.

Research Studies

KonaRed continues to push forward on the science behind the Coffee Fruit. Resulting from our study on the effects of coffee fruit on inflammation and boosting immunity, we announced positive results for the effect of coffee fruit on anti-inflammation, immunostimulatory and antiviral effects of coffee fruit at the 15th International Congress of Immunology held in Milan, Italy on August 22 to 27, 2013.

Researchers from the Universidad Peruana Cayetano Heredia, Department of Cellular and Molecular Sciences, Lima, Peru, led by Dr. Jose L. Aguilar presented the research paper "Anti-inflammatory, Immunostimulatory and Antiviral effects of Coffee fruit (Coffea arabica)" and concluded "CFE showed anti-inflammatory properties on cellular and humoral levels supported by histological techniques. CFE decreased the secretion of pro-inflammatory cytokines such us IL6, TNFα and also MCP-1, thus diminishing cellular infiltration. Conversely, under viral simulation, CFE stimulated T cell proliferation and increased the percentage and activated cytotoxic T cells. Therefore, these results could attribute coffee fruit immunomodulatory and antiviral properties."

These results were presented at the annual conference of the International Congress of Immunology held in Milan Italy and demonstrate the efficaciousness of the active ingredients in KonaRed the Hawaiian Superfruit Antioxidant Wellness Beverage sold throughout Hawaii and select U.S. markets.

Critical Accounting Policies

Basis of presentation

The financial statements of the company have been prepared in accordance with the accounting principles generally accepted in the United States of America.

Inventories

Inventories are primarily raw materials and finished goods. Inventories are valued at the lower of, cost as determined on an average basis, or market. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required. Costs of raw material and finish goods inventories include purchase and related costs incurred in bringing the products to their present location and condition.

Revenue recognition

Sales revenue consists of amounts earned from customers through the sale of its primary products, the KonaRed, premium coffee fruit wellness drink, offered to retail consumers. The company also operates a branded ingredients division that sells fruit powder and extracts to parallel markets to allow the company to piggyback on resources of established players with widespread footprints in other health-oriented consumer venues.

Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured. Customers accept good FOB shipping point. Goods are sold on a final sale basis and in the normal course of business our company does not accept sales returns.

Cost of goods sold

Cost of goods sold consists primarily of selling of raw materials and finished goods purchased from vendors as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs.

Stock Based Payments

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Results Of Operations

YEAR ENDED DECEMBER 31, 2014 COMPARED TO YEAR ENDED DECEMBER 31, 2013

The following discussion and analysis covers material changes in the financial condition of our Company for the years ended December 31, 2014 and December 31, 2013. A summary is as follows:

	Year ended December 31, 2014	Year ended December 31, 2013

Net sales	$1,254,234	$905,799
Cost of goods sold	1,094,037	447,569
GROSS MARGIN	160,197	458,230
Research and development	3,931	18,710
Advertising and marketing	967,164	143,061
General and administrative	1,725,569	3,241,069
Non-cash compensation	2,066,991	1,000,975
Operating expenses	4,763,655	4,403,815
Loss from operations	(4,603,458)	(3,896,585)
Other income	1,838	49,000
Interest expense	(1,007)	(15,693)
NET LOSS	$(4,602,627)	$(3,912,278)
Net loss per share, fully diluted	$(0.06)	$(0.06)

Revenue and net sales

Net sales are comprised of product sales and shipping and delivery fees. During the year ended December 31, 2014 we recorded net sales of $1,254,234 compared with $905,779 for the year ended December 31, 2013, representing an increase of 39%. Product sales and shipping and delivery fees for the year ended December 31, 2014 were $1,160,941 and $93,293 respectively, compared with $889,932 and $15,867 for the year ended December 31, 2013.

We note a change of product mix occurred in early fiscal 2014 which makes period over period product sales data not entirely comparable. During 2013, in addition to our mainline beverage and wellness product sales, we also actively operated a division which sold raw material ingredients to other beverage manufacturers. During 2014 we initiated a plan to phase-out our raw material ingredients sales and volume from this division decreased steadily over the course of fiscal 2014. Sales of raw material ingredients comprised $72,823 for the year ended December 31, 2014, versus $285,160 for the year ended December 31, 2013.

When sales of raw material ingredients are excluded, our adjusted comparative product sales for the years ended December 31, 2014 and December 31, 2013 are $1,088,118 versus $604,772, representing an increase of 80% in our consumer product sales.

We attribute increases in sales during the year ended December 31, 2014 to the success of our efforts to expand our distribution network. This has included introduction of our products into national chain stores including Walmart, Kroger and Vitamin Shoppe.

Cost of Goods Sold

As referenced in our Description of Business above, our production is based on an outsourcing business model which utilizes third parties for the bulk of our non-core business operations, such as coffee fruit extraction and product manufacturing. The main component of our cost of goods sold ('COGS') relates to costing the finished goods which are drawn from our inventory when sold. These finished goods primarily include bottles of different types of our coffee beverages in various container and lot sizes which have been manufactured in a staged process for us by third parties and delivered to our warehouse, or to inventory logistics service providers, for distribution. Costing is done on applying specific unit sales to unit product costs based on the costs per unit recorded in our inventory system. Costs per unit in the inventory system include per unit manufacturing charges from outsource manufacturers.

Along with the current period cost of inventory which has been used for product sales, COGS also includes expensing of inventory which has: (i) been disposed of because it has expired and/or become obsolete; and (ii) been subject to a write-down reserve because the inventory has been deemed to be potentially useful, but has been slow moving for a significant period of time. During the period ended December 31, 2014, we disposed of $49,249 of obsolete current inventory, net of $18,732 of inventory which previously had previously been reserved. At year end December 31, 2014 we had no further reserves of outdated inventory. Obsolete inventory was comprised both of raw materials which had expired, old labels which included outdated information, and remaining inventory of a discontinued product.

For the years ended December 31, 2014 and December 31, 2013, COGS were $1,094,037 and $447,569, or 87% and 49% of sales. This corresponds to gross margin percentages of 13% and 51%. We attribute part of the relatively higher COGS for the current period to rush processing and delivery costs which were required to meet high demand from new major clients such as Walmart. As order flow becomes more steady we should benefit from regularized shipping arrangements and the economies of scale of larger production runs. We project COGS will decrease during fiscal 2015 and gross margin will improve.

Additionally, a significant contributing factor in the relative period over period difference in gross margin is the impact of data from our raw material ingredient sales. Sales of wholesale raw material ingredients earn a higher gross margin than our mainline consumer products and the elimination of these sales has impacted our comparative period over period gross margins.

Subsequent to the year ended December 31, 2014 we have re-evaluated our sales mix strategy and are considering a re-start of our raw material ingredients sales division in cooperation with VDF.

COGS primary components for the years ended December 31, 2014 and December 31, 2013 are as follows: (i) manufacturing costs, which include both in-house and outsourced manufacturing costs, totaled $746,377 versus $437,107, respectively; (ii) customer shipping which totaled $175,515 versus $86,748, respectively; (iii) shipping and inventory delivery which totaled $61,563 versus $39,912, respectively. and (iv) packaging which totaled $44,902 versus $6,320, respectively.

Operating Expenses

Our operating expenses are classified into three categories:

-  Research and development
-  Advertising and marketing
-  General and administrative expenses

Research and Development

Research and development costs were $3,931 and $18,710, respectively for years ended December 31, 2014 and December 31, 2013, respectively, for a comparative decrease of 79%. Decreases in research and development costs are attributable to implementation of cooperative R&D efforts with our research partner VDF. We project R&D costs will remain near current levels during the upcoming fiscal year.

Advertising and Marketing

Advertising and marketing costs increased by 576% to $967,164 for the year ended December 31, 2014, compared with $143,061 for the year ended December 31, 2013. These substantial planned increases were planned and are primarily attributable to: (i) fees paid to our master distributor for sales and marketing fees; (ii) increased use of free sample demonstrations ('Demos') in grocery stores; (iii) advertising and graphic art; (iv) a major upgrade of our enterprise website to better facilitate direct sales to consumers; and (v) other marketing expenses including sponsorship and public relations initiatives.

During the years ended December 31, 2014 versus December 31, 2013: (i) sales and marketing fees were $241,306 versus $nil, representing an increase of 100%; (ii) the cost of free sample Demos was $231,883 versus $59,788, representing an increase of 288%; (iii) advertising and graphic art costs were $160,548 versus $34,558, representing an increase of 365%; (iv) website expenses were $75,976 versus $21,661, representing an increase of 250%; and (iv) other marketing expenses including sponsorship and public relations initiatives totaled $357,451 versus $27,054, respectively, representing an increase of 1,222%. We project advertising and marketing costs will continue to increase during our upcoming fiscal year.

General and Administrative

General and administrative ('G&A') costs were $3,792,560 for the year ended December 31, 2014 compared to $4,242,044 for the year ended December 31, 2013, representing a decrease of 11%. We project general and administrative expenses will remain at current levels or increase moderately during the coming fiscal year.

G&A costs include cash expand non-cash expenses. Non-cash expenses include Black-Scholes option and warrant grant costing and amortization expenses, stock based compensation expenses, stock issued for services, and depreciation expenses. For the years ended December 31, 2014 and December 31, 2013, G&A cash expenses comprised $1,743,219 and $1,000,306 or 46% and 26% respectively of total expenses; and G&A non-cash expenses comprised $2,049,341 and $2,911,972, or 54% and 74% respectively of total expenses. Year over year G&A cash expenses increased by 74% and G&A non-cash expenses decreased by 30%.

Major items within expenses paid in cash for years ended December 31, 2014 and December 31, 2013 included: (i) payroll of $745,262 versus $421,855, representing an  increase of 77%; (ii) professional and consultant fees of $337,316 versus $395,509, representing a decrease of 15%; (iii) VDF License fees and related interest expenses of $150,791 versus $nil, representing an increase of 100%; and (iv) total rent expenses of $113,356 versus $79,987, representing an increase of 42%.

During the year ended December 31, 2014, payroll increases were due to the addition of executive, warehouse and office support staff. Professional and consulting fees increases related to legal and audit expenses for: (a) filing of a series of Form 8-Ks ('Super 8-Ks') to report Form 10 information to shareholders regarding our transition from being a Shell Company to regular SEC reporting status; (b) our patent settlement with VDF; (c) negotiation of our Equity Line and the filing with the SEC of a Form S-1, and amendments thereto, to bring the Equity Line into being; and (d) filing of our Form S-1 filing to apply for registration of shares issued to the former shareholders of SITC. Rent increases were due to the tiered increases within our warehouse lease and the addition of office space.

Other Income

During the years ended December 31, 2014 and December 31, 2013, we recorded other income of $1,838, comprised of a non-cash entry to record a change in the fair market value of a derivative liability; and $49,000, comprised of a one-time license fees charged for the use of our trademark during the first quarter of fiscal 2013, respectively. Other than further non-cash derivative related gains or losses which may arise during the coming year, we do not project further other income items in the near term.

Net Loss

Our net losses for the years ended December 31, 2014 versus December 31, 2013 were $4,602,627, or $0.06 per share, and $3,912,278, or $0.06 per share.

Liquidity and Capital Resources

Our financial position as at December 31, 2014 and December 31, 2013 was as follows:

Net Working Capital
	As of December 31, 2014	As of December 31, 2013

Current Assets	$843,217	$640,705
Current Liabilities	347,795	276,957
Net Working Capital (Deficit)	$495,422	$363,748

As of December 31, 2014 we had cash on hand of $39,987, accounts receivable of $278,240, inventory of $508,338, prepaid expenses of $16,000, and other current assets of $652. This compares with cash of $213,156, accounts receivable of $26,422, inventory of $390,127, prepaid expenses of $7,500, and other current assets of $3,500 for the comparable period ended December 31, 2013.

Our net working capital increased to a balance of $495,422 at December 31, 2014 from a balance of $363,748 at December 31, 2013. At present, we estimate we will need to raise capital during the coming twelve months to fund our strategic plans.

Cash Flows
	Year ended December 31, 2014	Year ended December 31, 2013

Net cash (used) by operating activities	$(3,008,496)	$(1,601,817)
Net cash provided/(used) in investing activities	(14,674)	-
Net cash provided by financing activities	2,850,001	1,807,590
Increase (decrease) in cash during the period	(173,169)	205,773
Cash, beginning of period	213,156	7,383
Cash, end of period	$39,987	$213,156

Comparative figures for Net cash (used) by Operating Activities is comprised of the net loss of $4,602,627 for the year ended December 31, 2014 versus a net loss $3,912,278 for the year ended December 31, 2013, and also includes comparative non-cash add-backs of: (i) Black-Scholes options grant expenses of $807,161 versus $1,000,975, respectively; (ii) Black-Scholes warrant issuance expenses of $nil and $1,861,803, respectively; and (iii) stock issued for compensation, stock issued for services, and stock issued for settlement of related party accounts payable totaling $1,239,830 versus $67,050, respectively.

Total non-cash items comprise $2,049,556 or 54% of our total net loss of $4,602,627 for year ended December 31, 2014, versus total non-cash items of $2,944,150, or 75% of our total net loss of $3,912,278 for the year ended December 31, 2013.

Other key elements included in net cash (used) by operating activities for the comparative years ended December 31, 2014 versus December 31, 2013 comprised: (i) decreases in accounts receivable of $254,022 versus $34,009, respectively; (ii) decreases in inventory of $118,211 versus $236,635, respectively; (iii) decreases in accounts payable and accrued liabilities of $79,501 versus $222,067, respectively; and (iv) decreases in accounts payable - related parties of $nil versus $143,122, respectively.

Private Placements

To meet our fund raising objectives, on January 27, 2014 the Company closed two private placements unit sales which raised $1,000,000; and on February 5, 2014, the Company entered into an Equity Line agreement which raised $1,700,000 in shares sales during fiscal 2014.

Additionally, subsequent to the year ended December 31, 2014, on January 20, 2015, we entered into an agreement for the issuance of up to $1,100,000 of unsecured subordinated convertible debentures maturing 18 months from each issuance date. On execution date, the Company issued a debenture in the principal amount of $440,000 (which includes $40,000 in original issue discount) for $400,000 in cash. The Company may issue to Lender an additional $660,000 in Debentures consisting of two additional convertible debenture, each in the principal amount of $330,000, including $30,000 of original issue discount

Debt

On January 28, 2014, pursuant to our patent settlement with VDF, we issued a senior convertible note (the "Senior Convertible Note") to VDF, whereby we promised to pay VDF a principal amount equal to the sum of: (i) the aggregate amount of accrued and unpaid License fee payments, plus (ii) accrued interest on the Senior Convertible Note. The maturity of the Senior Convertible Note is December 31, 2018 unless the Senior Convertible Note is accelerated pursuant to an event of default or the License Agreement is terminated and all accrued and unpaid obligations under the Senior Convertible Note have been paid. Interest on the Senior Convertible Note is 7% per annum, subject to an adjustment to 12% for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time. At any time VDF has the option to convert any principal outstanding on the Senior Convertible Note into shares of our common stock at a Conversion Price determined by the terms of the Senior Convertible Note. Key terms of the Senior Convertible Note include that: (i) VDF is granted an adjustment to the conversion price upon the issuance of shares of our common stock, stock options or other convertible securities; (ii) no indebtedness shall rank senior to the payments due under the Senior Convertible Note unless prior written consent of VDF is obtained; and (iii) payments under the Senior Convertible Note are secured by a Security Agreement.

The Senior Convertible Note provides that we may, at our option, have regularly scheduled License fee payments treated as debt and rolled over into the Senior Convertible Note. To date, we have rolled-over two License fee payments of $75,000 each, plus accrued interest for the year ended December 31, 2014 of $791 for a total of $150,791, to create an outstanding balance of $140,001 on the Senior Convertible Note at December 31, 2014, after taking account of a net discount on the note of $10,790 arising from an embedded derivative.

Originally the Conversion Price of the Senior Convertible Note was $0.65 per share. On December 19, 2014, this was adjusted to $0.6163 per share based on our issuance of stock options; and subsequent to the year ended December 31, 2014, on January 20, 2015 the Conversion Price was adjusted to $0.5623 based on our issuance of an unsecured, subordinate convertible debenture.

Other than the Senior Convertible Note, there was no other debt outstanding at December 31, 2014.

The following information is provided regarding amounts shown in our Statements of Cash Flows for the year ended December 31, 2013:

During the year ended December 31, 2012, we issued a term loan to a third party creditor. During the year ended December 31, 2012 interest of $3,863 accrued on this loan and as recorded in our Statements of Cash Flows, during fiscal 2013, a payment of $3,863 was made to the creditor and this fully repaid and terminated the loan.

On January 12, 2012, our company entered into a working line of credit agreement with the same creditor and this working line of credit expired on January 12, 2014. During the year ended December 31, 2013, we made repayments totaling $113,547 and there were no amounts owed by the Company toward the line of credit.

In June 2013, we issued a $500,000 secured promissory note to a different creditor, which note was due on December 1, 2013. This note was assigned by the original creditor to a different creditor in full and in connection with the closing of the Asset Purchase on October 4, 2013, the final creditor converted the note into 1,111,111 shares of our common stock at a price of $0.45 per share. As part of the conversion agreement, the creditor waived right to any interest payments on the secure promissory note and the outstanding debt of $500,000 was deemed paid in full.

On January 12, 2013, the Company received a shareholder loan of $10,000 from a non-affiliated shareholder of the Company and such loan was repaid with accrued interest on November 5, 2013.

Off-Balance Sheet Arrangements

We had no significant off-balance sheet arrangements at December 31, 2014 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

QUARTER ENDED MARCH 31, 2015 COMPARED TO YEAR QUARTER ENDED MARCH 31, 2014

The following discussion and analysis covers material changes in the financial condition of our Company for the periods ended March 31, 2015 and March 31, 2014. A summary is as follows:

	Three Months ended March 31, 2015	Three Months ended March 31, 2014
Net sales	$239,665	$444,942
Cost of goods sold	194,406	336,187
Gross Margin	45,259	108,755
Research and development	—	3,300
Advertising and marketing	124,941	185,087
General and administrative	457,100	426,450
Operating expenses	582,041	614,837
Loss from operations	(536,782)	(506,082)
Other income	25,508	—
Interest expense	(32,762)	—
Net Loss	$(544,036)	$(506,082)

Net loss per share, fully diluted	$(0.01)	$(0.01)

Revenue and net sales

Net sales are comprised of product sales and shipping and delivery fees. During the period ended March 31, 2015 we recorded net sales of $239,665 compared with net sales of $444,942 for the period ended March 31, 2014, representing an decrease of 46%. Comparative product sales for the periods ended March 31, 2015 and March 31, 2014 were $235,240 versus $406,288, respectively; and comparative shipping and delivery fees for the periods ended March 31, 2015 and March 31, 2014 were $4,425 and $38,654, respectively. We attribute the comparative decrease in net sales to reductions we made to marketing and advertising during the last quarter of fiscal 2014 and the first quarter of 2015 due to capital restraints.

Cost of Goods Sold

As referenced in our Description of Business above, our production is based on an outsourcing business model which utilizes third parties for the bulk of our non-core business operations, such as coffee fruit extraction and product manufacturing. The main component of our cost of goods sold ('COGS') relates to costing the finished goods which are drawn from our inventory when sold. These finished goods primarily include bottles of different types of our coffee beverages in various container and lot sizes which have been manufactured in a staged process for us by third parties and delivered to our warehouse, or to inventory logistics service providers, for distribution. Costing is done on applying specific unit sales to unit product costs based on the costs per unit recorded in our inventory system. Costs per unit in the inventory system include per unit manufacturing charges from outsource manufacturers.

For the periods ended March 31, 2015 and March 31, 2014, COGS were $194,406 and $336,187, or 81% and 76% of sales. This corresponds to gross margin percentages of 19% and 24%. We attribute part of the relatively higher COGS for the current period to moderately higher processing and delivery costs which required for small production runs. As order flow becomes more steady we should benefit from regularized shipping arrangements and the economies of scale of larger production runs. We project COGS will decrease during fiscal 2015 and gross margin will improve.

Additionally, we are now in the process of re-aligning our sales mix and re-starting our raw material ingredients sales division in cooperation with VDF. Sales of wholesale raw material ingredients earn a higher gross margin than our consumer products and are expected to contribute to an improvement in overall gross margin.

COGS primary components for the periods ended March 31, 2015 and March 31, 2014 were as follows: (i) manufacturing costs, which include both in-house and outsourced manufacturing costs, totaled $149,555 versus $267,991, respectively; (ii) customer shipping which totaled $26,224 versus $45,417, respectively; (iii) shipping and inventory delivery which totaled $10,036 versus $22,350, respectively. and (iv) packaging which totaled $5,890 versus $5,790, respectively.

Operating Expenses

Our operating expenses are classified into three categories:

-  Research and development
-  Advertising and marketing
-  General and administrative expenses

Research and Development

Research and development costs were minimal for both periods ended March 31, 2015 and March 31, 2014. We project R&D costs will remain near current levels during the balance of fiscal 2015.

Advertising and Marketing

Advertising and marketing costs were $124,941 and $185,087 respectively for the periods ended March 31, 2015 versus March 31, 2014, representing a comparative decrease of 33%. The primary components of advertising and marketing expenses for the periods ended March 31, 2015 and March 31, 2014 were as follows: (i) advertising and graphic art costs were $70,827 versus $33,466, respectively; (ii) the cost of free sample demos was $4,119 versus $73,206, respectively; and (iii) other marketing expenses including marketing fees paid to our master distributor, sponsorship and public relations initiatives totaled $49,995 and $78,415, respectively. We project advertising and marketing costs will increase during the balance of fiscal 2015.

General and Administrative

General and administrative ('G&A') costs were $457,100 for the period ended March 31, 2015 compared to $426,450 for the period ended March 31, 2014, representing an increase of 7%. The primary components of G&A for the periods ended March 31, 2015 and March 31, 2014 were as follows: (i) payroll of $162,096 versus $150,915, respectively; (ii) professional and consultant fees of $59,539 versus $133,024, respectively; (iii) VDF License fees of $75,000 versus $nil, respectively; and (iv) rent expenses of $22,228 versus $23,818, respectively. We project general and administrative expenses will increase moderately during the balance of fiscal 2015.

Interest Expense and Other Income

Interest expense, including amortizations related to derivatives created by issuance of convertible securities, totaled $32,762 for the period ended March 31, 2015 versus $nil for the period ended March 31, 2014. We project that interest expenses will remain at current levels during the balance of fiscal 2015.

During the periods ended March 31, 2015 and March 31, 2014, we recorded other income of $25,508 and $nil, respectively. Other income for the period ended March 31, 2015 was comprised of a non-cash entry to record a change in the fair market values of derivative liabilities related to our issuance of convertible securities. Other than further non-cash derivative related gains or losses which may arise during the coming year, we do not project further other income items during the balance of fiscal 2015.

Net Loss

Our net losses for the periods ended March 31, 2015 and March 31, 2014 were $544,036, or $0.01 per share, versus $506,082, or $0.01 per share.

Liquidity and Capital Resources

Our financial position at March 31, 2015 and December 31, 2014 was as follows:

Net Working Capital
	As of March 31, 2015	As of December 31, 2014

Current Assets	$951,363	$843,217
Current Liabilities	943,644	347,795
Net Working Capital (Deficit)	$7,719	$495,422

As of March 31, 2015 we had cash on hand of $240,536, accounts receivable of $239,579, inventory of $471,248, prepaid expenses of $nil, and other current assets of $nil. This compares with cash of $39,987, accounts receivable of $278,240, inventory of $508,338, prepaid expenses of $16,000, and other current assets of $652 for the period ended December 31, 2014.

Our net working capital decreased to a balance of $7,719 at March 31, 2015 from a balance of $495,422 at December 31, 2014. At present, we estimate we will need to raise capital during the coming twelve months to fund our strategic plans.

Cash Flows
	Three months ended March 31, 2015	Three months ended March 31, 2014

Net cash (used) by operating activities	$(274,451)	$(1,002,139)
Net cash provided/(used) in investing activities	-	-
Net cash provided by financing activities	475,000	1,000,000
Increase (decrease) in cash during the period	200,549	(2,139)
Cash, beginning of period	39,987	213,156
Cash, end of period	$240,536	$211,017

Key elements comprising the comparative figures for Net cash (used) by Operating Activities for the periods ended March 31, 2015 and March 31, 2014 include: (i) net losses of $544,036 and $506,082, respectively; (ii) non-cash options amortization costs of $54,483 and $nil, respectively; (iii) an increase of $113,091 and a decrease of $85,529 in accounts payable, respectively; (iv) an increase of $38,661 and a decrease of $149,797 in accounts receivable, respectively; and (v) an increase of $37,090 and a decrease of $259,543 in inventory, respectively.

Debt

On January 28, 2014, pursuant to our patent settlement with VDF, we issued a senior convertible note (the "Senior Convertible Note") to VDF, whereby we promised to pay VDF a principal amount equal to the sum of: (i) the aggregate amount of accrued and unpaid License fee payments, plus (ii) accrued interest on the Senior Convertible Note. The maturity of the Senior Convertible Note is December 31, 2018 unless the Senior Convertible Note is accelerated pursuant to an event of default or the License Agreement is terminated and all accrued and unpaid obligations under the Senior Convertible Note have been paid. Interest on the Senior Convertible Note is 7% per annum, subject to an adjustment to 12% for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time. At any time VDF has the option to convert any principal outstanding on the Senior Convertible Note into shares of our common stock at a Conversion Price determined by the terms of the Senior Convertible Note. Key terms of the Senior Convertible Note include that: (i) VDF is granted an adjustment to the conversion price upon the issuance of shares of our common stock, stock options or other convertible securities; (ii) no indebtedness shall rank senior to the payments due under the Senior Convertible Note unless prior written consent of VDF is obtained; and (iii) payments under the Senior Convertible Note are secured by a Security Agreement. The Senior Convertible Note provides that we may, at our option, have regularly scheduled License fee payments treated as debt and rolled over into the Senior Convertible Note. To date, we have rolled-over three License fee payments of $75,000 each, plus accrued interest for the year ended December 31, 2014 of $791 for a total additions to the Senior Convertible Note balance of $225,791. Originally the Conversion Price of the Senior Convertible Note was $0.65 per share. On December 19, 2014, this was adjusted to $0.6163 per share based on our issuance of stock options; and subsequent to the year ended December 31, 2014, on January 20, 2015 the Conversion Price was adjusted to $0.5623 based on our issuance of an unsecured, subordinate convertible debenture.

On January 20, 2015 (the “Issuance Date”), we entered into a Convertible Debt Purchase Agreement with a third party (“Lender”), for the issuance of up to $1,100,000 of unsecured subordinated convertible debentures (the “Unsecured Subordinate Debentures”) maturing 18 months from each issuance date.  On the Issuance Date, the Company issued to Lender an Unsecured Subordinate Debenture with a face value principal amount of $440,000 (which includes $40,000 in original issue discount) for $400,000 in cash.  The Company may issue to Lender an additional $660,000 in Unsecured Subordinate Debentures (the “Subsequent Debentures”), consisting of two additional convertible debenture, each in the face value principal amount of $330,000, including $30,000 of original issue discount, with one Unsecured Subordinate Debenture issuable upon the filing to the SEC of our Form 10-K for the year ended December 31, 2014 and the remaining Unsecured Subordinate Debenture issuable upon the filing of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014. The Unsecured Subordinate Debentures have an interest rate of 12% per annum, with each such Unsecured Subordinate Debenture maturing 18 months from issuance (each a “Maturity Date”). All or a portion of the outstanding principal balance of an Unsecured Subordinate Debenture may be prepaid before the relevant Maturity Date with a premium ranging from 105% to 125%. If the Company repays an Unsecured Subordinate Debenture on the relevant Maturity Date, no Prepayment Premium shall apply. The principal balance and accrued interest for each Unsecured Subordinate Debenture is convertible into the Company’s common stock (the “Common Stock”), at Lender’s option, at a “Conversion Price” of 55% multiplied by the Lowest Closing Price (which represents a discount rate of forty-five percent (45%)). The “Lowest Closing Price” shall be the lowest closing bid price of the Common Stock during the 25 consecutive trading days prior to such date as reported on www.NASDAQ.com. Lender has agreed to restrict its ability to convert the Unsecured Subordinate Debentures and receive shares of Common Stock such that the number of shares of Common Stock held by it in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of Common Stock. The Unsecured Subordinate Debentures and the other securities issued to Lender pursuant to the Agreement were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

On March 31, 2015, the outstanding balance on the Unsecured Subordinate Debenture was $196,496, after taking account of a net discount of $253,630 arising from the original issue discount and an embedded derivative (see Note 8). Interest of $10,126 accrued on the Unsecured Subordinate Debenture during the three period ended March 31, 2015, which created total accrued interest on the Unsecured Subordinate Debenture of $10,126.

Other than the Senior Convertible Note and Unsecured Subordinate Debentures, there was no other debt outstanding at March 31, 2015.

Derivative Liabilities

In connection with the issuance of debt or equity instruments, the Company may sell options or warrants to purchase our common stock. In certain circumstances, the convertible debt, options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as embedded derivative features which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The Company's derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income in the period in which the changes occur. For options, warrants and bifurcated embedded derivative features that are accounted for as derivative instrument liabilities, the Company estimates fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The valuation techniques require assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option.

The following table summarizes the convertible debt derivative activity for the periods ending March 31, 2015 and December 31, 2014:

Description	Convertible Notes
Fair Value of derivative liability at December 31, 2013	$—
Discount due to issuance of subordinated convertible debenture	11,006
Change in Fair Value	(1,838)
Fair Value of derivative liability at December 31, 2014	$9,168
Discounts due to valuation of newly issued convertible debentures	235,166
Change in Fair Value	(25,508)
Fair Value of derivative liabilities at March 31, 2015	$218,826

For the period ended March 31, 2015, the change in the fair market value of the derivative liability  of $25,508 was recorded as Other Income.

Off-Balance Sheet Arrangements

We had no significant off-balance sheet arrangements at December 31, 2014 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Financing Arrangements Subsequent to Period Ended March 31, 2015:

We will have to spend additional funds to produce, market and distribute our products. We expect to experience significant negative cash flow from operations for the foreseeable future and expect to require working capital to fund our operations.  We will need additional funds to produce line extensions and expand our distribution and retail footprint. Even after we complete the proposed expansion of our product offerings, we will need to spend substantial funds on production, distribution, marketing and sales efforts, which is indicative of a consumer products company. For example, it is often customary when implementing a large retail chain to provide marketing support in the form of advertising, demos and samples.

We elected to enter into the 2015 Purchase Agreement with Lincoln Park as we need to raise capital over the next 12 months for us to fully implement our business, operating and development plans. The extent we rely on Lincoln Park as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $10,250,000 under the 2015 Purchase Agreement to Lincoln Park, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Material Events and Uncertainties

Our operating results are difficult to forecast. Our prospects should be evaluated in light of the risks, expenses and difficulties commonly encountered by comparable early stage companies in rapidly evolving markets. There can be no assurance that we will successfully address such risks, expenses and difficulties.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On March 26, 2014, the company engaged M&K CPAS PLLC, ('M&K') an independent registered public accounting firm, as the Company’s new principal independent accountant and accordingly dismissed A&C that same day. The Company had not previously consulted with M&K regarding any accounting, or auditing matters.

A&C's audit report on the financial statements of the Company for the year ended December 31, 2013 did not did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During the fiscal year ended December 31, 2013 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with A&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreement(s), if not resolved to the satisfaction of A&C, would have caused A&C to make reference to the subject matter of the disagreement(s) in connection with its report. During the Company's fiscal year ended December 31, 2013 and in the subsequent interim period through the date of resignation, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Our Company provided A&C with a copy of the foregoing disclosures and requested that A&C furnish our Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed March 27, 2014.

We did not consult with M&K before their appointment regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.  The decision to change our principal independent accountant and engage M&K was reviewed and approved by the board of directors of our Company.

Directors and Executive Officers

Directors and Executive Officers

As at July 1, 2015, our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position	Age	Date First Elected or Appointed
Shaun Roberts	President, Chief Executive Officer and Director	46	October 4, 2013
John Dawe	Chief Financial Officer, Treasurer and Secretary	56	March 18, 2014
Steven M. Schorr	Director	62	October 4, 2013
Gonzalo Camet	Director	42	October 4, 2013
William Van Dyke	Director	52	March 18, 2014

Our officers’ remain in their respective position until termination or resignation.

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Shaun Roberts - President and Chief Financial Officer, Director, and Board Chair

Mr. Roberts is a co-founder of the business and has been chief executive officer, director and board chair since its inception in 2008. Mr. Roberts oversees all operations and raised the capital which formed our business. On a day to day basis Mr. Roberts manages processes for raising capital, product development, sales, distribution and marketing.  He started his career as Los Angeles sales manager for Waxie Sanitary Supply in 1994, the largest privately held janitorial supply company in the United States. Mr. Roberts then worked as Western Regional Sales Manager for ABM, Inc. from 1996 to 1998, a facility management services and fortune 1000 company. Mr. Robert’s co-founded Fluid Concepts, LLC in 1998, which developed, created and sold industrial and retail eco-friendly cleaning products into the southern California marketplace. In 2003, Mr. Roberts co-founded Malie, Inc., a spa and beauty products company which now has retail locations in the U.S. and Japan and wholesale distribution around the globe. Mr. Roberts’ role at Fluid Concepts and Malie were reduced to a board member position in 2008. Mr. Roberts attended the economics program of San Diego State University from 1990-1993.

We believe that Mr. Roberts is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

John Dawe - Chief Financial Officer, Secretary and Treasurer

On March 18, 2014, the Company engaged Mr. John Dawe as Chief Financial Officer, and Secretary and Treasurer. Mr. Dawe brings more than 32 years of financial, business, and executive level experience to KonaRed Corporation, having served as Treasurer, VP Finance, and CEO for various finance-related entities since 1993. Mr. Dawe’s experience includes profitably managing a $1.1 billion asset portfolio as treasurer of a credit union. In 2002 Mr. Dawe founded DAS Corporate Services Inc. (“DAS”) a private company which provides maintenance of accounting and reporting systems for U.S. publicly traded companies. Mr. Dawe controls and has been CEO of DAS through to current date, but is no longer active in its day to day management. Since 2006 to current date Mr. Dawe has also controlled and been President of GBG Management Services Inc., a private company which provides management consulting services to small businesses, but is no longer involved in active in its day to day management. Mr. Dawe received a Bachelor of Commerce degree from the University of British Columbia in 1983; and was awarded the designation of Chartered Financial Analyst (“CFA”) in 1988.

Gonzalo Camet - Director, Member of Compensation Committee

Gonzalo Camet was an early investor in our predecessor company SITC and has provided advisor services to our business over the course of its development. On October 4, 2013, Mr. Camet was appointed to the board of directors of our Company and was subsequently appointed also as a Member of the Compensation Committee of the Board. Mr. Camet is the Chief Financial Officer of the JJC Group of Companies, one of the largest construction businesses in Peru. Mr. Camet also serves as Chief Financial Officer of the agricultural division of the JJC Group of Companies.

We believe Mr. Camet is qualified to serve on the board of directors because of his knowledge of finance in addition to his education and business experience in finance and agriculture.

Steven M. Schorr - Director

Mr. Schorr is a co-founder of the business and was our Chief Scientific Officer prior to retirement from this role in 2013. From inception in 2008 to 2013, Mr. Schorr played a key role in the KonaRed product conception, design and development, manufacturing and production, directing scientific research and legal management. Subsequent to retirement, Mr. Schorr has continued his role as a member of the board of directors of the Company. Mr. Schorr is the author of 20 U.S. and international patents, including five patents related to aeroponic technology (the process of growing plants in an air or mist environment without the use of soil). Mr. Schorr is also a director of Bioponic Phytoceuticals, Inc., a private company engaged in the development, formulation and production of products for sale in the global complementary alternative medicine and natural product markets.

We believe that Mr. Schorr is qualified to serve on our board of directors because of his knowledge of coffee berry chemistry and our current operations in addition to his education and business experiences described above.

William Van Dyke - Director, Member of Compensation Committee

On March 18, 2014, we appointed Mr. William Van Dyke to our Board. Mr. Van Dyke has been the chairman and CEO of B&D Nutritional Ingredients since 2003. As the founder, Mr. Van Dyke has been the pivotal force behind B&D’s development into a full-service, North American sales and marketing company. His sales and marketing career in the dietary supplement industry spans more than 20 years. As the Council for Responsible Nutrition’s 2000-2002 Chairman, Mr. Van Dyke has served on numerous committees throughout his 20-year involvement with CRN. Mr. Van Dyke has also served on the board of directors for other industry organizations.

We believe Mr. Van Dyke is qualified to serve on the board of directors because of his specialized industry knowledge in addition to his education and business experience in finance and agriculture.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships

There are presently no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and promoters have not been involved in any of the following events during the past ten years:

(1)
a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	a conviction in a criminal proceeding or named in a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)
being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5)
being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)
being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)
being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	any Federal or State securities or commodities law or regulation; or

(ii)
any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The summary compensation table below covers all compensation paid by our Company to the following persons who we will collectively refer to as the Named Executive Officers, for all services rendered in all capacities to us and our predecessor company SITC for the fiscal years ended December 31, 2014 and December 31, 2013. These named executive officers include: (a) all individuals serving as principal executive officer of SITC during the years ended December 31, 2014 and December 31, 2013; (b) each of two most highly compensated executive officers of our Company or SITC other than its principal executive officer who were serving as executive officers at December 31, 2014 and December 31, 2013 whose compensation exceeded $100,000; and (c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as executive officer at December 31, 2014 or December 31, 2013.

Summary Compensation Table – Years Ended December 31, 2013 and December 31, 2012

Name and Principal Positions	Fiscal Year	Salary ($)	Restricted Stock Awards/SARs(1) ($)	Securities Underlying Options/SARs(1) (#)	All Other Compensation(2) ($)

Shaun Roberts(4) President and CEO	2014 2013	$130,000 $120,000	$Nil $39,550(4)	2,500,000(5) 1,000,000(5)	$316,888(3)(5) $47,141(5)
John Dawe CFO, Secretary and Treasurer	2014	$76,500(6)	$49,325 (6)	750,000(6)	$136,736(6)
Dana Roberts(4) Former CFO, Secretary and Treasurer	2014 2013	$23,175(7) $45,000	$Nil $Nil	1,000,000 1,000,000	$152,314(7) $732,886(7)
Steven Schorr Former CSO	2013	$136,156(8)	$Nil	1,000,000(8)	$47,141(8)
Richenda Rowe(4) Former President and CEO, CFO, Secretary and Treasurer	2013	$Nil	$Nil	Nil	$Nil
Dennis Kjeldsen(9) Former President and CEO, CFO, Secretary and Treasurer	2013	$Nil	$Nil	Nil	$Nil
Notes:

(1)  SAR’s are “Stock Appreciation Rights”. We have to date not issued any SAR's. LTIP's are “Long-Term Incentive Plans”. We have to date not created any LTIPs.
(2)  Other than as referenced in the note (8)  below, there are no compensatory plans or arrangements with respect to our executive officers resulting from resignation, retirement, or other termination of employment, or from a change of control.
(3)  Mr. Roberts' compensation for years ended December 31, 2014 and December 31, 2013 included issuance to him of 250,499 shares of the Company in 2014 which were registered under a Form S-8; and 61,750 common shares of SITC valued at $39,550 in 2013 prior to the reverse merger.
(4)  Richenda Rowe held the positions of President and CEO, CFO and Secretary of our predecessor company TeamUpSport Inc. from June 4, 2013 to October 4, 2013, at which time Shaun Roberts was appointed as President and CEO, and Dana Roberts was appointed as CFO, Secretary and Treasurer.
(5) 1,000,000 options granted to Mr. Roberts on December 12, 2013 ('Grant One') did not vest because vesting would occur only when the stock price of the company traded at $1.00, or greater; these options were cancelled on December 19, 2014. For the year ended December 31, 2013, the non-cash amortization of the Black-Scholes cost of Grant One was recorded as $47,141. Of the 2,500,000 options granted to Mr. Roberts on December 19, 2014 ('Grant Two'), 1,000,000 vested immediately and 750,000 will vest on June 30, 2015 and 750,000 will vest on December 31, 2015. For the year ended December 31, 2014, the non-cash Black-Scholes cost of Grant Two was recorded as $159,825, of which $7,511was for amortization of the of the options which vest in fiscal 2015 over the service period ended December 31, 2014. During the year ended December 31, 2014, Mr. Roberts was granted 250,499 shares which were registered under a Form S-8 which had a value of $0.627 per share on issuance date, and had a total deemed compensation value of $157,063
(6)  Prior to being engaged as our CFO on March 18, 2014, Mr. Dawe was paid consulting fees of $22,500 for services provided from January 1 to March 17, 2014. In the position of CFO, Mr. Dawe's compensation was $76,500 for period from March 18 to December 31, 2014. During his tenure as a consultant, Mr. Dawe also received fee payments of 50,000 restricted shares at $0.80 per share and 25,000 restricted shares at $0.373 per share, for a total of $49,325. For the year ended December 31, 2014, the non-cash Black-Scholes cost of the 750,000 immediately vested options granted on December 19, 2014 to Mr. Dawe, via GBG Management Services, Inc., a company controlled by Mr. Dawe, was recorded as $114,236.
(7)  Dana Roberts is a founder of our Company and is the spouse of our CEO Shaun Roberts. During her tenure as CFO during the period of January 1 to March 17, 2014, Mrs. Roberts received compensation as CFO of $23,175. For the year ended December 31, 2013, the non-cash Black-Scholes cost of the 1,000,000 immediately vested options granted to Mrs. Roberts on December 12, 2013 was recorded as $732,886; these options were cancelled on December 19, 2014. For the year ended December 31, 2014, the non-cash Black-Scholes cost of the 1,000,000 immediately vested options granted to Mrs. Roberts on December 19, 2014 was recorded as $154,325.
(8) Per the terms of the retirement agreement executed on December 16, 2013 and effective November 1, 2013, between the Company and Bioponic Phytoceuticals Inc. (a company controlled by our former Chief Scientific Officer Steven Schorr), we agreed to make payments to Mr. Schorr via Bioponic Phytoceuticals Inc. totaling $120,000, of which $60,000 was paid during fiscal 2013 and $60,000 was accrued as an account payable for the year ended December 31, 2013 and paid in February 2014. 1,000,000 options granted on December 12, 2013 to Bioponic Phytoceuticals Inc. did not vest because vesting would occur only when the stock price of the company traded at $1.00, or greater; these options were cancelled on December 19, 2014. For the year ended December 31, 2013,when Mr. Schorr was an officer of the Company, the non-cash amortization of the Black-Scholes cost of the December 12, 2013 options grant to Bioponic Phytoceutcals Inc. was recorded as $47,141.
(9)  Dennis Kjeldsen held the positions of President and CEO, CFO and Secretary of our predecessor company TeamUpSport Inc. from inception to June 4, 2013.

Employment or Consulting Agreements

Shaun Roberts – President and Chief Executive Officer
On October 4, 2013, we entered into an executive employment agreement with Mr. Roberts as our company’s President and Chief Executive Officer for an annual base salary of $130,000 for a 3 year term. Mr. Roberts is also eligible to participate in a target bonus and year-end bonus plan whereby Mr. Roberts is eligible to receive a cash bonus or securities bonus based on milestones described in further detail in the employment agreement. Mr. Roberts is also eligible to receive benefits made generally available by our Company and shall be reimbursed for all reasonable out-of-pocket business expenses. In the event of: (i) an involuntary termination of Mr. Robert’s employment for any reasons other than cause, death or disability; or (ii) Mr. Robert’s resignation for good reason, he shall be entitled to: (A) 1.5 times his annual base salary and target bonus, paid in a single lump sum in cash on the 60th day following the termination date; (B) for a period of up to 18 months following the termination date, Mr. Roberts and where applicable, his spouse and eligible dependents, will continue to be eligible to receive applicable medical coverage as described in the employment agreement; and (C) with respect to any outstanding stock options held by Mr. Roberts as of the termination date that are not vested and exercisable as of such date, our Company shall accelerate the vesting and such options will remain exercisable until the earlier of (i) a period of one year after the termination date or (ii) the original term of the option; and (D) Mr. Roberts shall receive any amounts earned, accrued or owing but not yet paid to him as of his termination date.

In the event Mr. Roberts employment is terminated on account of: (i) an involuntary termination by our Company for any reason other than cause, death or disability; or (ii) Mr. Roberts voluntarily terminates employment with our Company on account of a resignation for good reason, in either case that occurs: (x) at the same time as, or within the 12 month period following, the consummation of a change of control; or (y) within the 60 day period prior to the date of a change of control where the change in control was under consideration at the time of Mr. Robert’s termination date, then he shall be entitled to: (A) 2 times his annual base salary and target bonus; (B) for a period of up to 24 months following the termination date, Mr. Roberts and where applicable, his spouse and eligible dependents, will continue to be eligible to receive applicable medical coverage as described in the employment agreement; (C) with respect to any outstanding stock options held by Mr. Roberts as of the termination date that are not vested and exercisable as of such date, our Company shall accelerate the vesting and such options will remain exercisable until the earlier of: (i) a period of one year after the termination date, or (ii) the original term of the option; and (D) Mr. Roberts shall receive any amounts earned, accrued or owing but not yet paid to him as of his termination date. During the term of the employment agreement and for a period of 1 year from the termination of the agreement, Mr. Roberts shall not be employed by a direct competitor in the coffee fruit business, directly or indirectly.

John Dawe – Chief Financial Officer, Secretary and Treasurer
On December 29, 2014, we entered into an executive employment agreement (the "Agreement") with  John Dawe as our Company’s Chief Financial Officer, and Secretary and Treasurer for an annual base salary of $125,000 paid in equal monthly installments. Mr. Dawe will also be granted a bonus of 100% of base salary per annum to be paid, subject to  the Company having sufficient cash resources, in quarterly cash payments; or in Form S-8 common shares of the Company. The Agreement has a three year term and automatically renews for additional one year renewal periods provided, however, that within the sixty to ninety day period prior to the expiration of the Initial Term or any Renewal Term, at its discretion, the Compensation Committee of the Board of Directors may propose such amendments to the Agreement as it deems appropriate.

Excluding healthcare, Mr. Dawe will receive benefits made generally available by our company and shall be reimbursed for all reasonable out-of-pocket business expenses and is also eligible to participate in any future target bonus system, if implemented, and is eligible to receive a one-time bonus if certain strategic goals are met. In the event of: (i) an involuntary termination of Executive's employment for any reasons other than cause, death or disability; or (ii) resignation for good reason, he shall be entitled to: (A) one and one-half times (or two times, in the event of a Change of Control) his annual compensation paid in a single lump sum in cash on the 60th day following the termination date; and (B) with respect to any outstanding Company stock options held as of his Termination Date that are not vested and exercisable as of such date, the Company shall accelerate the vesting of stock options, if any, which would have vested and become exercisable within the eighteen month period after Termination Date, such options to remain exercisable until the earlier of: (A) a period of one year after Termination Date; or (B) the original term of the option; and (C) Executive shall receive any amounts earned, accrued or owing but not yet paid to him as of Termination Date. During the term of the employment agreement and for a period of 1 year from the termination of the agreement, Executive shall not be employed by a direct competitor in the coffee fruit business, directly or indirectly.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

The Company has no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to directors or executive officers at, following, or in connection with the resignation, retirement or other termination of its directors or executive officers, or a change in control of our Company or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

Excluding common shares which were issued for compensation, settlement of accounts payable, and settlement of shareholder advances, and other than the option grants described below, there were no outstanding equity, or equity equivalent, awards as of December 31, 2014 and December 31, 2013 with respect to each named executive officer.

Stock Option Grants

During the year ended December 31, 2014, the Company granted options to the following Named Executive Officers:

Option/SAR(1) Grants in Last Fiscal Year Issued to Executive
Name	Number of Securities Underlying Options or SAR’s	Percent of Total Options or SARs Granted to Employee in Fiscal Year(3)	Exercise Price ($/share)	Expiration Date	Grant Date Value ($)(2)

Shaun Roberts 2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756	2,500,000(4)	37.0%	$0.17	December 19, 2019	$380,786(5)
John Dawe(6) (7) 1101 Via Callejon #200, San Clemente, CA 92673-4230	750,000	11.1%	$0.17	December 19, 2019	$114,236
Steven Schorr 2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756	1,000,000	14.8%	$0.17	December 19, 2019	$152,314
Dana Roberts(7) 2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756	1,000,000	14.8%	$0.17	December 19, 2019	$152,314

Notes:
(1)  SAR’s are “Stock Appreciation Rights”.
(2) Grant date value as calculated by Black-Scholes Option Pricing Model valuations.
(3) Based on a net total, excluding option cancellations, of 6,750,000 options granted during the year ended December 31, 2014. On December 19, 2014, cancellations of options previously issued on December 12, 2013 to Named Executives in this table were as follows: (a) Shaun Roberts, 1,000,000 options; Steven Schorr, 1,000,000 options, and Dana Roberts, 1,000,000 options.
(4) 1,000,000 of the options granted to Mr. Roberts on December 19, 2014 vested immediately and 750,000 vest on June 30, 2015 and 750,000 vest on December 31, 2015.
(5) For the year ended December 31, 2014, Mr. Roberts' immediately vested options were recorded as non-cash Black-Scholes expense of $152,314 plus $7,511 for the service period amortization of his non-vested options from grant date to December 31, 2014. The stated cost in the table includes the total Black-Scholes non-cash cost for both vested and non-vested options.
(6) Mr. Dawe's options were issued to GBG Management Services Inc. a company controlled by Mr. Dawe.
(7) Dana Roberts held the position of CFO from January 1 to March 17, 2014. Upon the resignation of Mrs. Roberts, John Dawe was appointed CFO on March 18, 2014 and has been our Company's CFO since that date.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Issued to Executive
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal year-end (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal year-end ($)*
			Exercisable	Unexercisable	Exercisable	Unexercisable

Shaun Roberts 2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756	Nil	Nil	1,000,000	1,500,000	$Nil	$Nil
John Dawe 1101 Via Callejon #200, San Clemente, CA 92673-4230	Nil	Nil	750,000	n/a	$Nil	n/a
Steven Schorr 2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756	Nil	Nil	1,000,000	n/a	$Nil	n/a
Dana Roberts 2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756	Nil	Nil	1,000,000	n/a	$Nil	n/a
* Based on a year-end closing trade price of $0.141 per share.

Security Ownership of Certain Beneficial Owners and Management

Under SEC rules, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Under SEC rules, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

The following table provides certain information regarding the ownership of our common stock, as of July 1, 2015 by: (i) each of our Named Executive officers; (ii) each of our directors; and (iii) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner (9)	Amount and Nature of Beneficial Owner(1)		Percent of Class (2)
Shaun Roberts, President, Chief Executive Officer and Director	10,538,314	(3)(4)	11.5%
John Dawe, Chief Financial Officer, Treasurer and Secretary	956,579	(5)	1.0%
Gonzalo Camet, Director	4,376,131	(6)	4.8%
Steven Schorr, Director	8,634,647	(7)	9.4%
William Van Dyke, Director	1,014,107	(7)	1.1%
All Directors and Officers as a Group (5 Persons)	25,519,778		27.8%

Notes:

(1) Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2) The denominator for this percentage calculation is based on the 91,640,910 issued and outstanding common shares of the Company as of July 1, 2015.
(3) Shaun Roberts is the spouse of our former CFO Dana Roberts. The shares held by each and the shares which would held if all currently exercisable options held by each were exercised are shown only as the holdings of each of these individuals and are not cumulatively shown for each as beneficially owned holdings since this would incorrectly inflate the total shareholding of all directors and officers as a group.
(4) Shaun Roberts owns 8,538,314 shares of the Company and owns 2,500,000 options to purchase 2,500,000 shares, of which 1,000,000 options are immediately exercisable. Dana Roberts owns no shares of the Company and owns 1,000,000 options immediately exercisable to purchase 1,000,000 common shares.
(5) John Dawe owns 206,579 shares of the Company and 750,000 immediately exercisable stock options.
(6) Gonzalo Camet directly owns 1,274,185 shares and indirectly owns 651,946 shares through his holding company Solait Corp. for a total of 3,626,131 shares. Mr. Camet also holds 750,000 options immediately exercisable to purchase 750,000 common shares.
(7) Steven Schorr owns 7,634,647 shares of the Company and 1,000,000 immediately exercisable options to purchase 1,000,000 shares.
(8) William Van Dyke owns 264,107 shares of the Company and 750,000 immediately exercisable options to purchase 750,000 common shares.
(9) Address is 2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Certain Business Relationships

Shared Lease

Our company shares a two-year lease for a 10,000 square foot facility in San Clemente, California, with Malie, Inc., (“Malie”) a company owned by our CEO Shaun Roberts and his spouse Dana Roberts, who is the CEO of Malie. On March 17, 2013, the Company and Malie extended the lease for an additional 24 month term to May 31, 2016 and committed to total lease payments of: (i) $9,812 for June 1, 2014 to May 31, 2015; and (ii) $10,139 for June 1, 2015 to May 31, 2016. The Company's portion of payments under the extended term are: (i) 7,539 for June 1, 2014 to May 31, 2015; and (ii) $7,790 for June 1, 2015 to May 31, 2016. For the year ended December 31, 2014, our Company paid a total $90,471, or $7,539 per month, of the total lease expense of $117,744, or $9,812 per month.

Director Independence

We currently act with four directors consisting of Shaun Roberts, Steven M. Schorr, Gonzalo Camet and William Van Dyke. Our common stock is quoted on the OTCQB operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have two independent directors, Gonzalo Camet and William Van Dyke.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Such filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also read and copy any materials we file with the SEC at the SEC’s public reference room. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

[*] Shares

KonaRed Corporation

Common Stock

________________, 2015

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent applicable to the sale of their shares. All of the amounts shown are estimates, except for the SEC registration fees.

SEC registration fees	$302.62

Accounting fees and expenses	$2,956.88

Legal fees and expenses	$30,000

Miscellaneous expenses	$2,500

Total	$35,759.50

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

●
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

●
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

●
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by our stockholders;

●	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
●	by court order.

Our bylaws provide that our company shall indemnify our directors or former directors, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been our director or a director of such corporation, including an action brought by our company. Each of our directors on being elected or appointed is deemed to have contracted with our company on the terms of the foregoing indemnity.

At the discretion of our directors, our company may indemnify a director or former director of a corporation of which our company is or was a shareholder and the heirs and personal representatives of any such person.

At the discretion of our directors, our company may indemnify any of our officers, employees or agents, or of a corporation of which our company is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of our company. In addition our company shall indemnify the Secretary (notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Nevada corporate law or our Articles and each such Secretary, on being appointed is deemed to have contracted with our company on the terms of the foregoing indemnity.

At the discretion of our directors, our company may purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of our or as a director, officer, employee or agent of a corporation of which our company is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Recent Sales of Unregistered Securities

Effective September 9, 2013, we effected a 13.5 to one forward stock split of our authorized and outstanding common stock. As a result, our authorized shares of the common stock capital increased from 65,000,000 shares of common stock with a par value of $0.001 to 877,500,000 shares of common stock with a par value of $0.001 and our previously issued and outstanding 4,766,698 shares of common stock increased to 64,350,423 shares of common stock issued and outstanding.

Effective October 4, 2013, we issued an aggregate of 42,750,000 shares of our common stock to SITC in connection with the closing of the Asset Purchase Agreement with SITC. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act of 1933.

Effective October 4, 2013, we issued 1,777,778 shares of our common stock at a price of $0.45 per share for gross proceeds of $800,000. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective October 4, 2013, we issued 1,111,111 shares of our common stock at a price of $0.45 per share upon conversion of the convertible note. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

As consideration for assisting us in structuring the acquisition with SITC, on October 4, 2013, we issued 2,888,888 share purchase warrant to Fondecta Capital Ltd., with each warrant entitling Fondecta to acquire one further share of common stock of our company for a period of five years from the closing date at a price of $0.65 per share. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective October 17, 2013, we issued 77,778 units to one investor in a non-brokered private placement, at a purchase price of $0.45 per unit for gross proceeds of $35,000.10. Each unit consists of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of five years. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective November 22, 2013, we issued 1,000,000 units to one investor in a non-brokered private placement, at a purchase price of $0.45 per unit for gross proceeds of $450,000. Each unit consists of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of five years. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

On November 25, 2013, we agreed to grant stock options to Parker Mclachin, a consultant, for the option to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $0.70 per share, exercisable until November 25, 2016.  The options granted will be 100% vested.  These options are not be subject to our 2013 Stock Option Plan described below. We issued securities to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the SEC pursuant to the Securities Act of 1933, and in issuing these units to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Effective December 12, 2013 our board of directors adopted and approved the 2013 Stock Incentive Plan. The purpose of the option plan is to enhance the long-term stockholder value of our company by offering opportunities to our directors, officers, key employees, independent contractors and consultants to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in our company’s growth and success, and to encourage them to remain in the service of our company. A total of 11,000,000 shares of our common stock are available for issuance under the stock option plan.

Effective December 12, 2013, pursuant to the existing employment agreement with Mr. Roberts and our 2013 Stock Option Plan, we agreed to grant stock options to Shaun Roberts, our Chief Executive Officer and director, for the option to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.45 per share, exercisable until December 12, 2018, if the shares of our common stock are trading above a strike price of $1.00 per share after October 4, 2014.

Effective December 12, 2013, pursuant to the existing consulting agreement with Bioponic (subsequently terminated) and our 2013 Stock Option Plan, we agreed to grant stock options to Steven Schorr, one of our directors, for the option to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.45 per share, exercisable until December 12, 2018, if the shares of our common stock are trading above a strike price of $1.00 per share after October 4, 2014.

Effective December 12, 2013, we agreed to grant stock options pursuant to our 2013 Stock Option Plan to Dana Roberts, our Chief Financial Officer and director, for the option to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.74 per share, exercisable until December 12, 2023.  The options vest immediately.

With respect to the December 12, 2013 stock option grants, we issued the securities to three U.S. persons, each of whom was an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the SEC pursuant to the Securities Act of 1933, and in issuing these securities we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On January 7, 2014, we agreed to grant stock options pursuant to our 2013 Stock Option Plan to Gonzalo Camet, one of our directors, for the option to purchase an aggregate of 750,000 shares of our common stock at the market price on the date of issuance, exercisable for a period of 10 years from the date of grant.  The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

On January 27, 2014, we issued 1,818,182 units to two investors in a non-brokered private placement, at a purchase price of $0.55 per unit for gross proceeds of $1,000,000.10. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years. We issued: (i) 681,818 of these units to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933; and (ii) 1,136,364 of these units to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these units to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933. Pursuant to the securities purchase agreements with each investor, we also agreed to file a registration statement related to the transaction with the SEC covering the shares underlying the units (excluding shares issuable upon exercise of the warrants). See “Agreements with Lincoln Park Capital Fund, LLC” and “Agreement with Bailout Investments Ltd.”.

On January 28, 2014, in connection with the license agreement and other agreements disclosed in the current report on Form 8-K filed on February 3, 2014, we issued a senior convertible note to VDF FutureCeuticals, Inc., whereby we promised to pay VDF, or its registered and permitted assigns, the principal, being an amount equal to the sum of (i) the aggregate amount of accrued and unpaid designated alternative minimum payments (as set out in the license agreement) at such time, plus (ii) the aggregate amount of payment in kind interest allowable pursuant to the convertible note. Pursuant to the convertible note, the maturity is December 31, 2018 unless (i) the senior convertible note is accelerated pursuant to an event of default or (ii) the license agreement is terminated and all accrued and unpaid obligations under the senior convertible note have been paid. Interest on the convertible note is 7% per annum, subject to adjustment for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time. At any time and at the option of VDF, any principal outstanding under the convertible note shall be convertible in shares of our common stock at a conversion price of $0.65 per share. In the event there is an event of default, including but not limited to: (i) our failure to make a payment when due; (ii) any representation or warranty made by our company in connection with any agreement summarized in this current report on Form 8-K being untrue in any material respect; (iii) default by our company of any covenant of the convertible note; and (iv) a change in control. Among other rights upon an event of default, if an event of default has occurred, the unpaid principal will bear interest at 12%, VDF may accelerate the maturity of the convertible note and VDF is entitled to set-off rights. Pursuant to the convertible note: (i) VDF is also granted an adjustment to the conversion price right upon the issuance of shares of our common stock, stock options or other convertible securities; (ii) no indebtedness of our company shall rank senior to the payments due under the convertible note unless prior written consent of VDF is obtained; and (iii) payments under the note is secured by a general security agreement as described in the current report on Form 8-K filed on February 3, 2014.

On January 28, 2014, we issued VDF a warrant entitling VDF, from any time after the occurrence of a warrant exercise event until the fifteenth anniversary of the issuance of the warrant, to purchase from our company, shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at a purchase price of $0.001 per share. A warrant exercise event occurs if any of the following events occur:

(i)	our company reports $25,000,000 or more of gross sales in any fiscal year in our audited financial statements for such fiscal year;
(ii)	our company has a class of securities listed for trading on the New York Stock Exchange, the American Stock Exchange or NASDAQ;
(iii)
our company maintains an aggregate market capitalization of our company’s outstanding capital stock of at least $125,000,000 for twenty (20) consecutive trading days based on the closing prices for the shares of our common stock as reported on the OTC Bulletin Board; or

(iv)	our company has a change of control as defined in the warrant.

With respect to the VDF convertible note and warrant, on January 28, 2014, we entered into a registration rights agreement with VDF, whereby we granted VDF or an assignee (permitted under the agreement) demand registration rights and incidental registration rights with respect to: (i) any shares of our common stock issued upon conversion of the convertible note; (ii) any shares of our common stock issued upon exercise of the warrant; and (iii) any shares of our common stock acquired by VDF or an assignee from our company after the date of the registration rights agreement upon exercise or conversion of other convertible securities that are acquired by VDF or an assignee from our company after the date of the registration rights agreement.

On February 3, 2014, we entered into the January Purchase Agreement with Lincoln Park pursuant to which we have the right to sell to LPC up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the January Purchase Agreement. See “Agreements with Lincoln Park Capital Fund LLC”.

On April 14, 2014, we paid our new CFO a signing bonus of 50,000 shares at a price of $0.80 per share, for aggregate compensation of $40,000; and on August 19, 2014 an additional contractual payment of 25,000 shares was made to him at a price of $0.373 per share, for aggregate compensation of $9,325. These shares were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in offshore transactions in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended

On March 19, 2014, we committed to pay our new CFO a signing bonus of 50,000 shares at a price of $0.80 per share, for aggregate compensation of $40,000. This amount was recorded Stock Payable as of the period ended March 31, 2014 and was paid on April 14, 2014. These shares were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On May 1, 2014, we issued 25,000 to our prior VP/COO as a signing bonus at a price of $0.62 per share, for aggregate compensation of $15,500. These shares were issued to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these shares to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On August 19, 2014, we paid our CFO compensation of 25,000 shares at a price of $0.3730 per share, for aggregate compensation of $9,325. These shares were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On October 1, 2014, 57,400 restricted common shares were issued to two employees for prior services rendered at a price of $0.0752 for deemed compensation of $4,317. These shares were issued to U.S. persons with reliance on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Subsequent to the period ended September 30, 2014, on October 24, 2014, we issued 352,759 restricted common shares to a vendor at a price of $0.2835 per share for aggregate deemed fees of $100,007. These shares were issued to a U.S. corporation, in accordance with exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

During the year ended 2014, we issued a total of 4,052,759 restricted common shares to a service provider for services rendered. These issuances were: (i) 352,759 at $0.2835 per share on October 21, 2014; (ii) 2,000,000 at $0.251 on December 2, 2014; and (iii) 1,700,000 at $0.141 on December 31, 2014, for aggregate deemed compensation of $841,707. These shares were issued to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these shares to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On February 6, 2015, 600 restricted common shares were issued to an employee for compensation and 11,000 restricted common shares were issued to a vendor for services rendered. These share issuances were both issued at a price of $0.0752 based on market close price on issue date for deemed payments totaling of $872. These shares were issued to U.S. persons with reliance on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On April 30, 2015, we issued 131,579 restricted common shares to our CFO as compensation at a price of $0.19 per share for aggregate deemed compensation of $25,000. These shares were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in offshore transactions in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On May 1, 2015, we issued 300,000 restricted common shares to a service provider at a price of $0.20 per share for aggregate deemed fees of $60,000. These shares were issued to a U.S. corporation, in accordance with exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 5, 2015, we issued a $500,000 note to Solait Corp., a corporation affiliated with Gonzalo Camet Piccone, a director of the Company.  Solait Corp. was issued 1,700,000 restricted common shares of the Company as a fee for entering into the note.  These shares were issued to a U.S. corporation, in accordance with exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 9, 2015, 1,200 restricted common shares were issued to an employee for compensation. These share issuances were issued at a price of $0.14 based on market close price on issue date for deemed payments totaling of $168. These shares were issued to a U.S. person with reliance on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 30, 2015, 1,666,667 restricted common shares were  issued to Peat Financial under the PF Agreement. These shares were issued to a U.S. person with reliance on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Description	Filed
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation	(attached as an exhibit to our Registration Statement on Form S-1, filed on August 22, 2011)
3.2	Bylaws	(attached as an exhibit to our Registration Statement on Form S-1, filed on August 22, 2011)
3.3	Articles of Merger dated effective September 9, 2013	(attached as an exhibit to our current report on Form 8-K, filed on September 13, 2013)
3.4	Certificate of Change dated effective September 9, 2013	(attached as an exhibit to our current report on Form 8-K, filed on September 13, 2013)
(5)	Opinion regarding Legality
5.1	Opinion of Sichenzia Ross Friedman Ference LLP regarding the legality of the securities being registered	Filed herewith
(10)	Material Contracts
10.1	Binding Letter agreement dated June 5, 2013 with Sandwich Isles Trading Company, Inc.	(attached as an exhibit to our current report on Form 8-K, filed on June 11, 2013)
10.2	Asset Purchase Agreement dated October 4, 2013 with Sandwich Isles Trading Co. Inc.	(attached as an exhibit to our current report on Form 8-K, filed on October 10, 2013)
10.3	Employment Agreement dated October 4, 2013 with Shaun Roberts	(attached as an exhibit to our current report on Form 8-K, filed on October 10, 2013)
10.4	Consultant Agreement dated October 4, 2013 with Bioponic Phytoceauticals, Inc. (a company controlled by Steven M. Schorr)	(attached as an exhibit to our current report on Form 8-K, filed on October 10, 2013)
10.5	Binding Letter agreement dated June 5, 2013 with Sandwich Isles Trading Company, Inc.	(attached as an exhibit to our current report on Form 8-K, filed on June 11, 2013)
10.6	Form of subscription agreement	(attached as an exhibit to our current report on Form 8-K, filed on November 25, 2013)
10.7	Form of warrant	(attached as an exhibit to our current report on Form 8-K, filed on November 25, 2013)
10.8	Termination Agreement dated as of December 16, 2013 and effective November 1, 2013 between Konared Corporation and Bioponic Phytoceauticals, Inc.	(attached as an exhibit to our current report on Form 8-K filed on December 18, 2013)
10.9	2013 Stock Option Plan	(attached as an exhibit to our current report on Form 8-K filed on January 10, 2014)
10.10	Form of Stock Option Agreement (U.S. persons)	(attached as an exhibit to our current report on Form 8-K filed on January 10, 2014)
10.11	Form of Stock Option Agreement (non-U.S. persons)	(attached as an exhibit to our current report on Form 8-K filed on January 10, 2014)
10.12	Form of Stock Option Agreement (U.S. persons – no plan)	(attached as an exhibit to our current report on Form 8-K filed on January 16, 2014)
10.13	Form of securities purchase agreement (non U.S. purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.14	Form of securities agreement (U.S. purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.15	Form of warrant certificate (non U.S. Purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)

10.16	Form of warrant certificate (U.S. Purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.17	Senior Convertible Note	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.18	Pledge and Security Agreement	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.19	Warrant	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.20	Registration Rights Agreement	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.21	Investor Rights Agreement	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.22
Purchase Agreement, dated as of February 3, 2014, by and between KonaRed Corporation and Lincoln Park Capital Fund, LLC. (attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014) ('January Purchase Agreement')
(attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014)
10.23
Registration Rights Agreement, dated as of February 3, 2014, by and between KonaRed Corporation and Lincoln Park Capital Fund, LLC. (attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014)
(attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014)
10.24	Resignation letter received from Dana Roberts	(attached as an exhibit to our current report on Form 8-K, filed on March 19, 2013)
10.25	Services Agreement with John Dawe	(attached as an exhibit to our current report on Form 8-K, filed on March 19, 2013)
10.26	Splash Beverages Sales and Marketing Agreement	(attached as an exhibit to our current report on Form 8-K, filed on April 28, 2014)
10.27	2014 Flexible Stock Plan	(attached as an exhibit to our current report on Form 8-K, filed on May 21, 2014)
10.28	Sandwich Isles Trust Agreement	(attached as an exhibit to registration statement on Form S-1/A, filed on December 4, 2014)
10.29	Services Agreement with John Dawe	(attached as an exhibit to our current report on Form 8-K, filed on December 29, 2014)
10.30	Convertible Debenture Purchase Agreement	(attached as an exhibit to our current report on Form 8-K filed on January 23, 2015)
10.31	Term Sheet with Promissory Note	(attached as an exhibit to our current report on Form 8-K filed on June 8, 2015)
10.32	Purchase Agreement, dated June 16, 2015, by and between the Company and Lincoln Park Capital Fund, LLC	(attached as an exhibit to our current report on Form 8-K filed on June 18, 2015)
10.33	Registration Rights Agreement, dated June 16, 2015, by and between the Company and Lincoln Park Capital Fund, LLC	(attached as an exhibit to our current report on Form 8-K filed on June 18, 2015)
10.34	Amended Warrant, dated June 15, 2015	(attached as an exhibit to our current report on Form 8-K filed on June 18, 2015)
10.35	Form of subscription agreement	Filed herewith
(23)	Consents of Experts and Counsel
23.1	Consent of M&K CPAs PLLC	Filed herewith

23.2	Consent of Anton & Chia, LLP	Filed herewith
23.3	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)	Filed herewith
(101)	Interactive Data File
101.INS	XBRL Instance Document	Filed herewith
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Filed herewith
101.DEF	Taxonomy Extension Definition Linkbase Document	Filed herewith
101.LAB	Taxonomy Extension Labels Linkbase Document	Filed herewith
101.PLE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Koloa in the State of Hawaii:

KONARED CORPORATION

By:	/s/ Shaun Roberts
Shaun Roberts
President, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: July 2, 2015

By:	/s/ John Dawe
John Dawe
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Dated: July 2, 2015

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Shaun Roberts
Shaun Roberts
President, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: July 2, 2015

/s/ John Dawe
John Dawe
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Dated: July 2, 2015

/s/ Steven M. Schorr
Steven M. Schorr
Director
Dated: July 2, 2015

/s/ Gonzalo Camet
Gonzalo Camet
Director
Dated: July 2, 2015

/s/ Bill Van Dyke
Bill Van Dyke
Director
Dated: July 2, 2015